Exhibit 10.2

Execution Version

SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

Dated as of December 19, 2012

by and among

SUNGARD AR FINANCING LLC,

as Borrower,

THE FINANCIAL INSTITUTIONS SIGNATORY HERETO FROM TIME TO TIME,

as Lenders,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Swing Line Lender and as Administrative Agent

GE CAPITAL MARKETS, INC.,

as Sole Lead Arranger and Sole Bookrunner

Second Amended and Restated

Credit and Security Agreement

i

Second Amended and Restated

Credit and Security Agreement

ii

EXHIBITS
Exhibit 2.01(a)(i)	Form of Term Loan Note
Exhibit 2.01(a)(ii)	Form of Revolving Note
Exhibit 2.01(b)(i)	Form of Swing Line Note
Exhibit 2.02(a)	Form of Commitment Reduction Notice
Exhibit 2.02(b)	Form of Commitment Termination Notice
Exhibit 2.03(a)	Form of Borrowing Request
Exhibit 2.03(g)	Form of Repayment Notice
Exhibit 5.02(b)	Form of Borrowing Base Certificate
Exhibit 9.04	Form of Power of Attorney
Exhibit 12.02(b)	Form of Assignment Agreement
Exhibit A	Credit and Collection Policy

Schedule 4.01(b)	Jurisdiction of organization/organizational number; Executive Offices; Legal Name
Schedule 4.01(q)	Deposit and Disbursement Accounts/Borrower

Schedule 12.01	Notice Addresses
Annex 5.02(a)	Reporting Requirements of the Borrower (including Forms of Monthly Report and Weekly Report)
Annex T	Revolving Commitments and Term Commitments
Annex U	Indebtedness
Annex V	Fixed Charge Coverage Ratio
Annex W	Administrative Agent’s Account/Lenders’ Accounts
Annex X	Definitions and Interpretations
Annex Y	Schedule of Documents
Annex Z	Special Concentration Percentages

Second Amended and Restated

Credit and Security Agreement

iii

THIS SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT (as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is entered into as of December 19, 2012 by and among SUNGARD AR FINANCING LLC, a Delaware limited liability company (the “Borrower”), the financial institutions signatory hereto from time to time as lenders (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as a Lender, as swing line lender (in such capacity, the “Swing Line Lender”) and as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

RECITALS

A. The Borrower has been formed for the purpose of purchasing Receivables.

B. The Borrower, certain of the Lenders, the Swing Line Lender and the Administrative Agent are parties to the Amended and Restated Credit and Security Agreement dated as of September 30, 2010 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Existing Credit Agreement”).

C. The Borrower has, under the Existing Credit Agreement, and intends to continue to fund its purchases of the Receivables, in part, by borrowing Advances and pledging all of its right, title and interest in and to the Receivables as security therefor, and, subject to the terms and conditions hereof, the Lenders, including certain new Lenders, intend to make such Advances, from time to time, as described herein.

D. The Administrative Agent has been requested and is willing to continue to act as administrative agent on behalf of each of the Lenders in connection with the making and financing of such Advances.

E. The parties hereto desire to amend and restate the Existing Credit Agreement on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Annex X.

Section 1.02. Rules of Construction. For purposes of this Agreement, the rules of construction set forth in Annex X shall govern. All Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

Second Amended and Restated

Credit and Security Agreement

ARTICLE II.

AMOUNTS AND TERMS OF ADVANCES

Section 2.01. Advances.

(a) Term Loan; Revolving Credit Advances.

(i) On the Initial Funding Date, the Lenders party to the Existing Credit Agreement made a term loan to the Borrower (the “Existing Term Loan”) under the Existing Credit Agreement. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (collectively, the “Term Loan”) to the Borrower on the Restatement Effective Date in an amount equal to such Lender’s Term Loan Commitment; provided, that the portion, if any, of the outstanding principal balance of the Existing Term Loan held by such Lender shall constitute the making of all or a part of such Lender’s portion of the Term Loan in accordance with this sentence and shall be continued as a portion of the Term Loan hereunder. In the event that any Lender holds a portion of the Existing Term Loan as of the Restatement Effective Date which is in excess of such Lender’s Term Loan Commitment, the Borrower shall pay to such Lender the amount of such excess on the Restatement Effective Date, which payment may be made by directing another Lender to fund all or a portion of its share of the Term Loan to such Lender. No amounts paid or prepaid with respect to the Term Loan may be reborrowed. The Borrower shall execute and deliver to each Lender (other than the Swing Line Lender) that makes a request therefor, a note to evidence the amount of the Term Loan made by such Lender. Each such note (each, a “Term Loan Note”) shall be (x) in the principal amount of the amount of the Term Loan made or held by such Lender, (y) dated the date of issuance thereof, and (z) substantially in the form of Exhibit 2.01(a)(i). Each Term Loan Note shall represent the obligation of the Borrower to pay the amount of the related Lender’s Pro Rata Share of the outstanding Term Loan, together with interest thereon as prescribed in Section 2.06.

(ii) In addition, from and after the Restatement Effective Date and until the Commitment Termination Date and subject to the terms and conditions hereof, each Lender severally agrees to make its Pro Rata Share of revolving advances (each such advance hereunder, a “Revolving Credit Advance”) to the Borrower from time to time. Immediately prior to and after giving effect to any Advance under Section 2.03(b), the Outstanding Principal Amount of Revolving Credit Advances shall not exceed the Maximum Revolving Commitment Amount and the Outstanding Principal Amount of Revolving Credit Advances made by each Lender (and the obligations of such Lender under Section 2.01(b)(ii) and (iii)) shall not exceed such Lender’s Revolving Commitment. Except to the extent provided in Section 2.06(c), no Lender shall make any Revolving Credit Advances if, after giving effect thereto, a Funding Excess would exist. The Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances hereunder on the terms and conditions set forth herein. The Borrower shall execute and deliver to each Lender (other than the Swing Line Lender) that makes a request therefor, a note (each, a “Revolving Note”) to evidence the Revolving Credit Advances which may be made hereunder from time to time by such Lender. Each such note shall be (x) in the principal amount of the Revolving Commitment of the applicable Lender, (y) dated the date of issuance thereof, and (z) substantially in the form of Exhibit 2.01(a)(ii). Each Revolving Note shall represent the obligation of the Borrower to pay the amount of each Lender’s Revolving Commitment or, if less, such Lender’s Pro Rata Share of the aggregate Outstanding Principal Amount of all outstanding Revolving Credit Advances made to the Borrower, together with interest thereon as prescribed in Section 2.06.

Second Amended and Restated

Credit and Security Agreement

(b) Swing Line Advances. From and after the Restatement Effective Date and until the Commitment Termination Date and subject to the terms and conditions hereof, the Swing Line Lender agrees to make advances (each such advance hereunder, a “Swing Line Advance”) to the Borrower from time to time; provided that if the Swing Line Lender believes in good faith and within its commercially reasonable credit judgment that one or more Lenders is or will be a Non-Funding Lender, the Swing Line Lender may, in its sole discretion after consultation with the Borrower and the Servicer, elect not to make the portion of a Swing Line Advance equal to the Pro Rata Share of such Lender or Lenders of the requested amount of the Swing Line Advance unless the Swing Line Lender shall have received Adequate Security with respect to such portion of the requested Swing Line Advance. Except to the extent provided in Section 2.06(c), the Swing Line Lender shall not make any Swing Line Advance if, after giving effect thereto, a Funding Excess would exist. The aggregate amount of the Swing Line Loan shall not at any time exceed the Swing Line Commitment. Under no circumstances shall the Swing Line Lender make a Swing Line Advance if, after giving effect thereto, the aggregate amount of the Swing Line Loan would exceed the Swing Line Commitment. The Borrower may from time to time borrow, repay and reborrow Swing Line Advances hereunder on the terms and conditions set forth herein. Unless the Swing Line Lender has (i) received prior written notice from any Lender, the Servicer or the Borrower instructing it not to make a Swing Line Advance because of the failure of any condition precedent set forth in Section 3.01 or 3.02 to be satisfied or (ii) actual knowledge of the failure of any condition precedent set forth in Section 3.01 or 3.02 to be satisfied, the Swing Line Lender shall, notwithstanding the failure of any such condition precedent to be satisfied, be entitled to fund such Swing Line Advance, and to have the Lenders make Revolving Credit Advances in accordance with Section 2.01(b)(ii) or purchase participating interests in accordance with Section 2.01(b)(iii). Any “Swing Line Advances” outstanding under the Existing Credit Agreement as of the Restatement Effective Date shall constitute Swing Line Advances hereunder.

(i) If requested by the Swing Line Lender, the Borrower shall execute and deliver to the Swing Line Lender a note to evidence the Swing Line Loan. Such note shall be in the principal amount of the Swing Line Commitment and substantially in the form of Exhibit 2.01(b)(i) (the “Swing Line Note”). The Swing Line Note shall represent the obligation of the Borrower to pay the Swing Line Loan, together with interest thereon as prescribed in Section 2.06.

(ii) The Swing Line Lender, at any time and from time to time not less than two (2) Business Days after making any Swing Line Advance, shall on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (excluding the Swing Line Lender) to make a Revolving Credit Advance to the Borrower in an amount equal to such Lender’s Pro Rata Share of the principal amount of the Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. Unless the Commitment Termination Date has occurred and regardless of whether the conditions precedent set forth in Sections 3.01 and 3.02 to the making of an Advance are then satisfied, each Lender shall disburse directly to the Administrative Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender, prior to 2:00 p.m. (New York time), in immediately available funds on the Business Day next succeeding the date on which such notice is given.

(iii) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 2.01(b)(ii), the Commitment Termination Date or one of the events described in Sections 8.01(d) or (e) has occurred, then, subject to the provisions of Section 2.01(b)(iv) below, each Lender shall, on the date such Revolving Credit Advance was to have been made for the benefit of the Borrower, purchase from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request by the Swing Line Lender, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

Second Amended and Restated

Credit and Security Agreement

(iv) Each Lender’s obligation to make Revolving Credit Advances in accordance with Section 2.01(b)(ii) and to purchase participation interests in accordance with Section 2.01(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Termination Event or Incipient Termination Event; (C) any inability of the Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time; or (D) other than any Swing Line Advance that is made in an amount greater than the Swing Line Availability at such time (unless such Swing Line Advance is made to charge or otherwise pay for amounts described in Section 2.06), other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Administrative Agent or the Swing Line Lender, as applicable, the amount required pursuant to Sections 2.01(b)(ii) or (b)(iii), as the case may be, the Swing Line Lender shall be entitled, in its discretion, to (x) to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Index Rate thereafter and (y) apply, to the extent and in satisfaction of such amount, any collateral provided by or on behalf of such Lender as Adequate Security.

(v) Notwithstanding anything herein to the contrary, if the Swing Line Lender elects not to make the portion of a Swing Line Advance in respect of any Lender (a “Specified Lender”) pursuant to the proviso to the first sentence of Section 2.01(b), each other Lender’s obligation to make Revolving Credit Advances in accordance with Section 2.01(b)(ii) and to purchase participation interests in accordance with Section 2.01(b)(iii) in respect of such Swing Line Advance shall be calculated ratably based on the respective Revolving Commitments of the Lenders (other than, for the avoidance of doubt, any Lender that is a Specified Lender).

(c) The Outstanding Principal Amount of Advances and all other accrued and unpaid Borrower Obligations shall be immediately due and payable in full in immediately available funds on the Facility Maturity Date.

(d) Notwithstanding anything herein to the contrary, each Lender’s pro rata share of (x) the outstanding Term Loan and (y) the Maximum Revolving Credit Amount shall at all times be the same.

Section 2.02. Changes in Maximum Revolving Commitment Amount.

(a) The Borrower may reduce the Maximum Revolving Commitment Amount permanently; provided, that (i) the Borrower shall give three days’ prior written notice of any such reduction to the Administrative Agent substantially in the form of Exhibit 2.02(a) (each such notice, a “Commitment Reduction Notice”), (ii) any partial reduction of the Maximum Revolving Commitment Amount shall be in a minimum amount of $10,000,000 or an integral multiple thereof and (iii) no such partial reduction shall reduce the Maximum Revolving Commitment Amount below the Outstanding Principal Amount of all Revolving Credit Advances and Swing Line Advances at such time (after giving effect to any concurrent prepayment of Advances).

Second Amended and Restated

Credit and Security Agreement

(b) The Borrower may, at any time, on at least three days’ prior written notice by the Borrower to the Administrative Agent, irrevocably terminate the Maximum Revolving Commitment Amount; provided, that (i) such notice of termination shall be substantially in the form of Exhibit 2.02(b) (the “Commitment Termination Notice”) and (ii) the Borrower shall make all payments required by Section 2.03(g) at the time and in the manner specified therein. Upon such termination, the Borrower’s right to request that (1) any Lender make Advances or (2) the Swing Line Lender make Swing Line Advances hereunder, shall in each case simultaneously terminate and the Commitment Termination Date shall automatically occur.

(c) Each written notice required to be delivered pursuant to Sections 2.02(a) and (b) shall be irrevocable and shall be effective (i) on the day of receipt if received by the Administrative Agent and the Lenders not later than 4:00 p.m. (New York time) on any Business Day and (ii) on the immediately succeeding Business Day if received by the Administrative Agent and the Lenders after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice of termination or reduction shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Maximum Revolving Commitment Amount.

(d) If the Maximum Revolving Commitment Amount is greater than zero, any repayment of the Term Loan at any time in accordance with Section 2.03(g) shall result in a permanent reduction of the Maximum Revolving Commitment Amount in an amount equal to 50% of such repayment of the Term Loan.

(e) Any reduction in the Maximum Revolving Commitment Amount hereunder shall result in (i) a reduction in each Lender’s Revolving Commitment in an amount equal to such Lender’s Pro Rata Share of the amount by which the Maximum Revolving Commitment Amount is being reduced and (ii) a proportional reduction in the Swing Line Commitment; provided, however, that no such partial reduction shall reduce the Swing Line Commitment below the aggregate amount of the Swing Line Loan.

Section 2.03. Procedures for Making Advances.

(a) Borrowing Requests. Except as provided in Sections 2.06(c), each Borrowing shall be made upon notice by the Borrower to the Administrative Agent in the manner provided herein. Any such notice must be given in writing so that it is received no later than (1) in the case of any Borrowing of Swing Line Advances, 12:00 noon (New York time) on the Business Day of the proposed Advance Date set forth therein and (2) in the case of any Borrowing of Revolving Credit Advances, 12:00 noon (New York time) on the Business Day prior to the Business Day of the proposed Advance Date set forth therein. Each such notice (a “Borrowing Request”) shall (i) be substantially in the form of Exhibit 2.03(a), (ii) be irrevocable and (iii) specify the amount of the requested Borrowing (which shall be in a minimum amount of $1,000,000) and the proposed Advance Date (which shall be a Business Day), and shall include such other information as may be reasonably required by the Lenders and the Administrative Agent; provided, that no such notice shall be required for the Borrowing on the Restatement Effective Date of (x) the Term Loan or (y) the initial Swing Line Advance or initial Revolving Credit Advance hereunder. Unless a LIBOR Rate Disruption Event shall have occurred, each Advance shall be a LIBOR Rate Advance and, for the avoidance of doubt, LIBOR Rate Advances may be requested for any Advance Date. Notwithstanding anything herein to the contrary, if the Borrower requests any Borrowing in a principal amount that is less than or equal to the Swing Line Availability as of the date such Borrowing Request is delivered, such requested Borrowing shall initially be funded as a Swing Line Advance (until such Swing Line Advance is refunded in accordance with Section 2.01(b)); provided, that if the Swing Line Lender has elected (or will elect) not to make any portion of a Swing Line Advance pursuant to the proviso to the first sentence of Section 2.01(b), the Borrower may request that a Borrowing instead be funded as a Revolving Credit Advance.

Second Amended and Restated

Credit and Security Agreement

(b) Advances; Payments.

(i) (A) The Administrative Agent shall, promptly after receipt of a Borrowing Request delivered in accordance with Section 2.03(a) and in any event prior to 2:00 p.m. (New York time) on the date such Borrowing Request is deemed received, by telecopy, telephone or other similar form of communication notify the Swing Line Lender or the Lenders, as applicable, of its receipt of a Borrowing Request relating to a request for Swing Line Advances or Revolving Credit Advances, as applicable, and (B) the Swing Line Lender or the Lenders, as applicable, shall make the amount of such Swing Line Advance available to the Administrative Agent in same day funds by wire transfer to the Administrative Agent’s account as set forth in Annex W not later than 3:00 p.m. (New York time) on the requested Advance Date. After receipt of such wire transfers (or, in the Administrative Agent’s sole discretion in accordance with Section 2.03(c), before receipt of such wire transfers), subject to the terms hereof (including, without limitation, the satisfaction of the conditions precedent set forth in Section 3.02), the Administrative Agent shall make available to the account designated by the Borrower on the Advance Date therefor, the lesser of (x) the amount of the requested Borrowing and (y) the Funding Availability. All payments by each Lender under this Section 2.03(b)(i) shall be made without setoff, counterclaim or deduction of any kind.

(ii) On each Settlement Date, the Administrative Agent will advise each Lender (other than the Swing Line Lender) by telephone or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees (to the extent payable to all Lenders) paid for the benefit of Lenders with respect to each Advance. Provided that such Lender has made all payments required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Transaction Documents as of such Settlement Date, the Administrative Agent will pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees (to the extent payable to all Lenders) with respect to each applicable Advance, paid by the Borrower since the previous Settlement Date for the benefit of that Lender. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex W or the applicable Assignment Agreement) not later than 3:00 p.m. (New York time) on each Settlement Date.

(iii) On each Settlement Date, the Administrative Agent will advise the Swing Line Lender of the amount of principal, interest and Fees paid for the benefit of the Swing Line Lender with respect to the Swing Line Loan. The Administrative Agent will pay to the Swing Line Lender the amount of principal, interest and Fees paid by the Borrower since the previous Settlement Date for the benefit of the Swing Line Lender. Such payments shall be made by wire transfer or by book balance to the Swing Line Lender’s account (as specified by the Swing Line Lender in Annex W or the applicable Assignment Agreement) not later than 3:00 p.m. (New York time) on each Settlement Date.

(c) Availability of Lenders’ Advances. The Administrative Agent may assume that each Lender will make its Pro Rata Share of each Borrowing of Advances available to the Administrative Agent on each Advance Date. If the Administrative Agent has made available to the Borrower such Lender’s Pro Rata Share of any such Borrowing but such Pro Rata Share is not, in fact, paid to the Administrative Agent by such Lender when due, the Administrative Agent will be entitled to recover such amount on demand from (x) such Lender without set-off, counterclaim or deduction of any kind and (y)

Second Amended and Restated

Credit and Security Agreement

any collateral provided as Adequate Security. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon the Administrative Agent’s demand, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to the Administrative Agent. Nothing in this Section 2.03(c) or elsewhere in this Agreement or the other Transaction Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Term Loan Commitment or Revolving Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that the Administrative Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Revolving Credit Advance is made, the Administrative Agent shall be entitled to retain for its account all interest accrued on such Revolving Credit Advance from the date of such Revolving Credit Advance to the date such Revolving Credit Advance is reimbursed by the applicable Lender.

(d) Return of Payments.

(i) If the Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from (x) such Lender on demand without set-off, counterclaim or deduction of any kind (y) any collateral provided as Adequate Security.

(ii) If at any time any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Transaction Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent (or the Administrative Agent may apply any Adequate Security) on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

(e) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make the Revolving Credit Advance to be made by it, but neither any Other Lender nor the Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance to be made by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Transaction Document or constitute a “Lender” (or be included in the calculation of “Requisite Lenders” or “Required Remedies Lenders” hereunder) for any voting or consent rights under or with respect to any Transaction Document unless and until such Non-Funding Lender shall cease to be a Non-Funding Lender as defined in Annex X.

(f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (other than any rights of set-off, which are subject to the provisions of Section 11.07 hereof) without first obtaining the prior written consent of the Administrative Agent or the Requisite Lenders (which consent shall not be unreasonably withheld or delayed), it being the intent of the Lenders that any such action to protect or enforce rights under this Agreement, or the Notes shall, subject to any provision herein requiring that each Lender consent to a particular action, be taken in concert and at the direction or with the consent of the Administrative Agent or the Requisite Lenders (which consent shall not be unreasonably withheld or delayed).

Second Amended and Restated

Credit and Security Agreement

(g) Principal Repayments. The Borrower may at any time repay outstanding Advances hereunder; provided that (i) the Borrower shall give not less than one Business Day’s prior written notice of any such repayment to the Administrative Agent substantially in the form of Exhibit 2.03(g) (each such notice, a “Repayment Notice”), (ii) each such notice shall be irrevocable, (iii) each such notice shall specify the amount of the requested repayment and the proposed date of such repayment (which shall be a Business Day), (iv) any such repayment shall be applied first to the Swing Line Loan until the Outstanding Principal Amount thereof has been reduced to zero, second, pro rata to the Lenders, to the outstanding Revolving Credit Advances until the Outstanding Principal Amount thereof has been reduced to zero and third, pro rata to the Lenders, to the outstanding balance of the Term Loan and (v) any such repayment must be accompanied by payment of (A) all interest accrued and unpaid on the portion of the outstanding principal balance of the Advances to be repaid through but excluding the date of such repayment and (B) the amounts required to be paid in accordance with Section 2.15, if any. Any such notice of repayment must be received by the Administrative Agent no later than 2:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed repayment; provided, further, that the foregoing requirements shall not apply to repayment of the outstanding principal amount of Advances as a result of the application of Collections pursuant to Section 2.08.

Section 2.04. Pledge and Release of Transferred Receivables.

(a) Pledge. The Borrower shall indicate in its Records that the Transferred Receivables have been pledged hereunder and that the Administrative Agent has a lien on and security interest in all such Transferred Receivables for the benefit of the Secured Parties. The Borrower shall, and shall cause the Servicer to, hold all Contracts and other documents relating to such Transferred Receivables in trust and in a custodial capacity for the benefit of the Administrative Agent on behalf of the Secured Parties in accordance with their interests hereunder.

(b) Repurchases of Transferred Receivables.

(i) If any Seller is required to repurchase Transferred Receivables from the Borrower pursuant to the Receivables Sale Agreement, upon payment by the applicable Seller to a Collection Account of the applicable repurchase price thereof (which repurchase price shall not be less than an amount equal to the Billed Amount of such Transferred Receivable minus the sum of Collections received in respect thereof), the Administrative Agent on behalf of the Secured Parties shall release the liens on and security interests in the Transferred Receivables being so repurchased.

(ii) If (x) any Seller is to be merged or consolidated with (or sold or otherwise transferred to) any Person that is not a direct or indirect wholly-owned Subsidiary of the Parent or a division or business unit or certain assets of a Seller are to be sold to a Person that is not a direct or indirect wholly-owned Subsidiary of the Parent or (y) any Seller (or any division of any Seller) is to be merged, consolidated, sold or otherwise transferred in connection with the AS Separation (any such transaction pursuant to the foregoing clauses (x) or (y), a “Seller Disposition”) and the related Seller determines in its commercially reasonable judgment that it is impracticable to consummate such Seller Disposition unless all Transferred Receivables originated by such Seller (or, in the case of the sale of a division or business unit or certain assets of a Seller, the Transferred Receivables generated by such division, business unit or assets (such Transferred Receivables, the “Related Transferred Receivables,” together with any future

Second Amended and Restated

Credit and Security Agreement

accounts receivable generated by such division, business unit or assets, the “Related Receivables” with respect to such Seller Disposition) are also transferred by such Seller (or, in the case of any merger or consolidation, are owned by such Seller at the time of such merger or consolidation) in connection with the related Seller Disposition, the Borrower may transfer all (and not less than all) Transferred Receivables originated by such Seller (or, in the case of the sale of a division or business unit or certain assets of a Seller, the Related Transferred Receivables with respect to such Seller Disposition), in any case, without recourse, representation, warranty or covenant of any kind, to such Seller for a repurchase price equal to the Billed Amount of such Transferred Receivable minus the sum of Collections received in respect thereof but which may be paid, subject to the conditions set forth below and of the “Subordinated Note” executed in connection with the Receivables Sale Agreement, by a reduction in the outstanding balance of the related “Subordinated Loans” (as defined in the Receivables Sale Agreement) owing to the related Seller), and the Administrative Agent on behalf of the Secured Parties shall release the liens on and security interests in the Transferred Receivables being so repurchased if the following conditions are satisfied:

(A) after giving effect to such transfer and release, there shall not exist any Termination Event or Incipient Termination Event (including, without limitation, any Incipient Termination Event arising because of the occurrence of a Funding Excess);

(B) at least five (5) Business Days prior to any such transfer and release, the Borrower shall have delivered, true, correct and complete copies of all documents to be executed or delivered in connection with the repurchase of the Transferred Receivables by the applicable Seller and, in the case of a transfer and release of all of the Transferred Receivables of a particular Seller, a release of such Seller from its continuing obligations under the Receivables Sale Agreement (other than those obligations which by the terms of the Receivables Sale Agreement survive the termination thereof) upon payment of the repurchase price for such Transferred Receivables, all of which shall be reasonably acceptable to the Administrative Agent (it being understood that the Borrower shall not sign or be bound by any agreements in connection with a Seller Disposition other than an instrument or assignment without recourse, representation, warranty or covenant by the Borrower);

(C) at least five (5) Business Days prior to any such transfer and release, the Borrower shall have delivered a written notice to the Administrative Agent of such Seller Transactions, certifying that the foregoing condition described in clause (A) above shall be satisfied after giving effect to such transfer and release, together with a pro forma Borrowing Base Certificate giving effect to such release and any concurrent repayment of Advances;

(D) the Borrower shall have delivered to the Administrative Agent such opinion letters and other documentation related to the repurchase of the Transferred Receivables by the applicable Seller and the proposed transfer of such Transferred Receivables to the applicable Seller in connection therewith as the Administrative Agent may reasonably request (which shall in any event include, without limitation, an opinion letter of qualified counsel with respect to issues of substantive nonconsolidation of the Borrower and confirming or reaffirming the “true sale” and “absolute transfer” of Receivables under the Receivables Sale Agreement and, in the case of a transfer and release of Related Transferred Receivables with respect to a Seller Disposition, with respect to the creation and perfection of the security interest of the Borrower and the Administrative Agent in the remaining Receivables of the applicable Seller); and

Second Amended and Restated

Credit and Security Agreement

(E) the Administrative Agent has consented to such repurchase (such consent not to be unreasonably withheld or delayed); provided, that no such consent with respect to repurchases of Transferred Receivables in connection with Seller Dispositions shall be required in any trailing twelve month period of which the aggregate Transferred Receivables related thereto do not exceed 10% of the aggregate Outstanding Balance of all Transferred Receivables originated during such trailing twelve month period.

The Administrative Agent and the Lenders agree that, in the case of a transfer and release of Related Transferred Receivables with respect to a Seller Disposition, at the sole cost and expense of the Borrower, they shall cooperate in good faith to negotiate and execute such documents and instruments as they may deem necessary or desirable to effect the release of such Related Transferred Receivables and to exclude the Related Receivables from future sales by the applicable Seller to the Borrower pursuant to the Receivables Sale Agreement, including, without limitation, amendments to this Agreement or the Receivables Sale Agreement and amendments to the applicable financing statements filed in connection with this Agreement and the Receivables Sale Agreement.

Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the Borrower shall have no obligation to any Seller to reconvey any Transferred Receivables to any Seller or any other Person in connection with any Seller Disposition.

Section 2.05. Commitment Termination Date. Notwithstanding anything to the contrary set forth herein, no Lender shall have any obligation to make any Advances from and after the Commitment Termination Date.

Section 2.06. Interest; Charges.

(a) The Borrower shall pay interest to the Administrative Agent, for the ratable benefit of the Lenders, with respect to the outstanding amount of each Advance made or maintained by each Lender during each Settlement Period, in arrears on each applicable Settlement Date, (i) for each LIBOR Rate Advance outstanding from time to time, at the applicable LIBOR Rate as in effect from time to time during the related Settlement Period, and (ii) for each Index Rate Advance outstanding from time to time, at the applicable Index Rate as in effect from time to time during the related Settlement Period. The Borrower shall pay interest to the Administrative Agent, for the benefit of the Swing Line Lender, with respect to the outstanding amount of each Swing Line Advance, in arrears on each applicable Settlement Date, at the LIBOR Rate as in effect from time to time during the period applicable to such Settlement Date. Interest for each Advance shall be calculated based upon actual days elapsed during the applicable Settlement Period, for a 360 day year based upon actual days elapsed since the last Settlement Date. Unless a LIBOR Rate Disruption Event shall have occurred, each Advance shall be a LIBOR Rate Advance.

(b) If any Termination Event or Designated Event has occurred and is continuing, the interest rates applicable to each Advance and any other unpaid Borrower Obligation hereunder shall be increased by two percent (2.0%) per annum (such increased rate, in each case, the “Default Rate”), and all outstanding Borrower Obligations shall bear interest at the applicable Default Rate from the date of such Termination Event or Designated Event until such Termination Event or Designated Event is waived or cured.

Second Amended and Restated

Credit and Security Agreement

(c) The Administrative Agent is authorized to, and at its sole election may, charge to the Borrower as Advances and cause to be paid all Fees, expenses, charges, costs, interest and principal, other than principal of the Advances, owing by the Borrower under this Agreement or any of the other Transaction Documents if and to the extent the Borrower fails to pay any such amounts as and when due, and any charges so made shall constitute part of the Outstanding Principal Amount hereunder even if such charges would cause the aggregate balance of the Outstanding Principal Amount to exceed the Borrowing Base.

Section 2.07. Fees.

(a) The Borrower shall pay the fees set forth in the Fee Letter.

(b) From and after the date hereof, as additional compensation for the Lenders, the Borrower agrees to pay to Administrative Agent, for the ratable benefit of such Lenders, in arrears for each Settlement Period on each subsequent Settlement Date prior to the Commitment Termination Date and on the Commitment Termination Date, the Unused Fee.

(c) On each Settlement Date, the Borrower shall pay to the Servicer or to the successor Servicer, as applicable, the Servicer Fee or the Successor Servicer Fees and Expenses, respectively, in each case to the extent of available funds therefor pursuant to Section 2.08.

Section 2.08. Application of Collections; Time and Method of Payments.

(a) Each Advance shall mature, and be payable, on the earliest of (i) the date funds are allocated to such Advance pursuant to subsections 2.08(c) or (d) (and in such case only to the extent of the funds so allocated), (ii) the date when payable pursuant to subsection 2.08(e), and (iii) the Facility Maturity Date (in which case such Advance shall be payable in full).

(b) Prior to the Commitment Termination Date (and in the absence of any instruction or direction by the Administrative Agent pursuant to clauses (c) or (d)) below), any Collections received by the Borrower or the Servicer shall be held in trust by the Servicer for the payment of any accrued and unpaid Borrower Obligations as provided in this Section 2.08. Any Collections not set aside for the payment of accrued and unpaid Borrower Obligations may be used by the Borrower for the payment of the purchase price for new Receivables under the Receivables Sale Agreement or for the payment of any amounts owing under Section 2.08(d). On the Commitment Termination Date and on each day thereafter, the Borrower shall cause the Servicer to set aside and hold in trust for the Secured Parties all Collections received on such day (and, if applicable, any additional amounts received or held by the Borrower for the payment of any accrued and unpaid Borrower Obligations) owed by the Borrower and not previously paid by Borrower in accordance with clause (d) below; provided that if the Administrative Agent has exercised its right to obtain exclusive control over the Collection Accounts and the Concentration Accounts, all Collections shall be held by the Administrative Agent or its designee for application pursuant to this Section 2.08. On and after the Commitment Termination Date the Borrower shall and shall cause the Servicer to, at any time upon the request from time to time by (or pursuant to standing instructions from) the Administrative Agent, (i) remit to the Agent Account the amounts set aside pursuant to the preceding sentence, and (ii) apply such amounts in accordance with Section 2.08(d).

(c) Notwithstanding the provisions of clause (b) above, if:

(x) the Commitment Termination Date has not occurred,

Second Amended and Restated

Credit and Security Agreement

(y) a Designated Event or a Termination Event has occurred and is continuing; and

(z) (1) the Administrative Agent has instructed the Concentration Account Banks (and/or the Collection Account Banks, as applicable) to automatically transfer all collected and available funds on deposit in the Concentration Accounts (and/or the Collection Accounts, as applicable) to the Agent Account or any other account designated by the Administrative Agent in accordance with the terms hereof, or (2) the Administrative Agent has otherwise instructed the Borrower to transfer all collected and available funds on deposit in the Concentration Accounts (and/or the Collection Accounts, as applicable) to the Agent Account or any other account designated by the Administrative Agent, then, on each Business Day, the Administrative Agent shall direct all such amounts in the Agent Account or such other account designated by the Administrative Agent, together with those additional amounts and those amounts received into the Accounts that were set aside pursuant to clause (b) above as follows in the following order of priority:

(i) first, to be retained in the Agent Account for payment in accordance with clause (i) of the following subsection (d), an amount equal to the aggregate Servicer Fees accrued and unpaid through such date;

(ii) second, to be retained in the Agent Account for payment in accordance with clause (ii) of the following subsection (d), an amount equal to the aggregate Fees accrued and unpaid through such date and all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof;

(iii) third, to be retained in the Agent Account for payment in accordance with clause (iii) of the following subsection (d), an amount equal to the aggregate interest with respect to all outstanding Advances then accrued and unpaid;

(iv) fourth, an amount equal to any Funding Excess to be paid, first, to the Swing Line Lender, in respect of Swing Line Advances, until the outstanding principal balance of the Swing Line Advances is reduced to zero, second, pro rata to the Lenders, in respect of Revolving Credit Advances, until the outstanding principal balance of the Revolving Credit Advances is reduced to zero and third, (1) if the Commitment Termination Date has occurred, pro rata, to the Lenders, in respect of the outstanding principal balance of the Term Loan or (2) if the Commitment Termination Date has not occurred, an amount up to the outstanding principal balance of the Term Loan to be retained in the Agent Account as Cash Collateral (or, at the option of the Borrower, paid pro rata, to the Lenders, in respect of the outstanding balance of the Term Loan); in each case, together with any amounts payable with respect thereto under Section 2.15, if applicable;

(v) fifth, all such remaining amounts to the extent not greater than the Outstanding Principal Amount to be retained in the Agent Account until paid in accordance with the following subsection (d);

(vi) sixth, to be retained in the Agent Account for payment in accordance with the applicable provisions of the following subsection (d), an amount equal to the aggregate amount of all other accrued and unpaid Borrower Obligations which are then required to be paid according to such subsection, including, without limitation, the expenses of the Lenders reimbursable under Section 12.04; and

Second Amended and Restated

Credit and Security Agreement

(vii) seventh, (i) if any Borrower Obligations remain outstanding, such amounts shall remain in the Agent Account and (ii) at all other times, any remaining amounts on deposit in the Agent Account to be paid to the Borrower.

(d) On (1) each Settlement Date and (2) each Business Day following the occurrence of the Commitment Termination Date, the Borrower shall (or cause the Servicer to) withdraw amounts on deposit in the Accounts, and pay such amounts, together with (x) those additional amounts and those amounts received into the Accounts that were set aside pursuant to clause (b) above and (y) if applicable, any other amounts on deposit in the Agent Account, as follows in the following order of priority; provided that if (1) following the occurrence and during the continuation of a Termination Event or a Designated Event, the Administrative Agent has instructed the Concentration Account Banks (and/or the Collection Account Banks, as applicable) to automatically transfer all collected and available funds on deposit in the Concentration Accounts (and/or the Collection Accounts, as applicable) to the Agent Account or any other account designated by the Administrative Agent in accordance with the terms hereof, or (2) following the Commitment Termination Date, the Administrative Agent has otherwise instructed the Borrower to transfer all collected and available funds on deposit in the Concentration Accounts (and/or the Collection Accounts, as applicable) to the Agent Account or any other account designated by the Administrative Agent, then the Administrative Agent shall disburse such amounts in accordance with this clause (d):

(i) first, to the payment of the aggregate accrued and unpaid Servicer Fees through such date payable to the Servicer; provided, that if the Servicer owes any amounts to the Borrower, such owed amounts shall be set-off from the Servicer Fees so owed and only the net amount of Servicer Fees shall be paid;

(ii) second, to the extent then due and payable, pro rata, to the payment of all Fees accrued and unpaid through such date and all unreimbursed expenses of the Administrative Agent which are reimbursable pursuant to the terms hereof;

(iii) third, to the payment of accrued and unpaid interest which is then due and payable in respect of the applicable Advances, pro rata;

(iv) fourth, an amount equal to any Funding Excess to be paid, first, to the Swing Line Lender, in respect of Swing Line Advances, until the outstanding principal balance of the Swing Line Advances is reduced to zero, second, pro rata, to the Lenders, in respect of Revolving Credit Advances, until the outstanding principal balance of the Revolving Credit Advances is reduced to zero and third, (1) if the Commitment Termination Date has occurred, pro rata, to the Lenders, in respect of the outstanding principal balance of the Term Loan, or (2) if the Commitment Termination Date has not occurred, an amount up to the outstanding principal balance of the Term Loan to be retained in the Agent Account as Cash Collateral (or, at the option of the Borrower, paid pro rata, to the Lenders, in respect of the outstanding balance of the Term Loan); in each case, together with any amounts payable with respect thereto under Section 2.15, if applicable;

(v) fifth, if (A) the Commitment Termination Date has occurred or any Termination Event has occurred and is continuing and (B) if any Advances remain outstanding, to the payment of the Outstanding Principal Amount of all other Advances, first, to the Swing Line Lender, in respect of Swing Line Advances, and second, to the Lenders, in respect of Revolving Credit Advances, and third, in respect of the Term Loan pro rata; in each case, together with any amounts payable with respect thereto under Section 2.15, if applicable;

Second Amended and Restated

Credit and Security Agreement

(vi) sixth, to the extent then due and payable, pro rata, to the payment of all other obligations of the Borrower accrued and unpaid hereunder, including, without limitation, the expenses of the Lenders reimbursable under Section 12.04; and

(vii) seventh, (i) if (A) any Borrower Obligations remain outstanding and (B) a Termination Event or a Designated Event in respect of which a Designated Notice has been issued has occurred and is continuing, such amounts shall remain in or be remitted to the Agent Account and (ii) at all other times, any remaining amounts on deposit in the Concentration Accounts or any of the Collection Accounts to be paid to the Borrower.

(e) If and to the extent a Funding Excess exists on any Business Day, the Borrower shall (i) repay the Swing Line Advances and Revolving Credit Advances in an amount equal to the amount of such Funding Excess to the Agent Account by no later than 11:00 a.m. (New York time) on the immediately succeeding Business Day, which repayment shall be made to the Administrative Agent first, in immediate repayment of the outstanding amount of Swing Line Advances, and if no Swing Line Advances are outstanding, second, in immediate repayment of the outstanding amount of Revolving Credit Advances and (ii) if the outstanding amount of Revolving Credit Advances and Swing Line Advances has been reduced to zero, at the option of the Borrower, either (x) remit Cash Collateral in an amount equal to such Funding Excess or (y) pay principal on the Term Loan in an amount equal to such Funding Excess, each no later than 11:00 a.m. (New York time) on the immediately succeeding Business Day.

(f) To the extent that amounts on deposit in the Agent Account, Concentration Accounts and Collection Accounts, as applicable, or other amounts set aside pursuant to this Section 2.08 are insufficient to pay amounts due on such day in respect of the matured portion of any Advances or any interest, Fees or any other amounts due and payable by the Borrower hereunder, the Borrower shall pay, upon notice from the Administrative Agent, the amount of such insufficiency to the Administrative Agent in Dollars, in immediately available funds (for the account of the Administrative Agent, the applicable Lenders, Affected Parties or Indemnified Persons) not later than 11:00 a.m. (New York time) on such day. Any such payment made on such date but after such time shall be deemed to have been made on, and interest shall continue to accrue and be payable thereon at the LIBOR Rate (in the case of LIBOR Rate Advances) or the Index Rate (in all other cases), until the next succeeding Business Day.

(g) The Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that any and all such payments shall be applied by the Administrative Agent in accordance with this Section 2.08.

(h) All payments of principal of the Advances and all payments of interest, Fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds. If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day and interest thereon at the LIBOR Rate (in the case of LIBOR Rate Advances) or Index Rate (in all other cases) shall be payable during such extension. Payments received at or prior to 2:00 p.m. (New York time) on any Business Day shall be deemed to have been received on such Business Day. Payments received after 2:00 p.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

Second Amended and Restated

Credit and Security Agreement

Section 2.09. Capital Requirements; Additional Costs.

(a) If any Affected Party shall have determined that, after the date hereof, the adoption of or any change in any law, treaty, governmental (or quasi governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement or any other Transaction Document and thereby reducing the rate of return on such Affected Party’s capital as a consequence of its commitments hereunder or thereunder, then the Borrower shall from time to time upon demand by the Administrative Agent pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such reduction together with interest thereon from the date of any such demand until payment in full at the applicable Index Rate. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Affected Party to the Borrower shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

(b) If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder or under any other Transaction Document, including with respect to any Advances or other Outstanding Principal Amount, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Advances or other Outstanding Principal Amount (any such increase in cost or reduction in amounts receivable are hereinafter referred to as “Additional Costs”), then the Borrower shall, from time to time upon demand by the Administrative Agent, pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the applicable Index Rate. Each Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section 2.09(b). For the avoidance of doubt, this Section 2.09(b) shall not apply to any increase in costs attributable to taxes (whether Indemnified Taxes, Other Taxes or otherwise), which shall instead be governed exclusively by the provisions of Section 2.10.

(c) Determinations by any Affected Party for purposes of this Section 2.09 of the effect of any Regulatory Change on its costs of making, funding or maintaining any commitments hereunder or under any other Transaction Documents or on amounts payable to it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

(d) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Rate Advance, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Rate Advance at

Second Amended and Restated

Credit and Security Agreement

another branch or office of that Lender without, in that Lender’s opinion, adversely affecting it or its Advances or the income obtained therefrom, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Rate Advances shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Rate Advances owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such LIBOR Rate Advances into Index Rate Advances.

(e) Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case in respect of this clause (ii) pursuant to Basel III, shall, in each case, be deemed to be a “change in law” under subsection (a) above and/or a “Regulatory Change” under subsection (b) above, as applicable, regardless of the date enacted, adopted or issued; provided that the increased costs associated with a “change in law” and/or a “Regulatory Change” pursuant to this Section 2.09 based on this clause (e) may only be imposed to the extent the applicable Lender imposes the same charges on other similarly situated companies under credit facilities.

Section 2.10. Taxes. (a) Any and all payments by the Borrower hereunder shall, to the extent permitted by applicable law, be made in accordance with this Section 2.10 without setoff or counterclaim and free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, Charges or withholdings, or other charges imposed by any Governmental Authority (including any interest, additions to tax, on penalties thereto) excluding (1) taxes imposed on or measured by the net income (however denominated), gross receipts or franchise (or similar) taxes imposed on any Affected Party by the jurisdictions under the laws of which such Affected Party is organized, or with which it has a present or former connection (other than any such connection arising from such Affected Party’s having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement), or by any political subdivisions thereof, (2) any branch profits (or similar) taxes imposed by the United States or any other jurisdiction, (3) any backup withholding that is required by the IRC to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 2.10(e)(ii), (4) in the case of any Lender (other than an assignee pursuant to a request by the Borrower under Section 2.13), any withholding tax that (A) is required to be imposed on amounts payable to such Lender pursuant to laws in force at the time such Lender becomes a party hereto, or (B) is attributable to such Lender’s failure or inability (other than as a result of laws in effect at the time such Lender becomes a party hereto or as a result of a Change in Law) to comply with Section 2.10(e), except to the extent that the assignor of such Lender was entitled, at the time of the assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to this Section 2.10(a) and (5) in the case of a Foreign Lender, any United States federal withholding taxes imposed on amounts payable to such Foreign Lender as a result of such Foreign Lender’s failure to comply with FATCA to establish a complete exemption from withholding thereunder (such non-excluded taxes, levies, imposts, deductions, Charges and withholdings being “Indemnified Taxes”). If the Borrower or the Administrative Agent shall be required by law to withhold or deduct any Taxes, including both United States, federal backup withholding and withholding taxes, from or in respect of any sum payable hereunder, (A) the Borrower or the Administrative Agent, as applicable, shall withhold or make such deductions as are reasonably determined by the Borrower or the Administrative Agent, as applicable, to be required by applicable law and based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority, and (C) to the extent the withholding or deduction is

Second Amended and Restated

Credit and Security Agreement

made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.10) the Affected Party entitled to receive any such payment receives an amount equal to the sum it would have received had no such deductions been made. Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. The Borrower shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of Indemnified Taxes or Other Taxes (together with any Indemnified Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.10) paid by such Affected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted; provided, however, that the applicable Affected Party provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. If the Borrower reasonably believes that such Indemnified Taxes or Other Taxes were not correctly or legally asserted, the Affected Parties will use reasonable efforts to cooperate with the Borrower for the Borrower to file for and obtain a refund of such Indemnified Taxes or Other Taxes so long as such efforts would not, in the sole determination of the Administrative Agent, result in any additional costs, expenses or risks or be otherwise disadvantageous to the Affected Parties.

(b) The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify the Borrower, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower) incurred by or asserted against the Borrower by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Lead Borrower or the Administrative Agent pursuant to subsection (e).

(d) The Borrower shall not be required pursuant to this Section 2.10 to pay any additional amount to, or to indemnify any Lender, to the extent that such Lender becomes subject to Taxes subsequent to the Restatement Effective Date (or, if later, the date such Lender becomes a party to this Agreement) as a result of a change in the place of organization or place of doing business of such Lender, except to the extent that any such change is requested or required by the Borrower (and provided that nothing in this Section 2.10(d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in place of organization or place of doing business that precedes a change in law to the extent such Taxes result from a change in law).

(e) (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times prescribed by applicable laws or when reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction; provided that such Lender is legally entitled to complete, execute and deliver such documentation.

Second Amended and Restated

Credit and Security Agreement

(ii) Without limiting the generality of the foregoing, so long as the Borrower is resident for tax purposes in the United States:

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the IRC shall deliver to the Borrower and the Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Such documentation and information shall be delivered by any such Lender (i) on or prior to the Initial Funding Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete, (iii) after the occurrence of a change in the Lender’s circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent. For the avoidance of doubt, if such Lender fails to deliver such forms, then the Borrower and Administrative Agent may withhold from any payment to such Lender an amount equivalent to the applicable backup withholding tax imposed by the IRC unless and until such forms are provided; and

(B) each Foreign Lender that is entitled under the IRC or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1) executed originals of IRS Form W-8BEN (or any successor form thereto) claiming eligibility for benefits of an income tax treaty to which the United States is a party;

(2) executed originals of IRS Form W-8ECI (or any successor form thereto);

(3) executed originals of IRS Form W-8IMY (or any successor form thereto) and all required supporting documentation;

(4) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the IRC, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the IRC, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the IRC, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the IRC and (y) executed originals of IRS Form W-8BEN; or

Second Amended and Restated

Credit and Security Agreement

(5) executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary to avoid any requirement of applicable laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender and (C) submit to the Borrower and the Administrative Agent (1) such additional executed copies of one or more such forms or certificates as may then be available under the current United States laws and regulations to avoid, or reduce, United States federal withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, including without limitation pursuant to FATCA, and (2) in the case of a Foreign Lender, any other documentation required under applicable law or reasonably requested by the Administrative Agent or the Borrower in order for the Administrative Agent or the Borrower, as applicable, to comply with its obligations under FATCA and to determine that such Foreign Lender has complied with such applicable reporting requirements.

(f) Subject to the last sentence in Section 2.10(a), and unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent or any Lender determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. In such event, the Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent or such Lender may delete any information therein that they deem confidential). This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

Section 2.11. Increases.

(a) Provided there exists no Termination Event or Incipient Termination Event, with the consent of the Administrative Agent, the Borrower may from time to time following the Restatement Effective Date, request one or more increases in the Term Loan and the Maximum Revolving

Second Amended and Restated

Credit and Security Agreement

Commitment Amount by an aggregate amount (for all such requests) not exceeding $150,000,000. Any such request for an increase shall be in a minimum amount of $25,000,000. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than fifteen Business Days from the date of delivery of such notice to the Lenders). Any increase requested pursuant to this Section 2.11 shall be allocated as a pro rata increase in the Term Loan and the Maximum Revolving Commitment Amount (based upon the principal balance of the Term Loan and the Maximum Revolving Commitment Amount as of the related “Increase Effective Date” as defined below). Any increase in the Term Loan pursuant to this Section 2.11 shall be funded by the Lenders participating in such increase in the Term Loan and the Maximum Revolving Commitment Amount on the related Increase Effective Date.

(b) Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its portion of the Term Loan and the Revolving Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its portion of the Term Loan and the Revolving Commitment.

(c) The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent, the Borrower may also invite additional Persons to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, no affiliate of the Borrower (including any Sponsor, any portfolio company of any Sponsor or any of their respective Affiliates) may participate in any such increase as a “Lender” without the written consent of the Requisite Lenders.

(d) If the Term Loan and the Maximum Revolving Commitment Amount is increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Increase Effective Date.

(e) As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Increase Effective Date signed by an Authorized Officer (i) certifying as to the due authorization by the Borrower of such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained herein and the other Transaction Documents are true and correct in all material respects (it being understood that such materiality threshold shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Termination Event or Incipient Termination Event exists. The Borrower shall prepay any Advances outstanding on the Increase Effective Date to the extent necessary to keep the outstanding Advances ratable with any revised Pro Rata Shares arising from any nonratable increase in the Term Loan and the Revolving Commitments under this Section 2.11.

(f) In addition to the other terms and conditions set forth herein for increasing the Term Loan and the Maximum Revolving Commitment Amount, any increase in the Term Loan and the Maximum Revolving Commitment Amount pursuant to this Section 2.11 shall be subject to the additional condition that the Administrative Agent shall approve all up-front fees and other compensation paid to any additional institution which becomes a Lender hereunder or which increases its Term Loan and Revolving Commitment hereunder.

Second Amended and Restated

Credit and Security Agreement

(g) This Section shall supersede any provisions in this Agreement to the contrary.

Section 2.12. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.09 or 2.10 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Advances affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.09 or 2.10.

Section 2.13. Replacement of Lenders.

(a) The Borrower shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 2.09 or 2.10 or any Non-Funding Lender with a replacement financial institution; provided that (i) such replacement does not conflict with any requirement of law, (ii) no Designated Event or Termination Event shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.09 or 2.10, (iv) the replacement financial institution shall purchase, at par, all Advances and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.02 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.09 or 2.10, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

(b) If, in connection with any proposed amendment, modification, waiver or termination in accordance with Section 12.07 (a “Proposed Change”) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request the Administrative Agent, or a Person acceptable to the Administrative Agent, shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent or such Person, all of the Revolving Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Advances held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

Section 2.14. Non-Funding Lenders.

(a) If a Lender becomes a Non-Funding Lender, then, so long as such Lender remains a Non-Funding Lender in accordance with clause (c) below, notwithstanding any other provisions of this Agreement, any amount paid by the Borrower for the account of a Non-Funding Lender under this Agreement (whether on account of Advances, interest, Fees, Breakage Costs, indemnity payments or

Second Amended and Restated

Credit and Security Agreement

other amounts) will not be paid or distributed to such Non-Funding Lender, but will, so long as such Lender is a Non-Funding Lender, instead be retained by the Administrative Agent in a segregated non-interest bearing account with respect to such Lender (the “Non-Funding Lender Account”), until the Termination Date and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority: first, to the payment of any amounts, if any, due and owing by such Non-Funding Lender to the Administrative Agent under this Agreement, together with interest thereon owing at the Index Rate; second, to the payment of any amounts owing by such Non-Funding Lender to the Swing Line Lender under this Agreement; third, to the payment of interest due and payable to the Other Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; fourth, to the payment of fees then due and payable to the Other Lenders, ratably among them in accordance with the amounts of such fees then due and payable to them; fifth, if as of any Settlement Date the aggregate principal amount of Revolving Credit Advances of any Other Lender exceeds its Pro Rata Share (as determined without giving effect to the proviso in the definition thereof) of all Revolving Credit Advances, to repay the Revolving Credit Advances of each such Other Lender in the amount necessary to eliminate such excess, pro rata based on the Revolving Credit Advances of the Other Lenders; sixth, to make any other mandatory reductions of Revolving Credit Advances of the Other Lenders required under Section 2.08, pro rata based on the Revolving Credit Advances of such Other Lenders; seventh, to the ratable payment of other amounts then due and payable to the Other Lenders; and eighth, to pay any interest, Advances or other amounts owing under this Agreement to such Non-Funding Lender in the order of priority set forth in Section 2.08(b) hereof or as a court of competent jurisdiction may otherwise direct; provided that funds shall be redirected from the Non-Funding Lender Account to pay amounts owed under clauses second through seventh solely after application of other funds on deposit in the Agent Account and only to the extent that such other funds are insufficient to make such payments. Any funds redirected from the Non-Funding Lender Account to make payments under clauses second through seventh above shall not be deemed to be payment by the Borrower for purposes of determining whether a Termination Event or a Designated Event has occurred and shall not discharge any obligations of the Borrower to make such payment. To the extent that any Other Lenders have been paid with amounts redirected from the Non-Funding Lender Account, the Non-Funding Lender shall, from and after payment in full of all interest, Advances and other amounts owed to the Other Lender, be subrogated to the rights of the Other Lenders to the extent of any such payments from the Non-Funding Lender Account under clause eighth above.

(b) Notwithstanding the clause (a) above, the Administrative Agent shall be authorized at any time that any Revolving Commitments remain outstanding, at its sole and absolute discretion, after payment of any amounts owed under clauses first and second of the first sentence of clause (a) above, to (i) retain amounts in any Non-Funding Lender Account in an amount up to the related Non-Funding Lender’s unfunded Revolving Commitment and (ii) use any portion of such retained amounts to pay such Non-Funding Lender’s funding obligations hereunder. Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, the Administrative Agent shall be authorized to use such the amounts in a Non-Funding Lender’s Non-Funding Lender Account to make such payment on behalf of such Non-Funding Lender. Upon the termination of all Revolving Commitments, any amounts in any Non-Funding Lender Account shall be applied in accordance with the first sentence of clause (a) above.

(c) If the Borrower and the Administrative Agent agree in writing in their discretion that a Non-Funding Lender should no longer be deemed to be a Non-Funding Lender, the Administrative Agent will so notify the other parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.14(a), such Non-Funding Lender will, to the extent applicable, purchase such portion of outstanding Revolving Credit Advances of the

Second Amended and Restated

Credit and Security Agreement

Other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Credit Advances of all of the Lenders to be on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Lender will cease to be a Non-Funding Lender, provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while such Lender was a Non-Funding Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, such notification will not constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Non-Funding Lender.

Section 2.15. Breakage Costs. To induce the Lenders to provide the LIBOR Rate on the terms provided herein, if (i) any LIBOR Rate Advances are, except by reason of the requirements in Section 2.03(c), repaid in whole or in part on any date other than a Settlement Date (whether that repayment is made pursuant to any other provision of this Agreement or any other Transaction Document or is the result of acceleration, by operation of law or otherwise); (ii) the Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Rate Advance; (iii) the Borrower shall default in making any borrowing of LIBOR Rate Advances after the Borrower has given notice requesting the same in accordance herewith (including any failure to satisfy conditions precedent to the making of any LIBOR Rate Advances); or (iv) the Borrower shall fail to make any prepayment of a LIBOR Rate Advance after the Borrower has given a notice thereof in accordance herewith, then, in any such case, the Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing (any such loss, cost or expense, “Breakage Costs”). Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained (if any). For the purpose of calculating amounts payable to a Lender under this subsection, this subsection shall apply only to Lenders that have actually funded its relevant LIBOR Rate Advance through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Advance; provided, however, that each Lender may fund each of its LIBOR Rate Advances in any manner it sees fit, and the foregoing sentence shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. The determination by any Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

Section 2.16. Register; Registered Obligations.

(a) Register. The Administrative Agent, acting as a non-fiduciary agent of the Borrower solely for tax purposes and solely with respect to the actions described in this Section 2.16(a), shall establish and maintain at its address referred to in Section 12.01 (or at such other address as the Administrative Agent may notify the Borrower) (i) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Administrative Agent, the Swing Line Lender and each Lender in the Revolving Credit Advances, the Term Loan, the Swing Line Advances, each of their obligations under this Agreement to participate in the Term Loan, each Revolving Credit Advance and Swing Line Advance and any assignment of any such interest, obligation or right and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders (and each change thereto pursuant to Sections 12.01 and 12.02), (2) the Revolving Commitment of each Lender, (3) the amount of each Revolving Credit Advance and each funding of any participation described in clause (i) above, (4) the amount of any principal or interest due and payable or paid, and (5) any other payment received by the Administrative Agent from the Borrower and its application to the Borrower Obligations. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

Second Amended and Restated

Credit and Security Agreement

(b) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Advances (including any Notes evidencing such Notes and, in the case of Revolving Credit Advances, the corresponding obligations to participate in Swing Line Advances) are registered obligations, the right, title and interest of the Lenders and their assignees in and to such Advances, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.16 and Section 12.02 shall be construed so that the Advances are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any successor provisions).

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.01. Conditions to Effectiveness of Agreement. This Agreement shall not be effective until the date on which each of the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Lenders and the Administrative Agent (such date, the “Restatement Effective Date”):

(a) Transaction Documents. This Agreement and (to the extent requested by the Lenders) the Notes shall have been duly executed by, and delivered to, the parties hereto and the Lenders and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as each Lender and the Administrative Agent shall request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents, each in form and substance satisfactory to each Lender and the Administrative Agent.

(b) Governmental Approvals. The Lenders and the Administrative Agent shall have received satisfactory evidence that the Borrower, the Servicer and the Sellers have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby.

(c) Compliance with Laws. The Borrower, the Sellers and the Servicer shall be in compliance with all applicable foreign, federal, state and local laws and regulations, including, without limitation, those specifically referenced in Section 5.01(a), except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

(d) Payment of Fees. The Borrower and the Parent, as applicable, shall have paid all fees required to be paid by such Person on the Restatement Effective Date, including all fees required hereunder, under the Fee Letter and any other letter agreements executed in connection herewith, and the Borrower shall have reimbursed the Administrative Agent for all reasonable fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents, including the Administrative Agent’s legal and audit expenses, and other document preparation costs.

(e) Payment of Certain “Borrower Obligations” under Existing Credit Agreement. The Borrower shall have paid (x) to each Lender, all interest accrued on all outstanding “Advances” under (and as defined in) the Existing Credit Agreement held by such Lender and all “Fees” payable to such Lender under (and as defined in) the Existing Credit Agreement and (y) to each applicable Lender, if any, all amounts required to be paid to such Lender under Section 2.01(a)(i) hereof.

Second Amended and Restated

Credit and Security Agreement

(f) No Termination Event. No Incipient Termination Event or Termination Event hereunder or any “Event of Default” or “Default” (each as defined in the Senior Credit Agreement) shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Restatement Effective Date.

Section 3.02. Conditions Precedent to All Advances. No Lender shall be obligated to make any Advances hereunder (including the initial Advances) on any date if, as of the date thereof:

(a) any representation or warranty of the Borrower, the Servicer or any Seller contained herein or in any of the other Transaction Documents shall be untrue or incorrect in any material respect as of such date, either before or after giving effect to the Advances to be made on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement (it being understood that the materiality threshold referenced above shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification);

(b) any event shall have occurred, or would result from the making of such Advances or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event or a Termination Event;

(c) the Commitment Termination Date shall have occurred;

(d) either before or after giving effect to such Advance and to the application of the proceeds therefrom, a Funding Excess would exist;

(e) on or prior to such date, the Borrower or the Servicer shall have failed to deliver any Monthly Report, a Weekly Report or Borrowing Base Certificate required to be delivered in accordance with Section 5.02 hereof and such failure shall be continuing; or

(f) the Administrative Agent shall have determined that any event or condition has occurred that has had, or could reasonably be expected to have or result in, a Material Adverse Effect.

The delivery by the Borrower of a Borrowing Request and the acceptance by the Borrower of the funds from the related Borrowing on any Advance Date shall be deemed to constitute, as of any such Advance Date, as the case may be, a representation and warranty by the Borrower that the conditions in this Section 3.02 have been satisfied.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01. Representations and Warranties of the Borrower. To induce each Lender to make Advances from time to time and the Administrative Agent to take any action required to be performed by it hereunder, the Borrower makes the following representations and warranties to each Lender and the Administrative Agent on the Restatement Effective Date and each Advance Date, each and all of which shall survive the execution and delivery of this Agreement.

Second Amended and Restated

Credit and Security Agreement

(a) Existence; Compliance with Law. The Borrower (i) is a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, is a “registered organization” as defined in the UCC of such jurisdiction and is not organized under the laws of any other jurisdiction; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted, except where such failure, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (v) is in compliance with its limited liability company agreement; and (vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) Executive Offices; Collateral Locations; Corporate or Other Names; FEIN. The state of organization and the organization identification number of the Borrower and current location of the Borrower’s chief executive office and the premises within which any Borrower Collateral is stored or located, are set forth in Schedule 4.01(b). The Borrower has not been known as or used any fictitious or trade name. Schedule 4.01(b) lists the federal employer identification number of the Borrower.

(c) Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents to which it is a party, and the creation and perfection of all Liens and ownership interests provided for herein and therein: (i) are within the Borrower’s limited liability company power; (ii) have been duly authorized by all necessary or proper actions; (iii) do not contravene any provision of the Borrower’s certificate of formation or limited liability company agreement; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority, except any violation that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, (A) any material indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party, (B) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Parent or any Seller is a party or by which the Borrower, the Parent, any Seller or any of the property of the Parent or any Seller is bound that relates to Indebtedness of the Parent or such Seller in an amount greater than or equal to $50,000,000 or (C) any other indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Parent or any Seller is a party or by which the Parent, any Seller or any of the property of the Borrower, the Parent or any Seller is bound, except as where could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower or any Seller; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with on or prior to the Restatement Effective Date and those consents or approvals, the failure of which to so obtain, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The exercise by each of the Borrower, the Lenders or the Administrative Agent of any of its rights and remedies under any Transaction Document to which it is a party do not require the consent or approval of any Governmental Authority or any other Person, except those which will have

Second Amended and Restated

Credit and Security Agreement

been duly obtained, made or complied with on or prior to the Initial Funding Date and those consents or approvals, the failure of which to so obtain, could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. On the Initial Funding Date and as of the Restatement Effective Date, each of the Transaction Documents to which the Borrower is a party shall have been duly executed and delivered by the Borrower and each such Transaction Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) No Litigation. No Litigation is now pending or, to the knowledge of the Borrower, threatened against the Borrower that (i) challenges the Borrower’s right or power to enter into or perform any of its obligations under the Transaction Documents to which it is a party, or the validity or enforceability of any Transaction Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale or pledge of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Transaction Documents, (iii) is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iv) consists of an indictment by a Governmental Authority (including any federal or state prosecutor) of the Borrower which alleges criminal misconduct by the Borrower.

(e) Solvency. After giving effect to the sale of Receivables and the Advances to be made on such date and to the application of the proceeds therefrom, the Borrower is and will be Solvent.

(f) Material Adverse Effect. Since the date of the Borrower’s organization, (i) the Borrower has not incurred any obligations, contingent or non-contingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments, other than in connection with the transaction contemplated by the Transaction Documents and (ii) no contract, lease or other agreement or instrument has been entered into by the Borrower or has become binding upon the Borrower’s assets, other than in connection with the Transaction Documents, and no law or regulation applicable to the Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect. Since December 31, 2011, there have been no events, circumstances, developments or other changes in facts that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) Ownership of Property; Liens. None of the properties and assets (including the Transferred Receivables) of the Borrower are subject to any Adverse Claims other than Permitted Encumbrances not attaching to Transferred Receivables, and there are no facts, circumstances or conditions known to the Borrower that may result in (i) with respect to the Transferred Receivables, any Adverse Claims and (ii) with respect to its other properties and assets, any Adverse Claims other than Permitted Encumbrances. The Borrower has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower’s right, title and interest in and to the Transferred Receivables and its other properties and assets. No effective financing statement or other similar instrument are of record in any filing office listing the Borrower or any Seller as debtor and covering any of the Transferred Receivables or the other Borrower Collateral (except (i) with respect to the Liens granted to the Administrative Agent hereunder and (ii) in connection with the Senior Credit Agreement (it being understood that any Lien in any Seller’s rights in the Transferred Receivables is released upon such Seller’s transfer of such Receivable pursuant to the Receivables Sale Agreement), and the Liens granted to the Lender pursuant to Section 7.01 are and will be at all times fully perfected first priority Liens in and to the Borrower Collateral.

Second Amended and Restated

Credit and Security Agreement

(h) Ventures and Subsidiaries; Outstanding Stock and Debt. The Borrower has no Subsidiaries, and is not engaged in any joint venture or partnership with any other Person. The Borrower has no investments in any Person other than Permitted Investments. There are no outstanding rights to purchase or options, warrants or similar rights or agreements pursuant to which the Borrower may be required to issue, sell, repurchase or redeem some or all of its membership interests. Other than (x) the subordinated loans made in accordance with the Receivables Sale Agreement and (y) the Debt arising under this Agreement, the Borrower has no outstanding Debt on the Restatement Effective Date.

(i) Taxes. Except as could not, either individually or in the aggregate be reasonably expected to have a Material Adverse Effect, all tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any domestic Affiliate of Borrower and all material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Affiliate of the Borrower, have in each case been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid and taking into account applicable extensions), excluding Charges or other amounts being contested in accordance with Section 5.01(e). Proper and accurate amounts have been withheld by the Borrower or any such domestic Affiliate from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities (taking into account any applicable extensions). As of the Restatement Effective Date, (i) Borrower has elected to be disregarded as an entity separate from its owner for federal income tax purposes under Section 301.7701-3(b)(1) of the United States Treasury Regulations and is therefore not an association taxable as a corporation for federal income tax purposes, and (ii) neither the Parent nor any domestic Affiliate of the Borrower included in the Parent Group has agreed or been requested to make any adjustment under IRC 481(a), by reason of a change in accounting method or otherwise, that could reasonably be expected to have a Material Adverse Effect. The Borrower, the Lenders and the Administrative Agent will treat the Advances as indebtedness for United States federal income tax purposes.

(j) Full Disclosure. All information contained in this Agreement, any Borrowing Base Certificate or any of the other Transaction Documents, or any other written statement or information furnished by or on behalf of the Borrower to any Lender or the Administrative Agent relating to this Agreement, the Transferred Receivables or any of the other Transaction Documents taken as a whole, was, when furnished, true and accurate in every material respect, and none of this Agreement, any Borrowing Base Certificate or any of the other Transaction Documents, or any other written statement or information furnished by or on behalf of the Borrower to any Lender or the Administrative Agent relating to this Agreement or any of the other Transaction Documents contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. All information contained in this Agreement, any Borrowing Base Certificate or any of the other Transaction Documents, or any other written statement or information furnished to any Lender or the Administrative Agent has been prepared in good faith by the management of the Borrower with the exercise of reasonable diligence.

(k) ERISA. The Borrower and its ERISA Affiliates are in compliance with ERISA and have not incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under Title IV of ERISA, except failure to comply or the incurrence of any liability that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or result in a Termination Event or a Designated Event.

Second Amended and Restated

Credit and Security Agreement

(l) Brokers. No broker or finder acting on behalf of the Borrower was employed or utilized in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby and the Borrower has no obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(m) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security,” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). The Borrower owns no Margin Stock, and no portion of the proceeds of the Advances made hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Transaction Document to violate any regulation of the Federal Reserve Board.

(n) Nonapplicability of Bulk Sales Laws. No transaction contemplated by this Agreement or any of the Transaction Documents requires compliance with any bulk sales act or similar law.

(o) Government Regulation. The Borrower is not an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act. The making of Advances by the Lenders hereunder, the application of the proceeds thereof and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

(p) Nonconsolidation. The Borrower is operated in such a manner that the separate corporate existence of the Borrower, on the one hand, and any member of the Parent Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group and, without limiting the generality of the foregoing, in accordance with (i) the terms of its limited liability company agreement and (ii) the assumptions set forth in each opinion letter of Simpson Thacher & Bartlett LLP (or other counsel to the Borrower approved by the Administrative Agent) with respect to issues of substantive consolidation and true sale and absolute transfer.

(q) Deposit and Disbursement Accounts. Schedule 4.01(q) lists all banks and other financial institutions at which the Borrower maintains deposit or other bank accounts as of the Restatement Effective Date, including any Account, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held and the complete account number therefor. Each Account constitutes a deposit account within the meaning of the applicable UCC. The Borrower (or the Servicer on its behalf) has delivered to the Administrative Agent a fully executed agreement pursuant to which each Concentration Account Bank (in the case of each Concentration Account) and each Collection Account Bank (with respect to each Collection Account) has agreed to comply with all instructions originated by the Administrative Agent directing the disposition of funds in the Accounts without further consent by the Borrower, the Servicer or any Seller. No Account is in the name of any person other than the Borrower, and the Borrower has not consented to any Bank following the instructions of any Person other than the Administrative Agent. The Administrative Agent has a first priority perfected security interest in each Account, and all Borrower Collateral on deposit therein.

Second Amended and Restated

Credit and Security Agreement

(r) Transferred Receivables.

(i) Transfers. Each Transferred Receivable was purchased by the Borrower on the relevant Transfer Date pursuant to the Receivables Sale Agreement.

(ii) Eligibility. Each Transferred Receivable designated as an Eligible Receivable in each Borrowing Base Certificate, Weekly Report or Monthly Report, as the case may be, constitutes an Eligible Receivable as of the date specified in such Borrowing Base Certificate, Weekly Report or Monthly Report, as applicable.

(iii) Nonavoidability of Transfers. The Borrower shall have purchased each Receivable from the Sellers for cash consideration or with the proceeds of a subordinated loan made in accordance with the Receivables Sale Agreement, in each case in an amount that constitutes fair consideration and reasonably equivalent value therefor. No transfer of Receivables pursuant to the Receivables Sale Agreement has been made for or on account of an antecedent debt owed by any Seller to the Borrower, as applicable, and no such transfer is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

(s) Assignment of Interest in Transaction Documents. The Borrower’s interests in, to and under the Receivables Sale Agreement and the Seller Support Agreement have been assigned by the Borrower to the Administrative Agent (for the benefit of itself and the Secured Parties) as security for the Borrower Obligations.

(t) Notices to Obligors. Each Obligor of Transferred Receivables has been directed to remit all payments with respect to such Receivables for deposit in a Lockbox, Collection Account or the Concentration Accounts.

(u) Representations and Warranties in Other Transaction Documents. Each of the representations and warranties of the Borrower contained in the Transaction Documents (other than this Agreement) is true and correct in all material respects (it being understood that the materiality threshold referenced above shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification) and the Borrower hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein.

(v) Supplementary Representations.

(i) Receivables; Lock-Box Accounts. (A) Each Receivable constitutes an “account” or a “payment intangible” within the meaning of the applicable UCC, and (B) each Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii) Creation of Security Interest. The Borrower owns and has good and marketable title to the Receivables, Accounts and Lockboxes, free and clear of any Adverse Claim (other than in favor of the Administrative Agent for the benefit of the Lenders). The Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables, Accounts and Lockboxes in favor of the Administrative Agent (on behalf of itself and the other Secured Parties), which security interest is prior to all other Adverse Claims and is enforceable as such as against any creditors of and purchasers from the Borrower.

Second Amended and Restated

Credit and Security Agreement

(iii) Perfection. On or prior to the Restatement Effective Date: (A) the Borrower has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law and entered into Account Agreements in order to perfect (x) the transfer of the Receivables from the Sellers to the Borrower pursuant to the Receivables Sale Agreement, and (y) the security interest granted by the Borrower to the Administrative Agent (on behalf of itself and the other Secured Parties) in the Receivables hereunder; (B) with respect to each Concentration Account, the Borrower has delivered to the Administrative Agent (on behalf of itself and the other Secured Parties), a fully executed Concentration Account Agreement pursuant to which the applicable Concentration Account Bank has agreed to comply with all instructions given by the Administrative Agent with respect to all funds on deposit in such Concentration Account, without further consent by the Borrower, the Servicer or any Seller; and (C) with respect to each Collection Account, the Borrower has delivered to the Administrative Agent (on behalf of itself and the other Secured Parties), a fully executed Collection Account Agreement pursuant to which the applicable Bank has agreed to comply with all instructions given by the Administrative Agent with respect to all funds on deposit in the Collection Accounts and the related Lockboxes, without further consent by the Borrower, the Servicer or any Seller.

(iv) Priority. Other than (w) in connection with the Senior Credit Agreement (which security interests are automatically released upon the transfer of assets pursuant to the Receivables Sale Agreement), (x) the transfer of the Receivables by the Sellers to the Borrower pursuant to the Receivables Sale Agreement and (y) the grant of security interest by the Borrower to the Administrative Agent (on behalf of itself and the other Secured Parties) in the Receivables, the Accounts and the Lockboxes hereunder, none of the Borrower or any Seller has pledged, assigned, sold, conveyed, or otherwise granted a security interest in any of the Receivables, the Accounts and the Lockboxes to any other Person.

(w) Commercial Tort Claims. As of the date hereof, the Borrower owns no “commercial tort claims” (as defined in the UCC).

ARTICLE V.

GENERAL COVENANTS OF THE BORROWER

Section 5.01. Affirmative Covenants of the Borrower. The Borrower covenants and agrees that from and after the Initial Funding Date and until the Termination Date:

(a) Compliance with Agreements and Applicable Laws. The Borrower shall (i) perform each of its obligations under this Agreement and the other Transaction Documents and (ii) comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits except, solely with respect to this clause (ii), where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(b) Maintenance of Existence and Conduct of Business. The Borrower shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (1) the terms of its limited liability

Second Amended and Restated

Credit and Security Agreement

company agreement and (2) the assumptions set forth in each opinion letter of Simpson Thacher & Bartlett LLP (or other counsel to the Borrower approved by the Administrative Agent) with respect to issues of substantive consolidation and true sale and absolute transfer; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (iv) transact business only in the name of “SunGard AR Financing LLC”.

(c) Deposit of Collections. The Borrower shall deposit or cause to be deposited promptly into a Collection Account or a Concentration Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

(d) Use of Proceeds. The Borrower shall utilize the proceeds of the Advances made hereunder solely for (i) the repayment of Advances made hereunder and the payment of any fees due hereunder, (ii) the purchase of Receivables from the Sellers pursuant to the Receivables Sale Agreement, (iii) the payment of distributions to Parent (as the sole member of the Borrower), (iv) the repayment of subordinated loans made in accordance with the Receivables Sale Agreement, and (v) the payment of administrative fees or Servicer Fees or expenses to the Servicer or routine administrative or operating expenses, in each case only as expressly permitted by and in accordance with the terms of this Agreement and the other Transaction Documents.

(e) Payment and Performance of Charges and other Obligations.

(i) Subject to Section 5.01(e)(ii), the Borrower shall pay, perform and discharge or cause to be paid, performed and discharged promptly all charges and claims payable by it, including (A) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

(ii) The Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in Section 5.01(e)(i); provided, that (A) adequate reserves with respect to such contest are maintained on the books of the Borrower, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) the Administrative Agent has not advised the Borrower in writing that it reasonably believes that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect.

(f) ERISA. The Borrower shall give the Administrative Agent prompt written notice of any event that (i) could reasonably be expected to result in the imposition of a Lien on any Borrower Collateral under Section 412 or 430 of the IRC or Section 302, 303 or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Borrower of any liabilities under Title IV of ERISA (other than premium payments arising in the ordinary course of business).

Second Amended and Restated

Credit and Security Agreement

(g) Borrower to Maintain Perfection and Priority. In order to evidence the interests of the Administrative Agent and the Lenders under this Agreement, the Borrower, at the request of the Administrative Agent, shall, from time to time take such action, or execute and deliver such instruments as may be necessary or advisable to maintain and perfect, as a first-priority interest, the Administrative Agent’s (on behalf of itself and the other Secured Parties) security interest in the Receivables and all other collateral pledged to the Administrative Agent (on behalf of itself and the other Secured Parties) pursuant to the Transaction Documents. The Borrower, at the request of the Administrative Agent, shall, from time to time, prepare and present to the Administrative Agent upon request for the Administrative Agent’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement in the, or other filings necessary to continue, maintain and perfect the Administrative Agent’s (on behalf of itself and the other Secured Parties) security interest in the Receivables and all other collateral pledged to the Administrative Agent (on behalf of itself and the other Secured Parties) pursuant to the Transaction Documents as a first-priority interest. The Borrower hereby authorizes the Administrative Agent to file such financing statements under the UCC. Notwithstanding anything else in the Transaction Documents to the contrary, (i) none of the Borrower, the Servicer or any Seller, shall have any authority to file a termination, partial termination, release, partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements, without the prior written consent of the Administrative Agent and (ii) the Borrower shall not be required to take any actions in compliance with the laws of any jurisdiction outside of the United States in connection with the transfer or pledge pursuant to the Transaction Documents of any Receivables of an Obligor domiciled in such jurisdiction.

(h) Maintenance of Independent Manager.

(i) The Borrower will (A) maintain at least one (1) Independent Manager, (B) ensure that the Independent Manager receives reasonable and customary fees and/or other compensation for providing such services and (C) maintain its limited liability company organizational documents in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its certificate of formation or limited liability agreement in any respect that would impair its ability to comply with the terms or provisions of this Section 5.01(h), (2) its operating agreement, at all times that this Agreement is in effect, provides for prior written notice to the Administrative Agent of the replacement or appointment of any manager that is to serve as an Independent Manager and (3) the Independent Manager is required to serve as a manager of the Borrower at all times.

(ii) The Borrower will notify the Administrative Agent in writing of (A) the decision to appoint a new Person as the “Independent Manager” of the Borrower for purposes of this Agreement, such notice (x) to be issued prior to the effective date of such appointment and (y) to contain a written certification that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager,” and (B) the removal of any Independent Manager of the Borrower, such notice to be issued prior to the appointment of a replacement Independent Manager.

(iii) The Borrower will not permit the removal of any Independent Manager, except (1) for Cause, (2) in the event the Independent Manager ceases to be employed by the service provider which is his or her employer on the date such Independent Manager was first engaged by the Borrower, (3) upon the replacement of such Independent Manager with a new manager satisfying the requirements set forth in the definition of “Independent Manager”, or (4) with the written consent of the Administrative Agent.

Second Amended and Restated

Credit and Security Agreement

Section 5.02. Reporting Requirements of the Borrower. The Borrower hereby agrees that from and after the Initial Funding Date until the Termination Date, it shall furnish or cause to be furnished to the Administrative Agent and the Lenders:

(a) The financial statements, notices, reports and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).

(b) At the same time each Monthly Report or Weekly Report is required to be delivered pursuant to the terms of clause (a) of Annex 5.02(a), a completed certificate in the form attached hereto as Exhibit 5.02(b) (each, a “Borrowing Base Certificate”). Notwithstanding anything herein or in any other Transaction Document to the contrary, delivery of a properly completed Monthly Report or Weekly Report in accordance with Annex 5.02(a) hereof shall be deemed to satisfy the requirement to deliver a Borrowing Base Certificate pursuant to the immediately preceding sentence.

Section 5.03. Negative Covenants of the Borrower. The Borrower covenants and agrees that, without the prior written consent of the Requisite Lenders and the Administrative Agent, from and after the Initial Funding Date until the Termination Date:

(a) Sale of Membership Interests and Assets. The Borrower shall not sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets or any of its membership interests (whether in a public or a private offering or otherwise) (other than any security interest in the Borrower’s membership interests provided for under the Security Agreement (as defined in the Senior Credit Agreement)), any Transferred Receivable or Contract therefor or any of its rights with respect to any Lockbox or any Collection Account, the Agent Account or any other deposit account in which any Collections of any Transferred Receivable are deposited except as otherwise expressly permitted by this Agreement or any of the other Transaction Documents.

(b) Liens. The Borrower shall not create, incur, assume or permit to exist (i) any Adverse Claim on or with respect to its Transferred Receivables or (ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for Permitted Encumbrances. In addition, the Borrower shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lenders as additional collateral for the Borrower Obligations, except as otherwise expressly permitted by this Agreement or any of the other Transaction Documents.

(c) Modifications of Receivables, Contracts or Credit and Collection Policies. The Borrower shall not, without the prior written consent of the Administrative Agent, (i) materially extend, amend, forgive, discharge, compromise, waive, cancel or otherwise materially modify the terms of any Transferred Receivable or materially amend, modify or waive any term or condition of any Contract related to the payment terms (including the manner of payment) in respect thereof, provided that the Borrower may authorize the Servicer to (x) reduce the Outstanding Balance of a Transferred Receivable as required to reflect any Dilution Factor or (y) take such actions as are expressly permitted by the terms of any Transaction Document or the Credit and Collection Policies (it being understood that, after giving effect to any such action described in this clause (c), any Receivable which constituted an Eligible Receivable prior to such action and no longer constitutes an Eligible Receivable as a result of such action shall no longer be included in the calculation of the Borrowing Base), or (ii) amend, modify or waive any term or provision of the Credit and Collection Policies in any material respect.

Second Amended and Restated

Credit and Security Agreement

(d) Changes in Instructions to Obligors. The Borrower shall not make any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except (i) to the extent the Administrative Agent directs the Borrower to change such instructions to Obligors or the Administrative Agent consents in writing to such change or (ii) the Borrower has provided the Administrative Agent at least ten (10) days prior to the proposed effective date thereof (x) written notice of such change and (y) in the case of a change related to a new Lockbox or Account, an executed Account Agreement related to such new Lockbox or Account.

(e) Capital Structure and Business. The Borrower shall not (i) make any changes in any of its business objectives, purposes or operations, (ii) make any change in its capital structure, including the issuance of any membership interests, warrants or other securities convertible into membership interests or any revision of the terms of its outstanding membership interests, (iii) amend, waive or modify any term or provision of its certificate of formation or limited liability company agreement (other than the amended and restatement of its limited liability company agreement on the Restatement Effective Date), (iv) make any change to its name indicated on the public records of its jurisdiction of organization or (v) change its jurisdiction of organization except, in each case, if the Borrower has (x) given the Administrative Agent at least thirty (30) days prior written notice thereof and (y) delivered to the Administrative Agent all financing statements, instruments, opinions of counsel and documents requested by the Administrative Agent in connection with such change, amendment, waiver or modification. The Borrower shall not engage in any business other than as provided in its certificate of formation, limited liability company agreement and the Transaction Documents. Without limiting the foregoing, the Borrower shall not make an election to be treated as an association taxable as a corporation under Section 301.7701-3(a) of the Treasury Regulations and shall not issue any additional membership interests or take other actions which would cause the Borrower to cease to be disregarded as an entity separate from its owner for federal income tax purposes.

(f) Mergers, Subsidiaries, Etc. The Borrower shall not directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

(g) Sale Characterization; Receivables Sale Agreement. The Borrower shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Receivables Sale Agreement (including for accounting, tax and reporting purposes) in any manner other than (i) with respect to each sale of each Receivable effected pursuant to the Receivables Sale Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the such Receivable by the applicable Seller to the Borrower, or (ii) solely for accounting purposes, as otherwise required by GAAP (it being understood that the Borrower shall continue to treat the transactions contemplated by the Receivables Sale Agreement as described in the foregoing clause (i) for all legal purposes notwithstanding any such accounting standards).

(h) Restricted Payments. Except for the amounts outstanding under any subordinated note executed in connection with the Receivables Sale Agreement and under this Agreement, the Borrower shall not enter into any lending transaction with any other Person. The Borrower shall not at any time (i) advance credit to any Person or (ii) declare any distributions, repurchase any membership interest, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Borrower’s membership interest or make a repayment with respect to any subordinated loans made in accordance with the Receivables Sale Agreement if, after giving effect to any such advance or distribution, (x) a Funding Excess, Incipient Termination Event or Termination Event would exist or otherwise result therefrom or (y) the Borrower’s Net Worth (as defined in the Receivables Sale Agreement) would be less than $74,000,000.

Second Amended and Restated

Credit and Security Agreement

(i) Debt. The Borrower shall not create, incur, assume or permit to exist any Debt, except (i) Debt of the Borrower to any Affected Party, Indemnified Person, the Servicer or any other Person expressly permitted by this Agreement or any other Transaction Document, (ii) subordinated loans made in accordance with the Receivables Sale Agreement, (iii) deferred taxes, and (iv) endorser liability in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

(j) Prohibited Transactions. The Borrower shall not enter into, or be a party to, any transaction with any Person except as expressly permitted hereunder or under any other Transaction Document.

(k) Investments. Except as otherwise expressly permitted hereunder or under the other Transaction Documents, the Borrower shall not make any investment in, or make or accrue loans or advances of money to, any Person, including the member(s) of the Borrower, any director, officer or employee of the Borrower, the Parent or any of the Parent’s other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables and Permitted Investments.

(l) Commingling. The Borrower shall not deposit any funds that do not constitute Collections of Transferred Receivables into any Collection Account or any Concentration Account. If funds that are not Collections are deposited into a Collection Account or any Concentration Account, the Borrower shall, or shall cause the Servicer to notify the Administrative Agent in writing promptly upon discovery thereof, and, the Administrative Agent shall promptly remit (or direct the applicable Collection Account Bank or any Concentration Account Bank to remit) any such amounts that are not Collections to the applicable Seller or other Person designated in such notice.

(m) ERISA. The Borrower shall not, and shall not cause or permit any of its ERISA Affiliates to, cause or permit to occur an event that (i) could reasonably be expected to result in the imposition of a Lien on any Borrower Collateral under Section 412 or 403 of the IRC or Section 302, 303 or 4068 of ERISA, or (ii) could reasonably be expected to result in the incurrence by Borrower of any liabilities under Title IV of ERISA (other than (x) premium payments arising in the ordinary course of business and (y) liabilities arising under Section 4041(b) of ERISA).

(n) Transaction Documents; Additional Sellers. (i) The Borrower shall not amend, modify or waive any term or provision of any Transaction Document (other than this Agreement, which shall be subject to Section 12.07 hereof) (x) without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) or (y) in the case of any material amendment, modification or waiver to the Receivables Sale Agreement or the Servicing Agreement, the prior written consent of the Requisite Lenders, except in respect of the addition of Sellers to the Receivables Sale Agreement pursuant to clause (ii) of this Section 5.03(n). By its execution of this Agreement, each Lender consents to the amendment of the Receivables Sale Agreement pursuant to that certain Second Omnibus Amendment and Reaffirmation of even date herewith, by and among the Sellers, the Parent, in its various capacities under the Transaction Documents, the Borrower, in its various capacities under the Transaction Documents, and the Administrative Agent.

(ii) Additional Sellers. The Borrower may, with the consent of the Administrative Agent, consent to add Additional Sellers to the Receivables Sale Agreement if:

(A)	such Additional Seller executes a Joinder Agreement in the form attached as Exhibit 1 to the Receivables Sale Agreement, fully executed by all parties required pursuant to Section 2.09 of the Receivables Sale Agreement;

Second Amended and Restated

Credit and Security Agreement

(B)	the Administrative Agent shall have received complete Receivables data necessary to populate a Monthly Report or a Weekly Report, as applicable based on the relevant type of report then currently required to be delivered pursuant to Annex 5.02(a), for such proposed Additional Seller, and shall have received such a pro forma Monthly Report or a pro forma Weekly Report, as applicable based on the relevant type of report then currently required to be delivered pursuant to Annex 5.02(a), reasonably satisfactory to them, at least 15 Business Days before the date of the proposed joinder;

(C)	the addition of such proposed Additional Seller, on a pro forma basis, would not cause a Termination Event or Designated Event to occur;

(D)	the proposed Additional Seller shall have satisfied the conditions precedent applicable to a Seller that was a Seller on the Initial Funding Date, mutatis mutandis;

(E)	the aggregate Receivables of the proposed Additional Seller (as of its most recently completed fiscal month), together with the aggregate Receivables of each other Subsidiary (as of its most recently completed fiscal month before it became an Additional Seller) of Parent that has become (or will become on the same date) an Additional Seller pursuant to this subsection (n)(ii) in the current calendar year, do not exceed 10% of the aggregate Receivables of all Persons that were Sellers as of the December 31st of the immediately preceding calendar year;

(F)	Borrower (or the Servicer on behalf of the Borrower) shall have provided calculations to the Administrative Agent of pro forma values for the Dilution Trigger Ratio, the Default Trigger Ratio, the Delinquency Trigger Ratio and the Turnover Days Ratio for the most recently completed Settlement Period for which a Determination Date has occurred, and none of such pro forma values shall (on a cumulative basis for all Additional Sellers joining the Receivables Sale Agreement in accordance with this clause (ii) during a calendar year) be more than 5% less favorable to the Lenders than the actual values as of December 31st of the immediately preceding calendar year (in the case of any calculations prior to December 31, 2009), for the Sellers as of the Initial Funding Date; and

(G)	Parent shall have delivered to the Administrative Agent copies, satisfactory in form and substance to the Administrative Agent, of all opinions, certificates and other documents required to be delivered in accordance with Section 4 of the form of Joinder Agreement to be executed pursuant to clause (A) above and all other documents related to the joinder of such Additional Seller, and a certificate of an officer of the Additional Seller as to satisfaction of the requirements of this subsection (n)(ii).

Second Amended and Restated

Credit and Security Agreement

(o) Board Policies. The Borrower shall not modify the terms of any policy or resolutions of its board of managers if such modification could reasonably be expected to have or result in a Material Adverse Effect.

(p) Additional Members of Borrower. The Borrower shall not admit any additional member without the prior written consent of the Administrative Agent other than a “Special Member” as such term is defined in the Borrower’s limited liability company agreement as of the date hereof.

ARTICLE VI.

ACCOUNTS

Section 6.01. Establishment of Accounts.

(a) Collection Accounts.

(i) The Borrower has established with each Collection Account Bank one or more Collection Accounts subject, in each case, to a fully executed Collection Account Agreement. The Borrower agrees that the Administrative Agent shall have exclusive dominion and control of each Collection Account and all monies, instruments and other property from time to time on deposit therein. The Borrower shall not make or cause to be made, or have any ability to make or cause to be made, any withdrawals from any Collection Account except as provided in Section 6.01(b)(ii). The Administrative Agent hereby agrees that until such time as it exercises its right to take control of the Collection Accounts under Section 7.05(d), the Administrative Agent will not instruct any Collection Account Bank to make any withdrawals from any related Collection Account except to remit such amounts to a Concentration Account in accordance with Section 6.01(b)(ii).

(ii) The Borrower (or the Servicer on Borrower’s behalf) has instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more lockboxes or post office boxes subject to a Collection Account Agreement (each a “Lockbox” and collectively the “Lockboxes”) or (B) by wire transfer or moneygram directly to a Collection Account or a Concentration Account. The Borrower (or the Servicer on the Borrower’s behalf) has instructed all Collection Account Banks to deposit all items sent to a Lockbox directly into a Collection Account. The Borrower (or the Servicer on Borrower’s behalf) shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the Collection Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, the Borrower shall deposit or cause to be deposited into a Collection Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it other than in a Lockbox or a Collection Account, in the form so received (with all necessary endorsements), not later than the close of business on the second Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent. The Borrower shall not make and shall not permit the Servicer to make any deposits into a Lockbox or any Collection Account except in accordance with the terms of this Agreement or any other Transaction Document.

Second Amended and Restated

Credit and Security Agreement

(iii) If, for any reason, a Collection Account Agreement terminates or any Collection Account Bank fails to comply with its obligations under the Collection Account Agreement to which it is a party, then the Borrower shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to a Collection Account maintained at any such Collection Account Bank to make all future payments to a new Collection Account in accordance with this Section 6.01(a)(iii). The Borrower shall not close any Collection Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Collection Account Bank or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Collection Account Bank or with such new depositary institution substantially in the form of the predecessor Collection Account Agreement or that is satisfactory in all respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Transaction Documents, such new account shall become a Collection Account, such new agreement shall become a Collection Account Agreement and any new depositary institution shall become a Collection Account Bank), and (D) taken all such action as the Administrative Agent shall reasonably require to grant and perfect a first priority Lien in such new Collection Account to the Administrative Agent under Section 7.01 of this Agreement. Except as permitted by this Section 6.01(a) or Section 5.03(d), the Borrower shall not, and shall not permit the Servicer to, open any new Lockbox or Collection Account without the prior written consent of the Administrative Agent.

(b) Concentration Accounts.

(i) The Borrower has established the Concentration Accounts subject to fully executed Concentration Account Agreements. The Borrower agrees that, subject to clause (iv) below, the Administrative Agent shall have exclusive dominion and control of each Concentration Account and all monies, instruments and other property from time to time on deposit therein.

(ii) The Borrower (or the Servicer on Borrower’s behalf) has instructed all Collection Account Banks that on a daily basis all collected and available funds on deposit in each Collection Account are to be automatically transferred to a Concentration Account. If a Termination Event or a Designated Event has occurred and is continuing, the Agent may instruct any Concentration Account Bank to automatically transfer all collected and available funds on deposit in the related Concentration Account to the Agent Account or any other account designated by the Administrative Agent on a daily basis.

(iii) If, for any reason, any Concentration Account Agreement relating to the Concentration Account terminates or the related Concentration Account Bank fails to comply with its obligations under such Concentration Account Agreement, then the Borrower shall promptly notify the Administrative Agent thereof and the Borrower, the Servicer or the Administrative Agent, as the case may be, shall instruct all Collection Account Banks who had previously been instructed to make wire payments to such Concentration Account maintained at any such Concentration Account Bank to make all future payments to a different Concentration Account in accordance with this Section 6.01(b)(iii). The Borrower shall not close any Concentration Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Concentration Account Bank

Second Amended and Restated

Credit and Security Agreement

or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Concentration Account Bank or with such new depositary institution substantially in the form of the predecessor Concentration Account Agreement or that is satisfactory in all respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Transaction Documents, such new account shall become a Concentration Account, such new agreement shall become a Concentration Account Agreement and any new depositary institution shall become a Concentration Account Bank), and (D) taken all such action as the Administrative Agent shall reasonably require to grant and perfect a first priority Lien in such new Concentration Account to the Lender under Section 7.01 of this Agreement. Except as permitted by this Section 6.01(b), the Borrower shall not, and shall not permit the Servicer to open a new Concentration Account without the prior written consent of the Administrative Agent.

(iv) The Administrative Agent hereby agrees that until such time as it exercises its right to take control of any Concentration Account under Section 7.05(d), the related Concentration Account Bank shall be entitled to follow the instructions of the Borrower, or the Servicer on behalf of the Borrower, with respect to the withdrawal, transfer or payment of funds on deposit in such Concentration Account.

(c) Agent Account.

(i) The Administrative Agent has established and shall maintain the Agent Account with Deutsche Bank Trust Company Americas (the “Depositary”). The Agent Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

(ii) The Lenders and the Administrative Agent may deposit into the Agent Account from time to time all monies, instruments and other property received by any of them as proceeds of the Transferred Receivables.

(iii) If, for any reason, the Depositary wishes to resign as depositary of the Agent Account or fails to carry out the instructions of the Administrative Agent, then the Administrative Agent shall promptly notify the Lenders. Neither the Lenders nor the Administrative Agent shall close the Agent Account unless a new deposit account has been established with a new depositary institution whereupon such new account shall become the Agent Account and such new depositary institution shall become the Depositary for all purposes of this Agreement and the other Transaction Documents.

ARTICLE VII.

GRANT OF SECURITY INTERESTS

Section 7.01. Borrower’s Grant of Security Interest. To secure the prompt and complete payment, performance and observance of all Borrower Obligations, and to induce the Administrative Agent and the Lenders to enter into this Agreement and perform the obligations required to be performed by them hereunder in accordance with the terms and conditions hereof, the Borrower reaffirms its grant under the Existing Credit Agreement and hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of the Secured Parties, a Lien upon and security interest in all of the Borrower’s right, title and interest in, to and under, but none of its obligations arising

Second Amended and Restated

Credit and Security Agreement

from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Borrower, and regardless of where located (all of which being hereinafter collectively referred to as the “Borrower Collateral”):

(a) all Receivables;

(b) the Receivables Sale Agreement, the Seller Support Agreement, the Servicing Agreement, all Account Agreements and all other Transaction Documents now or hereafter in effect relating to the purchase, servicing, processing or collection of Receivables (collectively, the “Borrower Assigned Agreements”), including (i) all rights of the Borrower to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all claims of the Borrower for damages or breach with respect thereto or for default thereunder and (iv) the right of the Borrower to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder;

(c) all of the following (collectively, the “Borrower Account Collateral”):

(i) the Collection Accounts, the Lockboxes, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Accounts, the Lockboxes or such funds;

(ii) the Concentration Accounts and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Concentration Accounts or such funds;

(iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by any Lender or any assignee or agent on behalf of any Lender in substitution for or in addition to any of the then existing Borrower Account Collateral;

(iv) all Cash Collateral and all certificates and instruments representing Cash Collateral; and

(v) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Borrower Account Collateral;

(d) all other property relating to the Receivables that may from time to time hereafter be granted and pledged by the Borrower or by any Person on its behalf whether under this Agreement or otherwise, including any deposit with any Lender or the Administrative Agent of additional funds by the Borrower;

(e) all other personal property of the Borrower of every kind and nature not described above including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles); and

Second Amended and Restated

Credit and Security Agreement

(f) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in Sections 7.01(a) through (e)).

Section 7.02. Borrower’s Agreements. The Borrower hereby (a) assigns, transfer and conveys the benefits of the representations, warranties, covenants and agreements of (i) the Sellers made to the Borrower under the Receivables Sale Agreement and (ii) the Parent made to the Borrower under the Seller Support Agreement to the Administrative Agent for the benefit of the Secured Parties hereunder and (b) acknowledges and agrees that the rights of the Borrower under the Receivables Sale Agreement may be enforced by the Lenders and the Administrative Agent.

Section 7.03. Delivery of Collateral. If an Incipient Termination Event or a Termination Event has occurred and is continuing, all “instruments” (as defined in Article 9 of the UCC) representing or evidencing all or any portion of the Borrower Collateral, if any, shall be delivered to and held by or on behalf of the Administrative Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent.

Section 7.04. Borrower Remains Liable. It is expressly agreed by the Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Borrower Assigned Agreements and any other agreements constituting the Borrower Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lenders and the Administrative Agent shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising out of this Agreement or the granting herein or therein of a Lien thereon or the receipt by the Administrative Agent or the Lenders of any payment relating thereto pursuant hereto or thereto. The exercise by any Lender or the Administrative Agent of any of its respective rights under this Agreement shall not release any Seller, the Borrower or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements. None of the Lenders or the Administrative Agent shall be required or obligated in any manner to perform or fulfill any of the obligations of any Seller, the Borrower or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 7.05. Covenants of the Borrower Regarding the Borrower Collateral.

(a) Offices and Records. The Borrower shall maintain its chief executive office at the location specified in Schedule 4.01(b) or, upon 30 days’ prior written notice to the Administrative Agent, at such other location in a jurisdiction where all action requested by the Administrative Agent pursuant to Section 12.13 shall have been taken with respect to the Borrower Collateral. The Borrower shall, and shall cause the Servicer to at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Borrower Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. The Borrower shall, and shall cause the Servicer to, by no later than the Initial Funding Date, mark conspicuously with a legend, in form and substance reasonably satisfactory to the Administrative Agent, its computer records pertaining to the Borrower Collateral to evidence this Agreement and the assignment

Second Amended and Restated

Credit and Security Agreement

and Liens granted pursuant to this Article VII. Upon the occurrence and during the continuance of a Termination Event or a Designated Event, the Borrower shall, and shall cause the Servicer to, deliver and turn over any books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent. Prior to the occurrence of a Termination Event or a Designated Event and upon notice from the Administrative Agent, the Borrower shall, and shall cause the Servicer to, permit any representative of the Administrative Agent to inspect any books and records and shall provide photocopies thereof to the Administrative Agent as more specifically set forth in Section 7.05(b).

(b) Access. The Borrower shall, and shall cause the Servicer to, at its or the Servicer’s own expense (provided Borrower or Servicer shall only be required to pay for such visits and inspections of the various properties of the Servicer and the Borrower twice a calendar year so long as no Incipient Termination Event or a Termination Event shall have occurred and be continuing), during normal business hours, from time to time upon three Business Days’ prior notice: (i) provide the Lenders, the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (including officers) and to the Borrower Collateral, (ii) permit the Lenders, the Administrative Agent and any of their respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit each of the Lenders and the Administrative Agent and their respective officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Borrower Collateral and (iv) permit each of the Lenders and the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Transaction Documents or its affairs, finances and accounts with any of its officers, directors, employees, representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants; provided, that excluding any such visits and inspections during the occurrence and continuance of an Incipient Termination Event or a Termination Event, (x) only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 7.05(b) and (y) the Administrative Agent on behalf of the Lenders may make up to four visits and inspections in any calendar year (which may, if a Termination Event or an Incipient Termination Event has occurred and is continuing, be as frequent as the Administrative Agent determines to be appropriate). The Borrower shall, and shall cause the Servicer to, make available to the Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Administrative Agent may request. The Borrower shall, and shall cause the Servicer to, and the Servicer shall deliver any document or instrument necessary for the Administrative Agent, as the Administrative Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Borrower or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Borrower or the Servicer.

(c) Communication with Accountants. The Borrower hereby authorizes (and shall cause the Servicer to authorize) the Lenders and the Administrative Agent to communicate directly with its independent certified public accountants and authorizes and shall instruct those accountants and advisors to disclose and make available to the Lenders and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Borrower or the Servicer (including copies of any issued management letters) and to discuss matters with respect to its business, financial condition and other affairs; provided, that excluding any such communications during the occurrence and continuance of an Incipient Termination Event or a Termination Event, (x) only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 7.05(c) and (y) the Administrative Agent on behalf of the Lenders may

Second Amended and Restated

Credit and Security Agreement

make up to four communications in any calendar year (which may, if a Termination Event or an Incipient Termination Event has occurred and is continuing, be as frequent as the Administrative Agent determines to be appropriate) (for purposes of this proviso, a single “communication” may consist of multiple telephone conferences and items of correspondence so long as such telephone conferences and items of correspondence occur at or around the same period of time).

(d) Collection of Transferred Receivables. In connection with the collection of amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral pursuant to the Receivables Sale Agreement, the Borrower shall, or shall cause the Servicer to, take such action as it, and from and after the occurrence and during the continuance of a Termination Event or a Designated Event, the Administrative Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided that the Borrower may, rather than commencing any such action or taking any other enforcement action, at its option, elect to pay to the Administrative Agent, for deposit into the Agent Account, an amount equal to the Outstanding Balance of any such Transferred Receivable. If a Termination Event or a Designated Event shall have occurred and be continuing, then (i) the Administrative Agent may (and shall, at the direction of the Requisite Lenders or the Required Remedies Lenders), without prior notice to any Seller, the Borrower or the Servicer, exercise its right to take exclusive control of (1) the Lockboxes and the Collection Accounts in accordance with the terms of the applicable Collection Account Agreements and (2) the Concentration Accounts (in which case, if requested by the Administrative Agent, the Servicer shall be required, pursuant to the Servicing Agreement, to deposit any Collections it then has in its possession or at any time thereafter receives, immediately in the Agent Account or such other account designated by the Administrative Agent) or (ii) the Borrower shall, at the direction of the Administrative Agent, instruct each of the Concentration Account Banks (and/or Collection Account Banks) to transfer on daily basis all collected and available funds on deposit in each Concentration Account (and/or Collection Account Bank) to be automatically transferred to the Agent Account. If an Event of Default shall have occurred and be continuing, then the Administrative Agent may, without prior notice to any Seller, the Borrower or the Servicer notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Lenders hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or lockbox or other account designated by the Administrative Agent and, upon such notification and at the sole cost and expense of the Borrower, the Administrative Agent may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Administrative Agent shall provide prompt notice to the Borrower and the Servicer of any such notification of pledge or direction of payment to the Obligors under any Transferred Receivables. If the Commitment Termination Date has occurred but no Termination Event or Designated Event has occurred and is continuing, the Borrower shall, at the direction of the Administrative Agent, instruct each of the Concentration Account Banks (and/or Collection Account Banks) to transfer on daily basis all collected and available funds on deposit in each Concentration Account (and/or Collection Account Bank) to the Agent Account.

(e) Performance of Borrower Assigned Agreements. The Borrower shall, and shall cause the Servicer and each Seller to, (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Administrative Agent, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Borrower or the Servicer thereunder.

Second Amended and Restated

Credit and Security Agreement

(f) License for Use of Software. Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, the Borrower hereby grants to the Administrative Agent on behalf of the Lenders a limited license to use, without charge, the Borrower’s and the Servicer’s computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, customer lists, or credit files, as it pertains to the Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the collection of the Transferred Receivables and the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies hereto, and the Borrower agrees that its rights under all licenses and franchise agreements shall inure to the Administrative Agent’s benefit (on behalf of the Lenders) for purposes of the license granted herein. Except upon the occurrence and during the continuation of an Event of Default, the Administrative Agent and the Lenders agree not to use any such license without giving the Borrower prior written notice and without supervision of the Borrower.

ARTICLE VIII.

DESIGNATED EVENTS; TERMINATION EVENTS

Section 8.01. Designated Events and Termination Events. Each of the following shall constitute a “Designated Event”:

(a) the Borrower shall fail to pay (i) within two (2) Business Days after the same becomes due, any amount of principal, interest or any Fees payable hereunder, (ii) any Funding Excess for a period of two Business Days, or (iii) within five (5) Business Days after the same becomes due, any other amount payable hereunder or with respect to any other Transaction Document; or

(b) (i) the Borrower shall fail or neglect to perform, keep or observe any requirement set forth in Sections 5.01(b) or 5.02 of this Agreement, (ii) the Borrower or any Transaction Party shall fail or neglect to perform, keep or observe any requirement set forth in Section 5.01(c) or 5.03 of this Agreement and the same shall remain unremedied for two (2) Business Days after the date specified for performance of any such requirement or (iii) the Borrower shall fail or neglect to perform, keep or observe any other covenant or other provision of this Agreement or the other Transaction Documents (other than any provision embodied in or covered by any other clause of this Section 8.01) and the same shall remain unremedied for thirty (30) days or more following the earlier to occur of an Authorized Officer of the Borrower becoming aware of such breach and the Borrower’s receipt of notice thereof; or

(c) (i) a Seller, the Borrower, the Servicer or the Parent shall fail to make any payment with respect to any of its Indebtedness which, except with respect to the Borrower, is in an aggregate principal amount in excess of $50,000,000 when due, and the same shall remain unremedied after any applicable grace period with respect thereto; or (ii) a default or breach or other occurrence shall occur under any agreement, document or instrument to which a Seller, the Borrower, the Servicer or the Parent is a party or by which it or its property is bound (other than a Transaction Document) which relates to a Indebtedness which, except with respect to the Borrower, is in an aggregate principal amount in excess of $50,000,000, which event has not been waived or shall remain unremedied within the applicable grace period with respect thereto, and the effect of such default, breach or occurrence is to cause or to permit the holder or holders then to cause such Indebtedness to become or be declared due prior to their stated maturity; or

Second Amended and Restated

Credit and Security Agreement

(d) a case or proceeding shall have been commenced against the Borrower, any Seller, the Servicer or the Parent seeking a decree or order in respect of any such Person under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (i) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, or (ii) ordering the winding up or liquidation of the affairs of any such Person, and, so long as the Borrower is not a debtor in any such case or proceedings, such case or proceeding continues for 60 days unless dismissed or discharged; provided, however, that such 60-day period shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (d) or (y) any of the events described in Section 8.01(e) shall have occurred; or

(e) the Borrower, any Seller, the Servicer or the Parent shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of any proceedings under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or similar law or to the filing of any petition thereunder or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person’s assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate or limited liability company action in furtherance of any of the foregoing; or

(f) any Seller, the Borrower, the Parent or the Servicer (i) generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or (ii) is not Solvent; or

(g) a final judgment or judgments for the payment of money in excess of $50,000,000 in the aggregate (net of insurance proceeds) at any time outstanding shall be rendered against any Seller, the Servicer or the Parent and either (i) enforcement proceedings shall have been commenced upon any such judgment or (ii) such judgment or judgments shall not have been discharged or stayed or bonded pending appeal within 30 days after the entry of such judgment or judgments, or if stayed shall not have been discharged prior to the expiration of such stay; or

(h) a final judgment or judgments for the payment of money in an aggregate amount in excess of $25,000 shall be rendered against the Borrower and such judgment or judgments shall not have been discharged or bonded pending appeal within 30 days after the entry of such judgment or judgments; provided any surety or bonding agency providing any such bond is acceptable to the Administrative Agent in its commercially reasonable credit judgment (the determination of which by the Administrative Agent shall not be unreasonably withheld or delayed); or

(i) (i) any information contained in any Borrowing Base Certificate or any Borrowing Request is untrue or incorrect in any respect other than an Immaterial Misstatement, or (ii) any representation or warranty of any Seller, the Servicer, the Parent or the Borrower herein or in any other Transaction Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate or any Borrowing Request) made or delivered by or on behalf of such Seller, the Servicer, the Parent or the Borrower to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made (it being understood that such materiality threshold shall not be applicable with respect to any clause of any representation or warranty which itself contains a materiality qualification); or

Second Amended and Restated

Credit and Security Agreement

(j) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien (A) with regard to any assets of any Seller, the Parent or any of their respective ERISA Affiliates (other than a Lien (i) limited by its terms to assets other than Receivables and (ii) that could either individually or in the aggregate with any other Liens of any Governmental Authority reasonably be expected to result in a Material Adverse Effect) or (B) with regard to the assets of the Borrower; or

(k) any event shall have occurred that, alone or together with other events, has a Material Adverse Effect; or

(l) an Event of Servicer Termination shall have occurred; or

(m) (A) the Borrower shall cease to hold valid and properly perfected title to and sole record and beneficial ownership in the Transferred Receivables and the other Borrower Collateral or (B) the Administrative Agent (on behalf of the Secured Parties) shall cease to hold a first priority, perfected Lien in the Transferred Receivables or any of the Borrower Collateral; or

(n) a Change of Control shall occur; or

(o) the Borrower shall amend its certificate of formation or limited liability company agreement, other than in accordance with Section 5.03(e); or

(p) (i) the Defaulted Receivable Trigger Ratio shall exceed 25%; (ii) the Delinquency Trigger Ratio shall exceed 35%; (iii) the Dilution Trigger Ratio shall exceed 7.25%; or (iv) the Turnover Days Ratio shall exceed 82.5 days; or

(q) any material provision of any Transaction Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Seller or the Borrower shall challenge the enforceability of any Transaction Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Transaction Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(r) the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries, determined as of any date on the table set forth below, shall be less than the ratio set forth opposite such date on the table set forth below:

Last Day of Fiscal Quarter:	Minimum Ratio
December 31, 2012	2.10: 1.00
March 31, 2013	2.10: 1.00
June 30, 2013	2.10: 1.00
September 30, 2013	2.10: 1.00
December 31, 2013	2.20: 1.00
March 31, 2014	2.20: 1.00
June 30, 2014	2.20: 1.00
September 30, 2014	2.20: 1.00
December 31, 2014	2.20: 1.00
March 31, 2015	2.20: 1.00
June 30, 2015	2.20: 1.00
September 30, 2015	2.20: 1.00
December 31, 2015	2.20: 1.00
March 31, 2016	2.20: 1.00
June 30, 2016	2.20: 1.00
September 30, 2016	2.20: 1.00
December 31, 2016	2.20: 1.00
March 31, 2017	2.20: 1.00
June 30, 2017	2.20: 1.00
September 30, 2017	2.20: 1.00
December 31, 2017	2.20: 1.00

Second Amended and Restated

Credit and Security Agreement

(s) the incurrence of any Unfunded Pension Liability or failure to pay any required installment or other payment to the PBGC under Title IV of ERISA by the Parent, any Seller, the Borrower or the Servicer or the incurrence of any Reportable Event with respect to any Plan that could either individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; or

(t) the Borrower shall have received an Election Notice pursuant to Section 2.01(e) of the Receivables Sale Agreement.

A “Termination Event” shall occur upon (i) in the case of any of the Designated Events described in the foregoing clauses (a)(i), (a)(ii), (d) or (e), the occurrence of any such event or (ii) in all other cases, five (5) Business Days after the delivery by the Administrative Agent to the Borrower of a Designated Notice stating that one or more Designated Events has occurred and is continuing, in each case regardless of the reason therefor. Upon the occurrence of any Termination Event, the Administrative Agent may, with the consent of the Requisite Lenders or the Required Remedies Lenders, and shall, at the request of the Requisite Lenders or the Required Remedies Lenders, by notice to the Borrower, declare the Commitment Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that the Commitment Termination Date shall automatically occur upon the occurrence of any of the Designated Events described in Sections 8.01(d) or (e), in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If any Event of Servicer Termination shall have occurred, then, the Administrative Agent may, and shall, at the request of the Requisite Lenders or the Required Remedies Lenders, by delivery of a Servicer Termination Notice to Buyer and the Servicer, terminate the servicing responsibilities of the Servicer under the Servicing Agreement in accordance with the terms thereof. In addition, upon the occurrence of any Event of Default or any Termination Event, the Administrative Agent, may, with the consent of the Requisite Lenders or the Required Remedies Lenders, and shall, at the request of the Requisite Lenders or the Required Remedies Lenders, by notice to the Borrower, declare the Facility Maturity Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that the Facility Maturity Date shall automatically occur upon the occurrence of any of the Designated Events described in Sections 8.01(d) or (e), in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, upon the occurrence of the Facility Maturity Date, all Borrower Obligations shall automatically be and become due and payable in full, without any action to be taken on the part of any Person.

The Administrative Agent shall not deliver a Designated Notice unless a Designated Event has occurred and is continuing. Upon the occurrence and during the continuance of a Designated Event, the Administrative Agent, may, and shall, at the request of the Requisite Lenders or the Required Remedies Lenders deliver a Designated Notice to the Borrower. For the avoidance of doubt, no Designated Event may be cured by the Borrower or any of its Affiliates following the delivery of a Designated Notice in respect thereof, and, unless waived in accordance with the terms hereof, a “Termination Event” shall occur hereunder on the fifth Business Day after the delivery of any such Designated Notice.

Second Amended and Restated

Credit and Security Agreement

Section 8.02. Other FCC Covenant. Notwithstanding the terms of Section 8.01(r), if at any time after the date hereof the Parent’s primary senior credit facility contains an interest coverage maintenance covenant, other than the interest coverage maintenance covenant in effect as of the Restatement Effective Date (an “Other FCC Covenant”), then:

(a) Section 8.01(r) shall be deemed automatically amended as of the effective date of such Other FCC Covenant to provide that a Designated Event shall occur if either (x) the Parent violates such Other FCC Covenant as of any date of determination or (y) the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries (as defined herein as of the date hereof), determined as of the last day of any fiscal quarter of the Parent, shall be less than 1.70:1.00; and

(b) the table set forth in Section 8.01(r) shall be disregarded for so long as such Other FCC Covenant remains in effect.

ARTICLE IX.

REMEDIES

Section 9.01. Actions Upon a Termination Event or a Designated Event. If any Termination Event or a Designated Event shall have occurred and be continuing, then, in addition to any and all other rights and remedies granted to it hereunder, under any other Transaction Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Obligations or otherwise available to it, all of the following actions:

(a) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, offset or otherwise apply amounts payable to the Borrower from the Agent Account, any Concentration Account or any Collection Account against all or any part of the Borrower Obligations.

(b) The Administrative Agent may (but in no event shall be obligated to) exercise, at the sole cost and expense of the Borrower, any and all rights and remedies of the Borrower under or in connection with the Borrower Assigned Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Assigned Agreements. Without limiting the foregoing, the Administrative Agent shall, upon the occurrence of any Event of Servicer Termination, have the right to name any Successor Servicer (including itself) pursuant to Servicing Agreement.

(c) The Administrative Agent may, in accordance with Section 8.01 declare the Facility Maturity Date; provided, that the Facility Maturity Date shall automatically occur upon the occurrence of any of the Designated Events described in Sections 8.01(d) or (e), in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Section 9.02. Actions Upon an Event of Default. If any Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared the Facility Maturity Date to have occurred or the Facility Maturity Date, as applicable, shall be deemed to have occurred pursuant to Section 8.01, then the Administrative Agent may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies granted to it hereunder (including any rights under

Second Amended and Restated

Credit and Security Agreement

Section 9.01), under any other Transaction Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

(a) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, without limiting the terms of Section 7.05(d), notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the transfer of the Transferred Receivables to the Borrower and the pledge of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Secured Parties hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any Servicer, Servicer or lockbox or other account designated by the Administrative Agent.

(b) The Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or any of the Lenders’ or Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent shall have the right to conduct such sales on the Borrower’s premises or elsewhere and shall have the right to use any of the Borrower’s premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable. The Borrower agrees that, to the extent notice of sale shall be required by law, ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against each Seller, the Borrower, any Person claiming any right in the Borrower Collateral sold through any Seller or the Borrower, and their respective successors or assigns. The Administrative Agent shall deposit the net proceeds of any such sale in the Agent Account and such proceeds shall be applied against all or any part of the Borrower Obligations.

(c) Upon the completion of any sale under Section 9.01(b), the Borrower shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Borrower Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any such purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

(d) At any sale under Section 9.01(b), any Lender or the Administrative Agent may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

Section 9.03. Exercise of Remedies.

Second Amended and Restated

Credit and Security Agreement

(a) No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege under this Agreement and no course of dealing between any Seller, the Borrower or the Servicer, on the one hand, and the Administrative Agent or any Lender, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

(b) Notwithstanding anything to the contrary contained herein or in any other Transaction Document, the authority to enforce rights and remedies hereunder and under the other Transaction Documents against the Borrower, the Servicer or the Collateral shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with the Transaction Documents for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Transaction Documents, (ii) the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Swingline Lender) hereunder and under the other Transaction Documents, (iii) any Lender from exercising setoff rights in accordance with Section 11.07 or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding under the Bankruptcy Code or any other applicable debtor relief law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Transaction Documents, then (A) the Required Remedies Lenders and/or the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Article IX and (B) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 11.07, any Lender may, with the consent of the Required Remedies Lenders or the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Required Remedies Lenders or the Requisite Lenders.

Section 9.04. Power of Attorney. On or before the Restatement Effective Date, the Borrower shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 9.04 (a “Power of Attorney”). The Power of Attorney is a power coupled with an interest and shall be irrevocable until this Agreement has terminated in accordance with its terms and all of the Borrower Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Liens of the Administrative Agent and the Lenders upon and interests in the Borrower Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Administrative Agent’s officers, directors, employees, agents or representatives shall be responsible to the Borrower, any Seller, the Servicer or any other Person for any act or failure to act, except to the extent of damages attributable to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Notwithstanding any other provision herein or in any other Transaction Document to the contrary, the Administrative Agent shall not exercise any powers pursuant to any Power of Attorney unless an Event of Default, Termination Event, a Designated Event or Servicer Termination Event shall have occurred and be continuing.

Second Amended and Restated

Credit and Security Agreement

Section 9.05. Continuing Security Interest. This Agreement shall create a continuing Lien in the Borrower Collateral until the date such security interest is released by Administrative Agent and the Lenders.

ARTICLE X.

INDEMNIFICATION

Section 10.01. Indemnities by the Borrower.

(a) Without limiting any other rights that the Lenders or the Administrative Agent or any of their respective officers, directors, employees, attorneys, agents, representatives, transferees, successors or assigns (each, an “Indemnified Person”) may have hereunder or under applicable law, the Borrower hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Transaction Document or any actions or failures to act in connection therewith, including any and any and all legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Transaction Documents; provided, that the Borrower shall not be liable for any indemnification to an Indemnified Person to the extent that any such Indemnified Amount (x) results from such Indemnified Person’s gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or the failure (without cause or justification triggered by the actions of the Borrower or any Affiliate) or inability on the part of the related Obligor to perform its obligations thereunder. Without limiting the generality of the foregoing, the Borrower shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

(i) reliance on any representation or warranty made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement or any other Transaction Document (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality) or on any other information delivered by the Borrower pursuant hereto or thereto that shall have been incorrect when made or deemed made or delivered;

(ii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, any other Transaction Document or any agreement executed in connection herewith or therewith (without regard to any qualifications concerning the occurrence or non-occurrence of a Material Adverse Effect or similar concepts of materiality), any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

(iii) (1) the failure to vest and maintain vested in the Borrower valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof and all other Borrower Collateral, free and clear of any Adverse Claim and (2) the failure to maintain or transfer to the Administrative Agent, for the benefit of itself and the Lenders, a first priority, perfected Lien in any portion of the Borrower Collateral;

Second Amended and Restated

Credit and Security Agreement

(iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Transferred Receivable (including a defense based on any Dilution Factor or on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any of its Affiliates acting as Servicer);

(v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract with respect to any Transferred Receivable;

(vi) the commingling of Collections with respect to Transferred Receivables by the Borrower at any time with its other funds or the funds of any other Person;

(vii) any failure by the Borrower to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable hereunder or any other Borrower Collateral, whether at the time of the Borrower’s acquisition thereof or any Advance made hereunder or at any subsequent time;

(viii) any investigation, litigation or proceeding related to this Agreement or any other Transaction Document or the ownership of Receivables or Collections with respect thereto or any other investigation, litigation or proceeding relating to the Borrower, the Servicer or any Seller in which any Indemnified Person becomes involved as a result of any of the transactions contemplated hereby or by any other Transaction Document;

(ix) any failure of (x) a Collection Account Bank to comply with the terms of the applicable Collection Account Agreement or (y) any Concentration Account Bank to comply with the terms of any Concentration Account Agreement;

(x) any Designated Event described in Section 8.01(d) or (e);

(xi) any failure of the Borrower to give reasonably equivalent value to the applicable Seller under the Receivables Sale Agreement in consideration of the transfer by such Seller of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xii) any action or omission by Borrower, any Seller or the Servicer which reduces or impairs the rights of the Administrative Agent or the Secured Parties with respect to any Receivable or the value of any such Receivable;

(xiii) any attempt by any Person to void any Borrowing or the Lien granted hereunder under statutory provisions or common law or equitable action; or

(xiv) any withholding, deduction or Charge imposed upon any payments with respect to any Transferred Receivable, any Borrower Assigned Agreement or any other Borrower Collateral.

Second Amended and Restated

Credit and Security Agreement

(b) Any Indemnified Amounts subject to the indemnification provisions of this Section 10.01 not paid in accordance with Section 2.08 shall be paid by the Borrower to the Indemnified Person entitled thereto within ten Business Days following demand therefor.

ARTICLE XI.

ADMINISTRATIVE AGENT

Section 11.01. Authorization and Action. The Administrative Agent may take such action and carry out such functions under this Agreement as are authorized to be performed by it pursuant to the terms of this Agreement, any other Transaction Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided, that the duties of the Administrative Agent set forth in this Agreement shall be determined solely by the express provisions of this Agreement, and, other than the duties set forth in Section 11.02, any permissive right of the Administrative Agent hereunder shall not be construed as a duty.

Section 11.02. Reliance. None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Transaction Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower and each Lender hereby acknowledge and agree that the Administrative Agent as such (a) has no duties or obligations other than as set forth expressly herein, and has no fiduciary obligations to any person, (b) acts as a representative hereunder for the Lenders and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrower (other than, with respect to the Administrative Agent, under the Power of Attorney with respect to remedial actions) or the Sellers, (c) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (d) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Transaction Documents, (e) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Transaction Documents on the part of the Borrower, the Servicer, any Seller, the Parent or any Lender, or to inspect the property (including the books and records) of the Borrower, the Servicer, any Seller, the Parent or any Lender, (f) shall not be responsible to the Borrower, the Servicer, any Lender or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto, (g) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (h) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may conclusively rely on the accuracy of such facts or matters.

Section 11.03. GE Capital and Affiliates. GE Capital and its Affiliates may generally engage in any kind of business with any Obligor, the Parent, the Sellers, the Borrower, the Servicer, any Lender, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if GE Capital were not the Administrative Agent and without the duty to account therefor to any Obligor, the Parent, any Seller, the Borrower, the Servicer, any Lender or any other Person.

Second Amended and Restated

Credit and Security Agreement

Section 11.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit and financial analysis of the Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 11.05. Indemnification. Each of the Lenders severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent in connection herewith or therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Transaction Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

Section 11.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to each of the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall be consented to by the Borrower (other than during the occurrence and continuance of a Designated Event or Termination Event), which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning the Administrative Agent’s giving notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution which commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof. If no successor Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent or the effective date of the

Second Amended and Restated

Credit and Security Agreement

resigning Administrative Agent’s resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents, except that any indemnity rights or other rights in favor of such resigning Administrative Agent shall continue. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Transaction Documents.

Section 11.07. Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Termination Event or a Designated Event, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived (but subject to Section 2.03(b)(i)), to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of the Borrower (regardless of whether such balances are then due to the Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of the Borrower against and on account of any of the Borrower Obligations which are not paid when due. Any Lender or holder of any Note exercising a right to set off or otherwise receiving any payment on account of the Borrower Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Borrower Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Each Lender’s obligation pursuant to this Section 11.07 is in addition to and not in limitation of its obligations to purchase a participation equal to its Pro Rata Share of the Swing Line Advance pursuant to Section 2.01(b). The Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Borrower Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Advances made or other Borrower Obligations held by other Lenders or holders may exercise all rights of set off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Advances and the other Borrower Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

ARTICLE XII.

MISCELLANEOUS

Section 12.01. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by email of the signed notice in PDF form or facsimile (with such email or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 12.01), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if

Second Amended and Restated

Credit and Security Agreement

hand delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth on Schedule 12.01 hereto (or on any Assignment Agreement) or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Lender and the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

Section 12.02. Binding Effect; Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective successors and permitted assigns. The Borrower may not assign, transfer, hypothecate or otherwise convey any of its rights or obligations hereunder or interests herein without the express prior written consent of the Requisite Lenders and the Administrative Agent. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower without the prior express written consent of the Requisite Lenders and the Administrative Agent shall be void.

(b) Any assignment by a Lender shall (i) require the execution of an assignment agreement (an “Assignment Agreement”) substantially in the form attached hereto as Exhibit 12.02(b) or otherwise in form and substance satisfactory to the Administrative Agent, and acknowledged by, the Administrative Agent and other than in the case of an assignment by a Lender to one of its Affiliates, the consent of the Administrative Agent and, only if and so long as no Event of Default has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld or delayed); provided, further that assignments by a Lender to a SPV or any Affiliate of the Agent or any Lender shall not be subject to the consent of the Borrower; (ii) if a partial assignment, (A) be in an amount at least equal to $10,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained a Revolving Commitment in an amount at least equal to $10,000,000 and (B) constitute a ratable assignment of the Maximum Revolving Credit Amount and the Term Loan such that, after giving effect to such assignment, such assignee Lender’s and assignor Lender’s respective pro rata shares of the outstanding Term Loan and outstanding Maximum Revolving Credit Amount shall be equal; (iii) require the delivery to the Administrative Agent by the assignee or participant, as the case may be, of any forms, certificates or other evidence described in Section 2.10(e), (iv) other than in the case of an assignment by a Lender to one of its Affiliates, include a payment to the Administrative Agent by the assignor or assignee Lender of an assignment fee of $3,500 and (v) any assignment by a Non-Funding Lender (including any Affiliate thereof) shall require the prior written consent of the Administrative Agent. In the case of an assignment by a Lender under this Section 12.02, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Revolving Commitment or assigned portion thereof from and after the date of such assignment. The Borrower hereby acknowledges and agrees that any assignment made in accordance with this Section 12.02(b) will give rise to a direct obligation of the Borrower to the assignee and that the assignee shall thereupon be a “Lender” for all purposes. In all instances, each Lender’s obligation to make Revolving Credit Advances hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the Revolving Commitment. In the event any Lender assigns or otherwise transfers all or any part of a Note,

Second Amended and Restated

Credit and Security Agreement

the Borrower shall, upon the request of such Lender, execute one or more new Notes in exchange for the Notes being assigned. Notwithstanding the foregoing provisions of this Section 12.02(b), any Lender may at any time pledge or assign all or any portion of such Lender’s rights under this Agreement and the other Transaction Documents to any Federal Reserve Bank or to any holder or trustee of such Lender’s securities; provided, however, that no such pledge or assignment to any Federal Reserve Bank, holder or trustee shall release such Lender from such Lender’s obligations hereunder or under any other Related Document and no such holder or trustee shall be entitled to enforce any rights of such Lender hereunder unless such holder or trustee becomes a Lender hereunder through execution of an Assignment Agreement as set forth above.

(c) In addition to the foregoing right, any Lender may, without consent from the Administrative Agent or the Borrower, but with notice to the Administrative Agent, the Borrower and the Servicer (unless a Designated Event or Termination Event has occurred and is continuing), (x) grant to a SPV the option to make all or any part of any Advance that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder); (y) assign to a SPV all or a portion of its rights (but not its obligations) under the Transaction Documents, including a sale of any Advances or other Borrower Obligations hereunder and such Lender’s right to receive payment with respect to any such Borrower Obligation and (z) sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Transaction Documents (including all its rights and obligations with respect to the Advances); provided, however, that (x) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Advances hereunder, and none shall be liable to any Person for any obligations of such Lender hereunder (it being understood that nothing in this Section 12.02(c) shall limit any rights the Lender may have as against such SPV or participant under the terms of the applicable option, sale or participation agreement between or among such parties); and (y) no such SPV or holder of any such participation shall be entitled to require such Lender to take or omit to take any action hereunder] except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Advance in which such holder participates, (ii) any extension of any scheduled payment of the principal amount of any Advance in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Borrower Collateral (other than in accordance with the terms of this Agreement or the other Transaction Documents). Solely for purposes of Sections 2.08, 2.09, 2.10, 2.15 and 10.01, Borrower acknowledges and agrees that each such sale or participation shall give rise to a direct obligation of the Borrower to the participant or SPV and each such participant or SPV shall be considered to be a “Lender” for purposes of such sections; provided, however, that a participant shall not be entitled to receive any greater payment under Section 2.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower’s prior written consent. A participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.10 unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section 2.10(e) as though it were a Lender. Except as set forth in the two preceding sentences, such Lender’s rights and obligations, and the rights and obligations of the other Lenders and the Administrative Agent towards such Lender under any Transaction Document shall remain unchanged and none of the Borrower, the Administrative Agent or any Lender (other than the Lender selling a participation or assignment to a SPV) shall have any duty to any participant or SPV and may continue to deal solely with the assigning or selling Lender as if no such assignment or sale had occurred. Each Lender that sells a participation, acting solely for this purpose as an agent of the Borrower, shall maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to

Second Amended and Restated

Credit and Security Agreement

disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any this Agreement) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Lender, the Borrower and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(d) Except as expressly provided in this Section 12.02, no Lender shall, as between the Borrower and that Lender, or between the Administrative Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Advances, the Notes or other Borrower Obligations owed to such Lender.

(e) The Borrower shall assist any Lender permitted to sell assignments or participations under this Section 12.02 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the participation of management in meetings with potential assignees or participants. The Borrower shall, if the Administrative Agent so requests in connection with an initial syndication of the Revolving Commitments hereunder, assist in the preparation of informational materials for such syndication.

(f) A Lender may furnish any information concerning the Borrower, any Seller, the Servicer and/or the Receivables in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from all prospective and actual assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.05.

Section 12.03. Termination; Survival of Borrower Obligations Upon Commitment Termination Date and Facility Maturity Date.

(a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

(b) Except as otherwise expressly provided herein or in any other Transaction Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the rights of any Affected Party relating to any unpaid portion of the Borrower Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date or the Facility Maturity Date. Except as otherwise expressly provided herein or in any other Transaction Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower and all rights of any Affected Party hereunder, all as contained in the Transaction Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to any breach of any representation or warranty made by the Borrower pursuant to Article IV, the indemnification and payment provisions of Article X and Sections 11.05 and 12.05 shall be continuing and shall survive the Termination Date.

Second Amended and Restated

Credit and Security Agreement

Section 12.04. Costs and Expenses. The Borrower shall reimburse the Administrative Agent for all reasonable out of pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other Transaction Documents (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith). The Borrower shall reimburse each Lender and the Administrative Agent for all reasonable fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

(i) the forwarding to the Borrower or any other Person on behalf of the Borrower by any Lender of any proceeds of Advances made by such Lender hereunder;

(ii) any amendment, modification or waiver (whether or not consummated) of, consent with respect to, or termination of this Agreement or any of the other Transaction Documents or advice in connection with the administration hereof or thereof or their respective rights hereunder or thereunder;

(iii) any Litigation, contest or dispute (whether instituted by the Borrower, any Lender, the Administrative Agent or any other Person as a party, witness, or otherwise) in any way relating to the Borrower Collateral, any of the Transaction Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower, the Servicer or any other Person that may be obligated to any Lender or the Administrative Agent by virtue of the Transaction Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events or Designated Events;

(iv) any attempt to enforce any remedies of a Lender or the Administrative Agent against the Borrower, the Servicer or any other Person that may be obligated to them by virtue of any of the Transaction Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events or Designated Events;

(v) any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events or Designated Events; and

(vi) efforts to (A) monitor the Advances or any of the Borrower Obligations, (B) evaluate, observe or assess the Sellers, the Parent, the Borrower or the Servicer or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Borrower Collateral;

including all attorneys’ and other professional and service providers’ fees arising from such services, including those in connection with any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 12.04, all of which shall be payable, on demand, by the Borrower to the applicable Lender or the Administrative Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

Second Amended and Restated

Credit and Security Agreement

Section 12.05. Confidentiality. The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (1) to (i) each Affected Party (ii) its and each Affected Party’s and their respective Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. § 243.100-243.103)) and (iii) industry trade organizations for inclusion in league table measurements, (2) any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Borrower with an opportunity to request confidential treatment from such regulatory authority), (3) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (4) to any other party to this Agreement, (5) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (6) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of (or participant in), or any prospective assignee of (or participant in), any of its rights or obligations under this Agreement, (7) with the consent of the Borrower or (8) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Borrower or the Parent or any subsidiary thereof or (ii) becomes available to the Administrative Agent, or any Lender on a nonconfidential basis from a source other than the Parent, any Seller or the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower, the Parent and Servicer relating to the Borrower, the Servicer, the Parent or any Subsidiary thereof or their businesses, or any Obligor, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent, Borrower or Servicer. Any Person required to maintain the confidentiality of Information as provided in this Section shall (i) exercise the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information and (ii) be deemed to have complied with its obligation to do so by exercising such degree of care.

Section 12.06. Complete Agreement; Modification of Agreement. This Agreement and the other Transaction Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 12.07.

Section 12.07. Amendments and Waivers.

(a) Except for actions expressly permitted to be taken by the Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and by the Requisite Lenders or, to the extent required under clause (b) below, by all affected Lenders and the Swing Line Lender, to the extent required under clause (b) or clause (c) below, by the Administrative Agent. Except as set forth in clause (b) below, all amendments, modifications, terminations or waivers requiring the consent of any Lenders without specifying the required percentage of Lenders shall require the written consent of the Requisite Lenders.

Second Amended and Restated

Credit and Security Agreement

(b) (i) No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender directly and adversely affected thereby, do any of the following: (1) increase the principal amount of any Lender’s Revolving Commitment; (2) reduce the principal of, rate of interest on or Fees payable with respect to any Advance made by any affected Lender; (3) extend any scheduled payment date or final maturity date of the principal amount of any Advance of any affected Lender; (4) waive, forgive, defer, extend or postpone any payment of interest or Fees (other than any fees contemplated by Section 2.11(f) hereof) as to any affected Lender; (5) change the percentage of the Maximum Revolving Commitment Amount, the Aggregate Commitment or of the aggregate Outstanding Principal Amount which shall be required for Lenders or any of them to take any action hereunder; (6) release all or a substantial portion of the Borrower Collateral (other than in accordance with the terms hereof (including, without limitation, Section 2.04 hereof)); (7) change the definition of the term “Borrowing Base” and any defined terms materially that comprise and/or affect such term including, without limitation, the defined terms “Eligible Receivable” and “Dynamic Advance Rate” and the defined terms materially affecting calculation of such defined terms; (8) change the definition of the term “Required Remedies Lenders” or (9) amend or waive this Section 12.07 or the definition of the term “Requisite Lenders” insofar as such definition affects the substance of this Section 12.07. Furthermore, no amendment, modification, termination or waiver shall be effective to the extent that it (x) affects the rights or duties of the Administrative Agent under this Agreement or any other Transaction Document unless in writing and signed by the Administrative Agent or (y) affects the rights or duties of the Swing Line Lender under this Agreement or modifies or amends any other provision of this Agreement or any other Transaction Document relating to the Swing Line Advance, Swing Line Advances or the Swing Line Lender unless in writing and signed by the Swing Line Lender.

(ii) Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Administrative Agent to take additional Borrower Collateral pursuant to any Transaction Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of such Note. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.07 shall be binding upon each holder of a Note at the time outstanding and each future holder of a Note.

(c) Upon indefeasible payment in full in cash and performance of all of the Borrower Obligations (other than indemnification obligations under Section 10.01), termination of the Maximum Revolving Commitment Amount and a release of all claims against the Administrative Agent and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, the Administrative Agent shall deliver to the Borrower termination statements and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Borrower Obligations.

Section 12.08. No Waiver; Remedies. The failure by any Lender or the Administrative Agent, at any time or times, to require strict performance by the Borrower or the Servicer of any provision of this Agreement, any Receivables Assignment or any other Transaction Document shall not waive, affect or diminish any right of any Lender or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or the Servicer contained in this Agreement,

Second Amended and Restated

Credit and Security Agreement

any Receivables Assignment or any other Transaction Document, and no breach or default by the Borrower or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Lender or the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the applicable Lenders and the Administrative Agent and directed to the Borrower or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of the Lenders and the Administrative Agent under this Agreement and the other Transaction Documents shall be cumulative and nonexclusive of any other rights and remedies that the Lenders and the Administrative Agent may have hereunder, thereunder, under any other agreement, by operation of law or otherwise. Recourse to the Borrower Collateral shall not be required.

Section 12.09. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT (EXCEPT TO THE EXTENT THAT ANY TRANSACTION DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATION WITH RESPECT TO POST-JUDGMENT INTEREST), BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER OBLIGATIONS, OR PRECLUDE ANY PARTY HERETO TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PARTY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS PROVIDED FOR IN SECTION 12.01 HEREOF AND THAT SERVICE SO MADE

Second Amended and Restated

Credit and Security Agreement

SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.10. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic imaging system shall be deemed as effective as delivery of an originally executed counterpart.

Section 12.11. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 12.12. Section Titles. The section, titles and table of contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 12.13. Further Assurances.

(a) The Borrower shall, or shall cause the Servicer to, at its sole cost and expense, upon request of any of the Lenders or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that any of the Lenders or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Liens granted to the Administrative Agent for the benefit of itself and the Lenders under this Agreement, (ii) enable the Lenders or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Transaction Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Transaction Document. Without limiting the generality of the foregoing, the Borrower shall, upon request of any of the Lenders or the Administrative Agent, (A) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices that may be necessary or desirable or that any of the Lenders or the Administrative Agent may request to perfect, protect and preserve the Liens granted pursuant to this Agreement, free and clear of all

Second Amended and Restated

Credit and Security Agreement

Adverse Claims, (B) mark, or cause the Servicer to mark, each Contract evidencing each Transferred Receivable with a legend, acceptable to each Lender and the Administrative Agent evidencing that the Borrower has purchased such Transferred Receivables and that the Administrative Agent, for the benefit of the Lenders, has a security interest in and lien thereon, (C) mark, or cause the Servicer to mark, its master data processing records evidencing such Transferred Receivables with such a legend and (D) notify or cause the Servicer to notify Obligors of the Liens on the Transferred Receivables granted hereunder.

(b) Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lenders and the Administrative Agent, and each of the Lenders hereby authorizes the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Borrower Collateral without the signature of the Borrower or, as applicable, the Lenders, as applicable, to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Borrower Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

(c) In connection with any assignment permitted under Section 12.02, upon the request of any assignor Lender, the Borrower will cause Simpson Thacher Bartlett LLP (or such other counsel acceptable to such assignor Lender) to issue “reliance letters” (or, if reliance letters cannot be issued, new opinion letters) to the related assignee Lenders with respect to the opinion letters delivered on or about the Initial Funding Date in connection with the closing of the Transaction Documents (or, if reliance letters cannot be issued, new opinion letters with respect to the matters addressed in the opinion letters delivered on or about the Initial Funding Date in connection with the closing of the Transaction Documents).

(d) Notwithstanding the foregoing, the Borrower shall not be required to take any actions in compliance with the laws of any jurisdiction outside of the United States in connection with the transfer or pledge pursuant to the Transaction Documents of any Receivables of an Obligor domiciled in such jurisdiction.

Section 12.14. Amendment and Restatement. The parties hereto agree that as of the Restatement Effective Date, the terms and conditions of the Existing Credit Agreement shall be and hereby are amended, superseded, and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation of the Existing Credit Agreement or the indebtedness incurred thereunder. With respect to any date or time period occurring and ending prior to the Restatement Effective Date, the rights and obligations of the parties to the Existing Credit Agreement shall be governed by the Existing Credit Agreement and the “Transaction Documents” (as defined therein), and with respect to any date or time period occurring and ending on or after the Restatement Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement and the other Transaction Documents (as defined herein).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Second Amended and Restated

Credit and Security Agreement

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Credit and Security Agreement to be executed by their respective signatories thereunto duly authorized, as of the date first above written.

SUNGARD AR FINANCING LLC, as the Borrower

By:	/s/ Henry M. Miller, Jr.
Name: Henry M. Miller, Jr.
Title: Vice President

Signature Page to

Second Amended and Restated

Credit and Security Agreement

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

By:	/s/ Thomas Morante
Name: Thomas Morante
Title: Duly Authorized Signer

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and as Swing Line Lender

By:	/s/ Thomas Morante
Name: Thomas Morante
Title: Duly Authorized Signer

Signature Page to

Second Amended and Restated

Credit and Security Agreement

CIT BANK, a Utah State Chartered Bank, as a Lender

By:	/s/ Renee M. Singer
Name: Renee M. Singer
Title: Managing Director

Signature Page to

Second Amended and Restated

Credit and Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Vice President

Signature Page to

Second Amended and Restated

Credit and Security Agreement

ANNEX X

TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

Definitions and Interpretation

Second Amended and Restated

Credit and Security Agreement

SECTION 1. Definitions and Conventions. Capitalized terms used in the Credit Agreement (as defined below) shall have the following respective meanings:

“Account” shall mean any of the Concentration Accounts or any of the Collection Accounts.

“Account Agreement” shall mean any of the Concentration Account Agreements or any of the Collection Account Agreements.

“Additional Amounts” shall mean any amounts payable to any Affected Party under Sections 2.09 or 2.10 of the Credit Agreement.

“Additional Costs” shall have the meaning assigned to it in Section 2.09(b) and 2.15 of the Credit Agreement.

“Additional Seller” shall mean a Subsidiary of Parent that becomes a Seller under the Receivables Sale Agreement after the Initial Funding Date pursuant to a Joinder Agreement.

“Adequate Security” means cash or deposit account balances pledged pursuant to documentation in form and substance satisfactory to the Swing Line Lender or deposited with the Administrative Agent or a Lien provided by the Borrower or a Non-Funding Lender, in each case, for the benefit of the Swing Line Lender with respect to the Pro Rata Share of the applicable Swing Line Advance of such Non-Funding Lender, which the Swing Line Lender deems sufficient in its sole discretion.

“Administrative Agent” shall have the meaning set forth in the Preamble of the Credit Agreement.

“Advance” shall mean the Term Loan, any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Advance Date” shall mean each day on which any Advance is made.

“Adverse Claim” shall mean any claim of ownership or any Lien, other than any ownership interest or Lien created under the Transaction Documents.

“Affected Party” shall mean each of the following Persons: each Lender, the Administrative Agent, the Depositary, each Affiliate of the foregoing Persons, and any SPV or participant with the rights of a Lender under Section 12.02(c) of the Credit Agreement and their respective successors, transferees and permitted assigns.

“Affiliate” shall mean, with respect to any Person, (a) each Person that controls, is controlled by or is under common control with such Person, or (b) each of such Person’s officers and directors. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. A Person will not be deemed to be an Affiliate of another Person solely because such Persons are both portfolio companies of one or more Sponsors.

“Agent Account” shall mean account number 50279513 (reference CFN8997; SunGard AR Financing LLC) with the Depositary in the name of the Administrative Agent.

Second Amended and Restated

Credit and Security Agreement

“Aggregate Commitment” shall mean, at any time, the sum of (a) the Maximum Revolving Commitment Amount and (b) outstanding principal balance of the Term Loan at such time.

“Appendices” shall mean, with respect to any Transaction Document, all exhibits, schedules, annexes and other attachments thereto, or expressly identified thereto.

“Applicable Index Rate Margin” shall mean 2.50% per annum.

“Applicable LIBOR Margin” shall mean 3.50% per annum.

“AS Separation” is defined as defined in the Senior Credit Agreement, as amended, restated, supplemented, refinanced, waived or otherwise modified from time to time.

“Assignment Agreement” shall mean an assignment agreement in the form of Exhibit 12.02 attached to the Credit Agreement.

“Attributable Rate” shall have the meaning assigned to it in Section 2.11 of the Credit Agreement.

“Authorized Officer” shall mean, with respect to any corporation or limited liability company, the President, any Vice President, any Assistant Vice President, the General Counsel, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, any manager or managing member and each other officer of such corporation or limited liability company specifically authorized to sign agreements, instruments or other documents on behalf of such corporation or limited liability company in connection with the transactions contemplated by the Transaction Documents.

“Average Daily Aggregate Revolving Commitment” shall mean, in respect of any Settlement Period (i) the sum of the Maximum Revolving Commitment Amount for each day of such Settlement Period divided by (ii) the actual number of days in such Settlement Period.

“Average Daily Outstanding Principal Amount” shall mean, in respect of any Settlement Period

(i) (A) the sum of the Outstanding Principal Amount for each day of such Settlement Period minus (B) the sum of the Outstanding Principal Amount of the Term Loan for each day of such Settlement Period divided by

(ii) the actual number of days in such Settlement Period.

“Bank” shall mean any of the Collection Account Banks or any of the Concentration Account Banks.

“Bankruptcy Code” shall mean the provisions of title 11 of the United States Code, 11 U.S.C. § § 101 et seq.

“Bi-Monthly Report” shall have the meaning assigned to it in Annex 5.02(a) to the Credit Agreement.

“Billed Amount” shall mean, with respect to any Billed Receivable, the amount billed on the Billing Date to the Obligor thereunder.

Second Amended and Restated

Credit and Security Agreement

“Billed Receivable” means any Transferred Receivable that is not an Unbilled Receivable.

“Billing Date” shall mean, with respect to any Billed Receivable, the date on which the invoice with respect thereto was generated.

“BK Obligor” means an Obligor that is (i) unable to make payment of its obligations when due, (ii) a debtor in a voluntary or involuntary bankruptcy proceeding, or (iii) the subject of a comparable receivership or insolvency proceeding.

“Borrower” shall have the meaning assigned to it in the preamble to the Credit Agreement.

“Borrower Account Collateral” shall have the meaning assigned to it in Section 7.01(c) of the Credit Agreement.

“Borrower Assigned Agreements” shall have the meaning assigned to it in Section 7.01(b) of the Credit Agreement.

“Borrower Collateral” shall have the meaning assigned to it in Section 7.01 of the Credit Agreement.

“Borrower Obligations” shall mean all loans, advances, debts, liabilities, indemnities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by the Borrower to any Affected Party under the Credit Agreement, any other Transaction Document and any document or instrument delivered pursuant thereto, and all amendments, extensions or renewals thereof, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising thereunder, including the Outstanding Principal Amount, interest, Unused Fees, amounts payable in respect of Funding Excess, fees and expenses payable to a successor Servicer, Additional Amounts, Additional Costs and Indemnified Amounts. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against the Borrower in bankruptcy, whether or not allowed in such case or proceeding), fees, charges, expenses, attorneys’ fees and any other sum chargeable to the Borrower under any of the foregoing, whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations that are paid to the extent all or any portion of such payment is avoided or recovered directly or indirectly from any Lender or the Administrative Agent or any assignee of any Lender or the Administrative Agent as a preference, fraudulent transfer or otherwise.

“Borrowing” shall mean a borrowing of Advances pursuant to the Credit Agreement.

“Borrowing Base” shall mean, as of any date of determination, the amount equal to the lesser of:

(a) the Aggregate Commitment,

and

(b) an amount equal to the greater of (x) zero and (y) an amount equal to:

(1) the Dynamic Advance Rate,

Second Amended and Restated

Credit and Security Agreement

multiplied by

(2)	the Net Eligible Receivables Balance

plus

(3)	all Cash Collateral

minus

(4)	reserves against availability determined as follows:

(i) prior to the earlier of September 30, 2014 and the AS Separation, if the Administrative Agent determines that additional reserves against availability are appropriate following the completion of the audit of the Borrower Collateral, such other reserves as the Administrative Agent may determine from time to time based upon its reasonable credit judgment in consultation with the Servicer and the Borrower; and

(ii) after the earlier of September 30, 2014 and the AS Separation, such reserves against availability determined by the Administrative Agent in its Permitted Discretion.

“Borrowing Base Certificate” shall have the meaning assigned to it in Section 5.02(b) of the Credit Agreement.

“Borrowing Request” shall have the meaning assigned to it in Section 2.03(a) of the Credit Agreement.

“Breakage Costs” shall have the meaning assigned to it in Section 2.15 of the Credit Agreement.

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or, with respect to any remittances to be made by any Collection Account Bank or any Concentration Account Bank to any related Account, in the jurisdiction(s) in which the Accounts maintained by such Banks are located.

“Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Cash Collateral” means any cash or any cash equivalents acceptable to the Administrative Agent held in the Agent Account and (x) designated by notice of the Seller or the Servicer to the Administrative Agent as “Cash Collateral” or (y) otherwise retained in the Agent Account as Cash Collateral in accordance with Section 2.08 of the Credit Agreement.

Second Amended and Restated

Credit and Security Agreement

“Cause” means the conviction of, or the entry of a guilty plea or nolo contendere by, any Independent Manager for a crime of dishonesty or moral turpitude or any action by the Independent Manager which constitutes gross negligence, bad faith or willful misconduct in the conduct of his or her duties as a manager of the Borrower.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the compliance by any Lender with any written request, guideline or directive (whether or not having the force of law, but if not having force of law, then being one with which the relevant party would customarily comply) by any Governmental Authority.

“Change of Control” shall mean any event, transaction or occurrence as a result of which:

(a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings or (B) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of common stock of Holdings equal to an amount more than fifty percent (50%) of the amount of common stock of Holdings owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Initial Funding Date and such ownership by the Permitted Holders represents the largest single block of voting securities of Holdings held by any Person or related group for purposes of Section 13(d) of the Securities Act, or

(ii) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Securities Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the shares outstanding of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors; or

(b) at any time prior to a Qualifying IPO of the Parent, the Parent ceasing to be a directly or indirectly wholly owned Subsidiary of Holdings

(c) any other “Change of Control” (or any comparable term) in any document pertaining to the Senior Credit Agreement, the Existing Notes or the New Notes (in each case, as in effect as of the date hereof any without giving effect to any amendments or modifications thereto); or

Second Amended and Restated

Credit and Security Agreement

(d) the Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding Stock, directly or indirectly, of the Borrower.

“Charges” shall mean (i) all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable); (ii) all levies, assessments, charges, or claims of any governmental entity or any claims of statutory lienholders, the nonpayment of which could give rise by operation of law to a Lien on Borrower Collateral or any other property of the Borrower or any Seller and (iii) any such taxes, levies, assessment, charges or claims which constitute a lien or encumbrance on any property of the Borrower or any Seller.

“Collection Account” shall mean any deposit account established by or assigned to the Borrower for the deposit of Collections pursuant to and in accordance with Section 6.01(a) of the Credit Agreement.

“Collection Account Agreement” shall mean any agreement among the Borrower, the Administrative Agent, and a Collection Account Bank with respect to a Lockbox and Collection Account that provides, among other things, that the Administrative Agent has “control” (within the meaning of 9-104 of the UCC) of such Collection Account and is otherwise in form and substance acceptable to the Administrative Agent.

“Collection Account Bank” shall mean any bank or other financial institution at which one or more Collection Accounts are maintained.

“Collections” shall mean, with respect to any Receivable, all cash collections and other proceeds of such Receivable (including late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible) and any amounts required to be paid by a Seller pursuant to Section 2.04 of the Receivables Sale Agreement.

“Commitment Reduction Notice” shall have the meaning assigned to it in Section 2.02(a) of the Credit Agreement.

“Commitment Termination Date” shall mean the earliest of:

(a) the date so designated pursuant to Section 8.01 of the Credit Agreement;

(b) the date of termination of the Maximum Revolving Commitment Amount specified in a notice from the Borrower to the Lenders delivered pursuant to and in accordance with Section 2.02(b) of the Credit Agreement; and

(c) the Facility Maturity Date (other than pursuant to clause (i) thereof).

“Commitment Termination Notice” shall have the meaning assigned to it in Section 2.02(b) of the Credit Agreement.

“Compliance Certificate” shall have the meaning assigned to it in Annex 5.02(a) of the Credit Agreement.

“Concentration Accounts” shall mean that those certain accounts maintained by the Borrower at Concentration Account Banks, which accounts shall be subject to a Concentration Account Agreement.

Second Amended and Restated

Credit and Security Agreement

“Concentration Account Agreement” shall mean any agreement among the Borrower, the Administrative Agent, and the related Concentration Account Bank with respect to the Concentration Account that provides, among other things, that the Administrative Agent has “control” (within the meaning of Article 9 of the UCC) of the Concentration Account specified therein, and is otherwise in form and substance acceptable to the Administrative Agent.

“Concentration Account Banks” shall mean the banks or other financial institutions at which the Concentration Accounts are maintained, which shall initially be Bank of America, N.A.

“Concentration Percentage” shall mean, with respect to an Obligor as of any date of determination, the General Concentration Percentage or, if applicable, the Special Concentration Percentage for such Obligor at such date of determination.

“Continuing Directors” means the directors of Holdings on the Initial Funding Date, and each other director, if, in each case, such other directors’ nomination for election to the board of directors of Holdings (or the Parent after a Qualifying IPO of the Parent) is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of Holdings (or the Parent after a Qualifying IPO of the Parent).

“Continuing Service Receivables” shall mean a Receivable in respect of which an invoice is issued prior to the completion of the services referenced in (or otherwise related to) such invoice.

“Contract” shall mean any agreement, instrument, invoice or other writing pursuant to, or under which, an Obligor shall be obligated to make payments with respect to any Receivable.

“Credit Agreement” shall mean the certain Second Amended and Restated Credit and Security Agreement dated as of December 19, 2012, by and among the Borrower, the Lenders and the Administrative Agent.

“Credit and Collection Policies” shall mean the written credit, collection, customer relations and service policies of the Sellers in effect on the Initial Funding Date and attached as Exhibit A to the Credit Agreement, as the same may from time to time be amended, restated, supplemented or otherwise modified in accordance with the terms of the Credit Agreement.

“Debt” of any Person shall mean, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services payment for which is deferred 90 days or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all liabilities of such Person under Title IV of ERISA, (i) all Guaranteed Indebtedness of such Person, (j) all indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (k) all “Indebtedness” as such term is defined in the Senior Credit Agreement, (l) all “Loans” and other obligations of the Parent and its Subsidiaries under the Senior Credit Agreement (which shall only be Debt of the Parent, its Subsidiaries and any Person who guarantees such Debt), and (m) the Borrower Obligations.

Second Amended and Restated

Credit and Security Agreement

“Default Rate” shall have the meaning assigned to it in Section 2.06(b) of the Credit Agreement.

“Defaulted Receivable” shall mean any Transferred Receivable (a) with respect to which any payment, or part thereof, remains unpaid for more than sixty-five (65) days after its Maturity Date, (b) with respect to which the Obligor thereunder is a BK Obligor or (c) that otherwise has been or should be written off in accordance with the Credit and Collection Policies.

“Defaulted Receivable Trigger Ratio” shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

(a) the sum of (without duplicating any amounts in clauses (i) and (ii) in respect of any single Settlement Period) (i) the aggregate Outstanding Balances of all Defaulted Receivables as of such day and as of the last day of each of the two Settlement Periods ended immediately prior to such Settlement Period and (ii) the Outstanding Balances of all Receivables written off during such Settlement Period and during each of the two Settlement Periods ended immediately prior to such Settlement Period (in each case, as of the date such Transferred Receivables were written off), to

(b) the sum of the aggregate Outstanding Balances of all Billed Receivables as of such day and as of the last day of each of the two Settlement Periods ended prior to such Settlement Period.

“Delinquency Trigger Ratio” shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

(a) the sum of aggregate Outstanding Balances of all Billed Receivables with respect to which any payment, or part thereof, became between thirty-one (31) and sixty (60) days past due during such Settlement Period and during each of the two Settlement Periods ended immediately prior to such Settlement Period;

to

(b) the aggregate Billed Amount of all Billed Receivables originated during the Settlement Periods ended three, four and five Settlement Periods before the Settlement Period ending on such date (so that if the Settlement Periods referenced in (a) were the April, May and June Settlements Periods, the Settlement Periods referenced in (b) would be the January, February and March Settlement Periods).

“Depositary” shall have the meaning assigned to it in Section 6.01(c)(i) of the Credit Agreement.

“Designated Event” has the meaning set forth in Section 8.01 of the Credit Agreement.

“Designated Notice” means a written notice by the Administrative Agent to the Borrower stating that such notice is a “Designated Notice” and that one or more Designated Events has occurred and is continuing.

Second Amended and Restated

Credit and Security Agreement

“Designated Period” means a period commencing on the delivery of any Designated Notice to the Borrower and ending on the fifth Business Day after the delivery of such Designated Notice.

“Dilution Factors” shall mean, with respect to any Receivable, any portion of which (a) was reduced, canceled or written-off as a result of (i) any credits, rebates, freight charges, cash discounts, volume discounts, cooperative advertising expenses, royalty payments, warranties, cost of parts required to be maintained by agreement (either express or implied), allowances for early payment, warehouse and other allowances, defective, rejected, returned or repossessed merchandise or services, or any failure by any Seller to deliver any merchandise or services or otherwise perform under the underlying Contract, (ii) any change in or cancellation of any of the terms of the underlying Contract or any cash discount, rebate, retroactive price adjustment or any other adjustment by the applicable Seller which reduces the amount payable by the Obligor on the related Receivable except to the extent based on credit related reasons, or (iii) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) is subject to any specific dispute, offset, counterclaim or defense whatsoever (except discharge in bankruptcy of the Obligor thereof).

“Dilution Reserve Rate” shall mean, as of any date of determination, the product of (i) 2 and (ii) the Dilution Reserve Ratio as of such date.

“Dilution Reserve Ratio” shall mean, as of any date of determination, the highest Dilution Trigger Ratio occurring during the twelve most recent Settlement Periods preceding such date.

“Dilution Trigger Ratio” shall mean, as of the last day of any Settlement Period, the ratio (expressed as a percentage) of:

(a) the sum of the aggregate Dilution Factors for all Billed Receivables during such Settlement Period and the two Settlement Periods ending immediately prior to such Settlement Period to

(b) the aggregate Billed Amount of all Billed Receivables originated during the three Settlement Periods ended immediately prior to such Settlement Period (so that if the Settlement Periods referenced in (a) were the March, April and May Settlement Periods, the Settlement Periods referenced in (b) would be the February, March and April Settlement Periods).

“Dollars” or “$” shall mean lawful currency of the United States of America.

“Dynamic Advance Rate” shall mean, as of any date of determination, a percentage equal to the lesser of:

(i) 85%; and

(ii) 100% minus the sum of (A) the Dilution Reserve Rate, (B) the Loss Reserve Rate, (C) the Interest Reserve Rate and (D) the Servicing Reserve Rate.

“Eligible Continuing Service Receivables” shall mean, as of any date of determination, an Eligible Receivable that is also a Continuing Service Receivable in respect of which (i) the related invoice therefor is issued no more than 60 days (or, for Continuing Service Receivables originated by SunGard Availability Services LP, 75 days) prior to the completion of the services referenced in such invoice and (ii) under the terms of the related Contract, the related Seller is then entitled to invoice the Obligor for the services related to such Transferred Receivable. Notwithstanding anything herein to the contrary, no “Continuing Service Receivable” shall constitute an “Eligible Continuing Service Receivable” as of any date of determination if the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries as of the fiscal quarter of the Parent then most recently ended was less than 2.00 to 1.00.

Second Amended and Restated

Credit and Security Agreement

“Eligible Receivable” shall mean, as of any date of determination, a Transferred Receivable:

a) that (i) is due and payable within ninety (90) days of the Billing Date thereof and (ii) is not a Defaulted Receivable;

b) that is not a liability of an Excluded Obligor or an Obligor with respect to which more than 50% of the aggregate Outstanding Balance of all Receivables owing by such Obligor are (x) more than sixty-five (65) days past due from the Maturity Date thereof or (y) have been or should be written off in accordance with the Credit and Collection Policies;

c) if the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries as of the fiscal quarter of the Parent then most recently ended was less than 2.00 to 1.00, such Transferred Receivable is not a liability of an Obligor organized under the laws of any jurisdiction outside of the United States of America (including the District of Columbia but otherwise excluding its territories and possessions) or Canada;

d) that is denominated and payable in Dollars in the United States of America and is not represented by a note or other negotiable instrument or by chattel paper;

e) that is not subject to any right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim (with only the portion of any such Receivable subject to any such right of rescission, dispute, offset (including, without limitation, as a result of customer promotional allowances, discounts, rebates, or claims for damages), hold back defense, adverse claim or other claim being considered an Ineligible Receivable by virtue of this clause (e)), whether arising out of transactions concerning the Contract therefor or otherwise;

f) with respect to which the Obligor thereunder is not a BK Obligor;

g) that is not an Unapproved Receivable;

h) unless such Receivable is an Eligible Continuing Services Receivable, such Receivable does not represent partially performed or unperformed services, consigned goods, a “milestone” billing or “sale or return” goods and does not arise from a transaction for which any additional performance by the Seller thereof, or acceptance by or other act of the Obligor thereunder, including any required submission of documentation, remains to be performed as a condition to any payments on such Receivable or the enforceability of such Receivable under applicable law;

i) that is not the liability of an Obligor that has any claim of a material nature against or affecting the Seller thereof or the property of such Seller which gives rise to a right of set-off against such Receivable (with only that portion of Receivables owing by such Obligor equal to the amount of such claim being an Ineligible Receivable);

j) that was originated in accordance with and satisfies in all material respects all applicable requirements of the Credit and Collection Policies;

Second Amended and Restated

Credit and Security Agreement

k) that represents the genuine, legal, valid and binding obligation of the Obligor thereunder enforceable by the holder thereof in accordance with its terms;

l) that is entitled to be paid pursuant to the terms of the Contract therefor and has not been paid in full or been compromised, adjusted, extended, reduced, satisfied, subordinated, rescinded or modified (except for adjustments to the Outstanding Balance thereof to reflect Dilution Factors made in accordance with the Credit and Collection Policies);

m) that does not contravene in any material respect any laws, rules or regulations applicable thereto (including laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract therefor is in violation of any such law, rule or regulation that, in each case, could reasonably be expected to have a material adverse effect on the collectibility, value or payment terms of such Receivable;

n) with respect to which no proceedings or investigations are pending or threatened before any Governmental Authority (i) asserting the invalidity of such Receivable or the Contract therefor, (ii) seeking payment of such Receivable or payment and performance of such Contract or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of such Receivable or such Contract;

o) (i) that is an “account” or a “payment intangible” within the meaning of the UCC (or any other applicable legislation) of the applicable jurisdictions in which each of the Sellers, the Parent and the Borrower are organized and (ii) under the terms of the related Contract, the right to payment thereof may be freely assigned, including as a result of compliance with applicable law (or with respect to which, the prohibition on the assignment of rights to payment are made fully ineffective under applicable law);

p) that is payable solely and directly to a Seller and not to any other Person (including any shipper of the merchandise or goods that gave rise to such Receivable), except to the extent that payment thereof may be made to a Lockbox or otherwise as directed pursuant to Article VI of the Credit Agreement;

q) with respect to which all material consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the Contract therefor have been duly obtained, effected or given and are in full force and effect;

r) that is created through the provision of merchandise, goods or services by the Seller thereof in the ordinary course of its business;

s) that is not the liability of an Obligor that, under the terms of the Credit and Collection Policies, is receiving or should receive merchandise, goods or services on a “cash on delivery” basis;

t) that does not constitute a rebilled amount arising from a deduction taken by an Obligor with respect to a previously arising Receivable;

u) as to which the Borrower has a first priority perfected ownership interest and in which the Administrative Agent has a first priority perfected security interest, in each case not subject to any Lien, right, claim, security interest or other interest of any other Person (other than, in the case of the Borrower, the Lien of the Administrative Agent for the benefit of the Secured Parties);

Second Amended and Restated

Credit and Security Agreement

v) to the extent such Transferred Receivable represents sales tax, such portion of such Receivable shall not be an Eligible Receivable;

w) that does not represent the balance owed by an Obligor on a Receivable in respect of which the Obligor has made partial payment;

x) with respect to which no check, draft or other item of payment was previously received that was returned unpaid or otherwise;

y) which is not an Unbilled Receivable unless such Unbilled Receivable is an Eligible Unbilled Receivable;

z) the Obligor of which is not the United States federal government or a governmental subdivision or agency thereof, unless (i) each transfer of such Receivable pursuant to the Transaction Documents is in compliance with all assignment of claims statutes and regulations applicable to such Receivables or such other agreements have been entered into which are satisfactory to the Administrative Agent in its sole discretion and (ii) the Administrative Agent shall have received evidence, to its reasonable satisfaction, that no such Obligor has a right of setoff against the Seller thereof or the Borrower, the Parent or any other Seller, that can be exercised against such Receivables;

aa) the Seller of which is a direct or indirect wholly-owned Subsidiary of the Parent as of such date of determination; and

bb) that complies with such other criteria and requirements that the Administrative Agent has determined in consultation with the Borrower and the Servicer to be necessary in its commercially reasonable judgment following an audit of the Borrower Collateral.

“Eligible Unbilled Receivables” means an Eligible Receivable that is also (i) an Unbilled Receivable in respect of which the Seller thereof may recognize the associated revenue for such Receivable in accordance with GAAP and (ii) not a Continuing Service Receivable.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Investors” means the Sponsors and the Management Stockholders.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any Seller, any trade or business (whether or not incorporated) that, together with such Seller, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” shall mean, with respect to any Seller or any ERISA Affiliate, the occurrence of one or more of the following events: (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan unless the 30-day requirement with respect thereto has been waived pursuant to the regulations under Section 4043 of ERISA; (b) the withdrawal of any Seller or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial

Second Amended and Restated

Credit and Security Agreement

employer,” as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Seller or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Seller or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status.

“Event of Servicer Termination” shall have the meaning assigned to it in Section 4.1 of the Servicing Agreement.

“Event of Default” means any Designated Event described in Section 8.01(a)(i), (a)(ii), (d) or (e) of the Credit Agreement.

“Excess Concentration Amount” shall mean, with respect to any Obligor of a Receivable and as of any date of determination, the amount by which the Outstanding Balance of Transferred Receivables owing by such Obligor exceeds (i) the Concentration Percentage for such Obligor multiplied by (ii) the Outstanding Balance of all Transferred Receivables on such date; provided, however, that in the case of an Obligor which is an Affiliate of other Obligors, the Excess Concentration Amount for such Obligor shall be calculated as if such Obligor and such one or more affiliated Obligors were one Obligor.

“Excluded Obligor” shall mean any Obligor (a) that is a Subsidiary of any Seller, the Parent or the Borrower, or (b) that is designated as an Excluded Obligor, based on the Administrative Agent’s commercially reasonable credit judgment of such Obligor, in consultation with the Borrower and the Servicer.

“Existing Credit Agreement” shall have the meaning assigned to it in the recitals to the Credit Agreement.

“Existing Notes” means $250,000,000 aggregate principal amount of the Parent’s 4.875% senior notes due 2014.

“Existing Term Loan” shall have the meaning assigned to it in Section 2.01(a)(i) of the Credit Agreement.

“Facility Maturity Date” shall mean the earliest to occur of:

(i) date that is 90 days following the Commitment Termination Date, as such date may be accelerated pursuant to the terms hereof (including Section 8.01 hereof);

(ii) the Final Advance Date;

(iii) the Administrative Agent’s declaration of or the automatic occurrence of the termination of the Facility Maturity Date upon the occurrence and during the continuation of an Event of Default or a Termination Event; and

Second Amended and Restated

Credit and Security Agreement

(iv) 91 days prior to the scheduled maturity of any Material Indebtedness except for the following Material Indebtedness (subject to the satisfaction of the applicable conditions set forth below with respect thereto):

(1) (x) the Existing Notes, (y) the $255,000,000 Tranche A Term Loan due February 2014 and (z) the $169,000,000 incremental term loan due February 2014, so long as, in each case, at all times during the period commencing 91 days prior to the related maturity date thereof, the Liquidity Condition is satisfied with respect thereto (as certified by the Parent to the Administrative Agent and the Lenders on (i) such 91st day and (ii) on each Monthly Report Date thereafter); and

(2) no more than $250,000,000 of each of (x) the $1,719,000,000 Tranche B Term Loan due February 2016 and (y) the $908,000,000 Tranche C Term Loan due February 2017, so long as, in each case, at all times during the period commencing beginning 91 days prior to the related maturity date of such remaining balance of no more than $250,000,000, the Liquidity Condition is satisfied with respect to such remaining balance (as certified by the Parent to the Administrative Agent and the Lenders on (i) such 91st day and (ii) on each Monthly Report Date thereafter).

“FATCA” means section 1471, 1472, 1473 and 1474 of the IRC, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by GE Capital from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean that certain fee letter agreement dated December 4, 2012 among the Borrower, the Administrative Agent and GE Capital Markets, Inc.

“Fees” shall mean any and all fees payable to the Administrative Agent or any Lender pursuant to the Credit Agreement or any other Transaction Document, including, without limitation, the Unused Fee.

“Final Advance Date” shall mean December 19, 2017.

“Fixed Charge Coverage Ratio” shall have the meaning assigned to it on Annex V. The Fixed Charge Coverage Ratio effective on any date shall be the ratio set forth in the most recently delivered Compliance Certificate delivered pursuant to the Credit Agreement or the Existing Credit Agreement. The “Fixed Charge Coverage Ratio” may be modified in accordance with Section 8.02 of the Credit Agreement.

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the IRC.

“Funding Availability” shall mean, as of any date of determination, the amount, if any, by which the Borrowing Base exceeds the Outstanding Principal Amount, in each case as of the end of the immediately preceding day.

Second Amended and Restated

Credit and Security Agreement

“Funding Excess” shall mean, as of any date of determination, the extent to which the Outstanding Principal Amount exceeds the Borrowing Base, in each case as disclosed in the most recently submitted Borrowing Base Certificate or Borrowing Request or, upon notice to and following consultation with the Borrower, as otherwise determined by the Administrative Agent in its commercially reasonable judgment.

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied as such term is further defined in Section 2(a) of this Annex X.

“GE Capital” shall mean General Electric Capital Corporation, a Delaware corporation.

“General Concentration Percentage” shall mean at any time of determination with respect to any Obligor, 5.0% times the aggregate Outstanding Balance of Eligible Receivables as of such time of determination.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guaranteed Indebtedness” shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be the amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof, as determined by the Borrower in good faith.

“Holdings” means SunGard Holdco LLC, a Delaware limited liability company.

“Immaterial Misstatement” means (i) any untrue or incorrect information set forth in any Borrowing Base Certificate which does not cause the calculation of the Borrowing Base reflected on such Borrowing Base Certificate to be greater than what the calculation of the Borrowing Base would have been if such information were not untrue or incorrect or (ii) any untrue or incorrect information unintentionally set forth in any Borrowing Base Certificate which does not cause the calculation of the Borrowing Base reflected on such Borrowing Base Certificate to be more than 1% greater than what the calculation of the Borrowing Base would have been if such information were not untrue or incorrect; provided, that in the case of clause (ii), such information is corrected within two Business Days after an Authorized Officer of the Borrower becomes aware thereof.

“Incipient Termination Event” shall mean any event that, with the passage of time or the giving of notice or both, and, to the extent applicable, with the delivery of a Designated Notice and the passage of a Designated Period, would, unless cured or waived, become a Termination Event.

Second Amended and Restated

Credit and Security Agreement

“Increase Effective Date” shall have the meaning assigned to it in Section 2.11 of the Credit Agreement.

“Indebtedness” shall have the meaning assigned to it on Annex U.

“Indemnified Amounts” shall mean, with respect to any Person, any and all suits, actions, proceedings, claims, damages, losses, liabilities and reasonable expenses (including, but not limited to, reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal).

“Indemnified Person” shall have the meaning assigned to it in Section 10.01(a) of the Credit Agreement.

“Indemnified Taxes” shall have the meaning assigned to it in Section 2.10 of the Credit Agreement.

“Independent Manager” means, with respect to a subject Person, a natural person which itself (and for the avoidance of doubt not any Person which is the employer of such natural person) satisfies each of the following: (i) such person is not a direct or indirect or beneficial stockholder, officer, director or manager (other than in a capacity as an independent director or independent manager of an Affiliate of such Person in connection with a securitization transaction), employee, affiliate, associate, customer, supplier of such Person or such Person’s Affiliates, or any relative thereof, nor a trustee in bankruptcy for any thereof and (ii) such person (a) has at least three years’ prior experience in transactions involving the securitization of financial assets and prior experience as an “independent manager” or an “independent director” for a corporation or an independent director or manager for an entity (other than such Person) whose charter or organizational documents require the unanimous consent of all independent directors or independent managers, as applicable, before such entity could file a bankruptcy proceeding or consent to the initiation of bankruptcy proceedings against it and (b) is employed by, and has at least three years of employment experience with any of (or any combination of), Lord Securities Corporation, Stewart Management Company, Wilmington Trust Company, National Registered Agents, Inc., Global Securitization Services, LLC, Amacar, L.L.C., Corporation Service Company, CT Corporation Staffing, Inc. or a similar nationally recognized provider of advisory, management, or placement services to issuers of securitization or structured finance instruments, agreements or securities, which in the ordinary course of its business provides independent directors or independent managers for special-purpose financing entities such as the Borrower, that is reasonably approved by the Administrative Agent in writing.

“Index Rate” shall mean, for any day, a floating rate of interest determined by the Administrative Agent equal to the Applicable Index Rate Margin plus the greatest of:

(i)	the Prime Rate;

(ii)	the Federal Funds Rate plus 3.00% per annum; and

(iii)	the sum of:

(a) 1.00% per annum; and

(b) (x) the offered rate for deposits in United States Dollars as of such date for a three month period in United States Dollars which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the second full LIBOR Business Day preceding such day; divided by (y) a number equal to 1.0 minus the aggregate (but

Second Amended and Restated

Credit and Security Agreement

without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days to such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

provided that in no event shall the Index Rate for any day be less than the LIBOR Rate for the Interest Period in which such day occurs.

“Index Rate Advance” shall mean an Advance or portion thereof bearing interest by reference to the Index Rate.

“Ineligible Receivable” shall mean any Receivable (or portion thereof) which fails to satisfy all of the requirements of an “Eligible Receivable” set forth in the definition thereof.

“Initial Funding Date” shall mean March 30, 2009.

“Interest Period” means a one month period commencing on (and including) a Settlement Date and ending on the calendar day immediately preceding the next Settlement Date.

“Interest Reserve Rate” shall mean, as of any date of determination, an amount equal to the product of (i) 1.5, (ii) the Prime Rate and (iii) a fraction, the numerator of which is the higher of (a) 30 and (b) the Turnover Days Ratio as of the end of the Settlement Period immediately preceding such date multiplied by 2, and the denominator of which is 360.

“Investment Company Act” shall mean the provisions of the Investment Company Act of 1940, 15 U.S.C. §§ 80a et seq., and any regulations promulgated thereunder.

“Investments” shall mean, with respect to any Borrower Account Collateral, the certificates, instruments, investment property or other investments in which amounts constituting such collateral are invested from time to time.

“IRC” shall mean the Internal Revenue Code of 1986 and any regulations promulgated thereunder.

“IRS” shall mean the Internal Revenue Service.

“Joinder Agreement” has the meaning specified in the Receivables Sale Agreement.

“Lender” shall have the meaning assigned to it in the preamble of the Credit Agreement. For the avoidance of doubt the term “Lenders” includes the Swing Line Lender, unless the context otherwise requires.

“Lender-Related Distress Event” means, with respect to any Lender, that the following has occurred with respect to such Lender or with respect to any Person that directly or indirectly controls such Lender (each a “Distressed Person”): (i) a voluntary or involuntary case with respect to such Distressed Person under the Bankruptcy Code or any similar bankruptcy laws of its jurisdiction of formation; (ii) a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any

Second Amended and Restated

Credit and Security Agreement

substantial part of such Distressed Person’s assets; (iii) such Distressed Person is subject to a forced liquidation, merger, sale or other change of control supported in whole or in part by guaranties or other support (including, without limitation, the nationalization or assumption of majority ownership or operating control by) from the U.S. government or other Governmental Authority; or (iv) such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity standard of any such Governmental Authority.

“LIBOR Business Day” shall mean a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

“LIBOR Rate” shall mean, for any Interest Period, a per annum rate of interest determined by the Administrative Agent equal to the Applicable LIBOR Margin plus:

(a) the offered rate for deposits in United States Dollars for the applicable Interest Period which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the second full LIBOR Business Day next preceding the first day of such Interest Period (unless the first day of such Interest Period is not a LIBOR Business Day, in which event the next succeeding LIBOR Business Day will be used); divided by

(b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBOR Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve system or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

provided, that if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority with jurisdiction over a Lender shall assert that it is unlawful, for a Lender to agree to make or to make or to continue to fund or maintain any Advances at the LIBOR Rate, then, unless a LIBOR Rate Disruption Event shall have occurred, the LIBOR Rate shall in all such cases be equal to the Index Rate. For the avoidance of doubt, except as provided in the immediately preceding proviso, the LIBOR Rate determined for any Interest Period shall remain fixed for such Interest Period.

If such interest rates shall cease to be available from Reuters, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to the Administrative Agent and the Borrower.

“LIBOR Rate Advance” shall mean an Advance or portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Rate Disruption Event” means, for any Lender, notification by such Lender to the Borrower and the Administrative Agent of any of the following: (i) determination by such Lender that it would be contrary to law or the directive of any central bank or other governmental authority to obtain United States dollars in the London interbank market to fund or maintain its Advances, (ii) the inability of such Lender, by reason of circumstances affecting the London interbank market generally, to obtain United States dollars in such market to fund its Advances or (iii) a determination by such Lender that the maintenance of its Advances will not adequately and fairly reflect the cost to such Lender of funding such investment at such rate.

Second Amended and Restated

Credit and Security Agreement

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing).

“Liquidity” means with respect to the Parent, for any month, the sum of (x) the aggregate undrawn availability under the Senior Credit Agreement and (y) the total amount of unrestricted cash and cash equivalents of the Parent and its subsidiaries in each case as set forth in the most recently delivered Monthly Report.

“Liquidity Condition” is satisfied at any time with respect to any Material Indebtedness, if the amount of Liquidity at such time is at least equal to the principal amount of such Material Indebtedness.

“Litigation” shall mean, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Lockbox” shall have the meaning assigned to it in Section 6.01(a)(ii) of the Credit Agreement.

“Loss Reserve Rate” means 5.00%.

“Management Stockholders” means the members of management of the Parent or its Subsidiaries who are investors in Holdings or any direct or indirect parent thereof.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, liabilities, operations or financial or other condition of (i) the Sellers considered as a whole, (ii) the Borrower or (iii) the Servicer, (b) the ability of any Seller, the Borrower, the Parent or the Servicer to perform any of its obligations under the Transaction Documents in accordance with the terms thereof, (c) the validity or enforceability of any Transaction Document or the rights and remedies of the Borrower, the Lenders or the Administrative Agent under any Transaction Document, or (d) the collectibility of the Transferred Receivables generally, any material portion of the Transferred Receivables, the Borrower Collateral (taken as a whole) or the ownership interests or Liens of the Borrower or the Administrative Agent thereon or the priority of such interests or Liens.

“Material Indebtedness” means any indebtedness of the Parent or any Subsidiary thereof in a principal amount of $50,000,000 or more.

“Maturity Date” shall mean, with respect to any Receivable, the due date for payment therefor specified in the Contract therefor, or, if no date is so specified, 30 days from the Billing Date.

“Maximum Revolving Commitment Amount” means, an amount equal to the Revolving Commitments of all Lenders, which aggregate commitment shall be $75,000,000.00 on the Restatement Effective Date, as such amount may be adjusted from time to time in accordance with the Credit Agreement.

Second Amended and Restated

Credit and Security Agreement

“Monthly Report” shall have the meaning assigned to it in Annex 5.02(a) to the Credit Agreement.

“Monthly Report Date” means the 17th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA with respect to which any Seller or ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Eligible Receivables Balance” means, as of any date of determination, the sum of the following:

(A) the Outstanding Balance of Eligible Receivables that are Unbilled Receivables;

plus

(B) the Outstanding Balance of Eligible Receivables that are not Eligible Unbilled Receivables or Eligible Continuing Service Receivables;

plus

(C) 50% of the Outstanding Balance of Eligible Continuing Service Receivables;

minus

(D) the Excess Concentration Amount in respect of all Obligors;

minus

(E) the amount by which the aggregate Outstanding Balance of U.S. Dollar Foreign Receivables exceeds 10% of the Outstanding Balance of Transferred Receivables;

minus

(F) the amount by which the aggregate Outstanding Balance of U.S. Dollar Foreign Receivables owing by obligors domiciled in any country (other than the United States or Canada) exceeds 5% of the Outstanding Balance of Transferred Receivables;

provided, that (i) if the amount set forth in the foregoing clause (A) constitutes more than 35% of the Net Eligible Receivables Balance as calculated above divided by the Dynamic Advance Rate, then the Net Eligible Receivables Balance shall be the amount so calculated reduced by such excess; and (ii) if the amount set forth in the foregoing clause (C) constitutes more than the lesser of (x) 25% of the Net Eligible Receivables Balance as calculated above divided by the Dynamic Advance Rate, and (y) 25% of the Aggregate Commitment divided by the Dynamic Advance Rate, then the Net Eligible Receivables Balance shall be the amount so calculated reduced by such excess.

Second Amended and Restated

Credit and Security Agreement

“New Notes” means the Senior Notes and Senior Subordinated Notes.

“Non-Consenting Lender” shall have the meaning assigned to it in Section 2.13(b) of the Credit Agreement.

“Non-Funding Lender” means any Lender: (a) that has failed for three or more Business Days to fund any payments required to be made by it under this Agreement, (b) that has given verbal or written notice to the Borrower or the Administrative Agent or has otherwise publicly announced that such Lender believes it will fail to fund all Advances and other payments required to be funded by it under this Agreement as of any Settlement Date; (c) that has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with its funding obligations hereunder; (d) that has defaulted in fulfilling its obligations (as a lender, agent or letter of credit issuer) under one or more other syndicated loan or credit facilities or (e) with respect to which one or more Lender-Related Distress Events has occurred.

“Non-Funding Lender Account” shall have the meaning assigned to it in Section 2.14 of the Credit Agreement.

“Notes” shall mean, collectively, the Revolving Notes, the Term Loan Notes and the Swing Line Note.

“Obligor” shall mean, with respect to any Receivable, the Person primarily obligated to make payments in respect thereof.

“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Other FCC Covenant” shall have the meaning assigned to it in Section 8.02 of the Credit Agreement.

“Other Lender” shall have the meaning assigned to it in Section 2.03(e) of the Credit Agreement.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise, property intangible, mortgage recording or similar taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement including any interest, additions to tax or penalties applicable thereto; provided that such term shall not include any of the foregoing taxes that result from an assignment or grant of a participation pursuant to Section 12.02(b) or (c), or designation of a new office for receiving payments under this Agreement, except to the extent that any such action described in this proviso is requested or required by the Borrower.

“Outstanding Balance” shall mean, with respect to any Receivable, as of any date of determination, the amount (which amount shall not be less than zero) equal to (a) the Billed Amount thereof (or, in the case of any Unbilled Receivable, the amount of revenue recognized by the related Seller in accordance with GAAP in respect of such Unbilled Receivable), minus (b) all Collections received from the Obligor thereunder, minus (c) all discounts to, or any other modifications by, the applicable Seller, the Borrower or the Servicer that reduce such Billed Amount; provided, that if the Administrative Agent or the Servicer makes a good faith determination that all payments by such Obligor with respect to such Billed Amount have been made, the Outstanding Balance shall be zero.

Second Amended and Restated

Credit and Security Agreement

“Outstanding Principal Amount” shall mean, as of any date of determination, the amount equal to (a) the aggregate Advances made by the Lenders under the Credit Agreement on or before such date, minus (b) the aggregate amounts disbursed to any Lender in reduction of the principal of such Advances pursuant to the Credit Agreement on or before such date; provided, that references to the Outstanding Principal Amount of any Lender shall mean an amount equal to (x) the aggregate Advances made by such Lender pursuant to the Credit Agreement on or before such date, minus (y) the aggregate amounts disbursed to such Lender in reduction of the principal of such Advances pursuant to the Credit Agreement on or before such date and not required to be returned as preference payments or otherwise and provided, further that if any repayment of Advances is rescinded or required to be returned as a preference for any reason, then the Total Outstanding Balance shall include the amount so rescinded or returned.

“Parent” shall mean SunGard Data Systems Inc.

“Parent Group” shall mean the Parent and each of its Affiliates other than the Borrower.

“Participant Register” shall have the meaning assigned to it in Section 12.02(c) of the Credit Agreement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean a Plan described in Section 3(2) of ERISA.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) credit judgment.

“Permitted Encumbrances” shall mean the following encumbrances: (a) Liens for taxes or assessments or other governmental charges or levies not yet due and payable; (b) any judgment Lien not constituting a Designated Event under Section 8.01(g) of the Credit Agreement; and (c) presently existing or hereinafter created Liens in favor of the Borrower, the Lenders or the Administrative Agent under the Credit Agreement and the Transaction Documents.

“Permitted Holders” means the Equity Investors other than the Management Stockholders to the extent that the amount of the outstanding voting stock of Holdings owned beneficially or of record by such Management Stockholders in the aggregate at any time exceeds ten percent (10%) of the total amount of the outstanding voting stock of Holdings at such time.

“Permitted Investments” shall mean any of the following:

(a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States of America or obligations of any agency or instrumentality thereof if such obligations are backed by the full faith and credit of the United States of America, in each case with maturities of not more than 90 days from the date acquired;

(b) repurchase agreements on obligations of the type specified in clause (a) of this definition; provided, that the short-term debt obligations of the party agreeing to repurchase are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s;

Second Amended and Restated

Credit and Security Agreement

(c) federal funds, certificates of deposit, time deposits and bankers’ acceptances of any depository institution or trust company incorporated under the laws of the United States of America or any state, in each case with original maturities of not more than 90 days or, in the case of bankers’ acceptances, original maturities of not more than 365 days; provided, that the short-term obligations of such depository institution or trust company are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s;

(d) commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof with original maturities of not more than 180 days that on the date of acquisition are rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s; and

(e) securities of money market funds rated at least A-1 or the equivalent by S&P and P-1 or the equivalent by Moody’s.

“Person” shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Plan” shall mean, at any time during the preceding five years, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Seller or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Seller or ERISA Affiliate.

“Prime Rate” means, as of any date, the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate, or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent)

“Pro Rata Share” shall mean with respect to all matters relating to any Lender (other than the Swing Line Lender), the percentage obtained by dividing (i) the sum of (A) Revolving Commitment of that Lender and (B) the principal balance of the Term Loan held by such Lender by (ii) the Aggregate Commitment, as such percentage may be adjusted by assignments permitted pursuant to Section 12.02 of the Credit Agreement; provided, however, if all of the Revolving Commitments are terminated pursuant to the terms of the Credit Agreement, then “Pro Rata Share” shall mean with respect to all matters relating to any Lender, the percentage obtained by dividing (x) the sum of (A) such Lender’s Revolving Credit Advances, plus (B) the amount of the Term Loan held by such Lender plus (C) such Lender’s share of the obligations to purchase participations in Swing Line Advances and refinance Swing Line Advances pursuant to Section 2.01(b)(iii) and (iv) of the Credit Agreement, such Lender’s Advances, by (y) the aggregate Outstanding Principal Amount.

“Proposed Change” shall have the meaning assigned to it in Section 12.07(c) of the Credit Agreement.

“Qualified Plan” shall mean a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Qualifying IPO” means the issuance by Holdings, any direct or indirect parent of Holdings or the Parent of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Securities Exchange Commission in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

Second Amended and Restated

Credit and Security Agreement

“Ratios” shall mean, collectively, the Defaulted Receivable Trigger Ratio, the Delinquency Trigger Ratio, the Dilution Reserve Ratio, the Dilution Trigger Ratio and the Turnover Days Ratio. For purposes of calculating the Dynamic Advance Rate or whether any Termination Event or Incipient Termination Event has occurred, each Ratio applicable at any time shall be as calculated in the most recently submitted Monthly Report.

“Receivable” shall mean, with respect to any Obligor:

(a) indebtedness of such Obligor (whether constituting an account, chattel paper, document, instrument or general intangible (under which the Obligor’s principal obligation is a monetary obligation) and whether or not earned by performance) arising from the provision of merchandise, goods or services by a Seller, or other Person approved by the Administrative Agent in its sole discretion, to such Obligor, including the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto;

(b) all Liens and property subject thereto from time to time securing or purporting to secure any such indebtedness of such Obligor;

(c) to the extent relating to such indebtedness, all right, title and interest in and to the contracts giving rise thereto;

(d) all guaranties, indemnities and warranties, insurance policies, financing statements, supporting obligations and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

(e) all right, title and interest of any Seller, the Parent or the Borrower in and to any goods (including returned, repossessed or foreclosed goods) the sale of which gave rise to a Receivable;

(f) all Collections with respect to any of the foregoing;

(g) all Records with respect to any of the foregoing; and

(h) all proceeds with respect to any of the foregoing.

“Receivables Sale Agreement” shall mean that certain Receivables Sale Agreement dated as of March 27, 2009, by and among each Seller, the Borrower and the Parent, as “Seller Agent”.

“Records” shall mean all Contracts and other documents, books, records and other information (including customer lists, credit files, computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Seller, the Servicer, any Sub-Servicer or the Borrower with respect to the Receivables and the Obligors thereunder and the Borrower Collateral.

“Refunded Swing Line Loan” shall have the meaning assigned to it in Section 2.01(b)(iii) of the Credit Agreement.

“Register” shall have the meaning assigned to it in Section 2.16(a) of the Credit Agreement.

Second Amended and Restated

Credit and Security Agreement

“Regulatory Change” shall mean any change after the Initial Funding Date in any federal, state or foreign law, regulation (including Regulation D of the Federal Reserve Board), pronouncement by the Financial Accounting Standards Board or the adoption or making after such date of any interpretation, directive or request under any federal, state or foreign law or regulation (whether or not having the force of law) by any Governmental Authority, the Financial Accounting Standards Board, or any central bank or comparable agency, charged with the interpretation or administration thereof that, in each case, is applicable to any Affected Party.

“Repayment Notice” shall have the meaning assigned to it in Section 2.03(g) of the Credit Agreement.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA.

“Required Remedies Lenders” shall mean:

(i) if there is one (1) Lender, such Lender;

(ii) if there are two (2) or three (3) Lenders, each Lender that is not a Non-Funding Lender; and

(iii) if there are four (4) or more Lenders, a number of Lenders equal to (A) the number of Lenders that are not a Non-Funding Lenders minus (B) one Lender.

For purposes of this definition, if any Lender is an affiliate of any other Lender, the number of Lenders party to the Credit Agreement shall be calculated as if such Lender and such one or more affiliated Lenders were one Lender.

“Requisite Lenders” shall mean:

(i) if there is one (1) Lender, such Lender;

(ii) if there are two (2) Lenders, both Lenders (or, if one Lender is a Non-Funding Lender, the Other Lender shall constitute the “Requisite Lenders”);

(iii) if there are three (3) Lenders, (a) two or more Lenders having in the aggregate more than fifty percent (50%) of the Maximum Revolving Commitment Amount and the Term Loan, or (b) if the Revolving Commitments have been terminated, two or more Lenders having in the aggregate more than fifty percent (50%) of the aggregate Outstanding Principal Amount; provided that so long as any Lender is a Non-Funding Lender, the Revolving Commitments, Term Loan and Outstanding Principal Amount of such Non-Funding Lender will not be taken into account in determining the calculation of which Lenders constitute Requisite Lenders pursuant to this clause (iii)(b); and

(iv) if there are four (4) or more Lenders, (a) two or more Lenders having in the aggregate more than sixty-six and two thirds percent (66 2/3%) of the Maximum Revolving Commitment Amount and the Term Loan, or (b) if the Revolving Commitments have been terminated, two or more Lenders having in the aggregate more than sixty-six and two thirds percent (66 2/3%) of the aggregate Outstanding Principal Amount; provided that so long as any Lender is a Non-Funding Lender, the Revolving Commitments, Term Loan and Outstanding Principal Amount of such Non-Funding Lender will not be taken into account in determining the calculation of which Lenders constitute Requisite Lenders pursuant to this clause (iv)(b).

“Restatement Effective Date” shall have the meaning assigned to it in Section 3.01 of the Credit Agreement.

Second Amended and Restated

Credit and Security Agreement

“Revolving Commitment” shall mean as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances (and refund and participate Swing Line Loans in accordance with Section 2.01 hereof) as set forth in Annex T to the Credit Agreement or in the most recent Assignment Agreement executed by such Lender, as such amount may be adjusted, if at all, from time to time in accordance with the Credit Agreement.

“Revolving Credit Advance” shall have the meaning assigned to it in Section 2.01 of the Credit Agreement.

“Revolving Note” shall have the meaning assigned to it in Section 2.01(a) of the Credit Agreement.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services, LLC business, or any successor thereto.

“Schedule of Documents” shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Receivables Sale Agreement, the Credit Agreement and the other Transaction Documents and the transactions contemplated thereunder, substantially in the form attached as Annex Y to the Credit Agreement and the Receivables Sale Agreement.

“Secured Parties” shall mean each of the Lenders, the Administrative Agent, each Indemnified Person and each other Affected Party.

“Securities Act” shall mean the provisions of the Securities Act of 1933, 15 U.S.C. Sections 77a et seq., and any regulations promulgated thereunder.

“Securities Exchange Act” shall mean the provisions of the Securities Exchange Act of 1934, 15 U.S.C. Sections 78a et seq., and any regulations promulgated thereunder.

“Seller” means each of the “Sellers” from time to time party to the Receivables Sale Agreement.

“Seller Disposition” shall have the meaning assigned to it in Section 2.04(b)(ii) of the Credit Agreement.

“Seller Support Agreement” means that certain Seller Support Agreement, dated as of March 27, 2009, made by the Parent in favor of the Borrower.

“Senior Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of March 2, 2012, among the Parent, the other Affiliates of the Parent party thereto, the lenders and other financial institutions from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented, refinanced, waived or otherwise modified from time to time; provided, however, for purposes of the Credit Agreement and the other Transaction Documents, terms used therein and defined in the Senior Credit Agreement shall refer to such definitions in effect as of the date hereof, without giving effect to any amendments, restatements, supplements, refinancings, waivers or other modifications to the Senior Credit Agreement.

“Senior Notes” means (a) $900,000,000 in aggregate principal amount of the Parent’s 7.375% senior unsecured notes due 2018 and (b) $700,000,000 in aggregate principal amount of the Parent’s 7.625% senior notes due 2020.

Second Amended and Restated

Credit and Security Agreement

“Senior Notes Indenture” shall have the meaning assigned to it in Annex V to the Credit Agreement.

“Senior Subordinated Notes” means $1,000,000,000 in aggregate principal amount of the Parent’s 6.625% senior subordinated notes due 2019.

“Servicer” shall mean the Parent and any successor “Servicer” under the Servicing Agreement.

“Servicer Fee” shall mean, for any day within a Settlement Period, the amount equal to (a) (i) the Servicer Fee Rate divided by (ii) 360, multiplied by (b) the Outstanding Balance of Transferred Receivables on such day.

“Servicer Fee Rate” shall mean 1.00%.

“Servicer Termination Notice” shall mean any notice by the Administrative Agent to the Servicer that (a) an Event of Servicer Termination has occurred and (b) the Servicer’s appointment under the Servicing Agreement has been terminated.

“Servicing Agreement” means the Servicing Agreement, dated as of March 27, 2009, by and between Borrower and the Parent, as initial Servicer.

“Servicing Reserve Rate” shall mean, as of any date of determination, an amount equal to the product of (i) the Servicer Fee Rate and (ii) a fraction, the numerator of which is the higher of (a) 30 and (b) the Turnover Days Ratio as of the end of the Settlement Period immediately preceding such date multiplied by 2, and the denominator of which is 360.

“Settlement Date” shall mean (i) the second Business Day after each Monthly Report Date and (ii) from and after the occurrence of a Termination Event or a Designated Event, any other Business Day designated as such by the Administrative Agent in its sole discretion.

“Settlement Period” shall mean:

(a) solely for purposes of determining the Ratios, (i) with respect to all Settlement Periods other than the final Settlement Period, each calendar month, whether occurring before or after the Initial Funding Date, and (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the calendar month in which the Termination Date occurs, and

(b) for all other purposes, (i) with respect to the initial Settlement Period, the period from and including December 19, 2012 through and including the last day of the Interest Period in which the Restatement Effective Date occurs, (ii) with respect to the final Settlement Period, the period ending on the Termination Date and beginning with the first day of the Interest Period in which the Termination Date occurs, and (iii) with respect to all other Settlement Periods, each Interest Period.

“Solvent” shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person’s ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

Second Amended and Restated

Credit and Security Agreement

“Special Concentration Percentage” shall mean, with respect to any Obligor or group of Obligors, as applicable, that percentage, if any, set forth in Annex Z to the Credit Agreement with respect to such Obligor, or, with respect to any such Obligor or any other Obligor, such other percentage as the Administrative Agent may at any time and from time to time designate in its commercially reasonable credit judgment with respect to such Obligor in consultation with the Borrower and the Servicer.

“Sponsors” means Silver Lake Partners, Bain Capital Partners, LLC, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co., Providence Equity Partners Inc., Texas Pacific Group, The Blackstone Group, and their Affiliates, but not including, however, any portfolio companies of any of the foregoing.

“SPV” shall mean any special purpose funding vehicle which acquires any interest in a Lender’s Advances under the Credit Agreement.

“Stock” shall mean all shares, options, warrants, member interests, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act).

“Stockholder” shall mean, with respect to any Person, each holder of Stock of such Person.

“Sub-Servicer” shall mean (i) any Seller or (ii) any other Person with whom the Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” shall mean any written contract entered into between the Servicer and any Sub-Servicer pursuant to and in accordance with the Servicing Agreement relating to the servicing, administration or collection of the Transferred Receivables.

“Subsidiary” shall mean, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Swing Line Availability” shall mean, as of any date of determination, an amount equal to the lesser of (i) Funding Availability as of such date and (ii) the difference between (A) the Swing Line Commitment as of such date and (B) the principal balance of the Swing Line Loan as of such date.

“Swing Line Advance” shall have the meaning assigned to it in Section 2.01(b)(i) of the Credit Agreement.

“Swing Line Commitment” shall mean, as to the Swing Line Lender, the commitment of the Swing Line Lender to make Swing Line Advances pursuant to the terms of the Credit Agreement. As of the Restatement Effective Date, the Swing Line Commitment is $25,000,000.

Second Amended and Restated

Credit and Security Agreement

“Swing Line Lender” shall have the meaning set forth in the Preamble of the Credit Agreement.

“Swing Line Loan” shall mean at any time, the aggregate amount of Swing Line Advances outstanding to the Borrower.

“Swing Line Note” shall have the meaning assigned to it in Section 2.01(b)(i) of the Credit Agreement.

“Term Loan” shall have the meaning assigned to it in Section 2.01 of the Credit Agreement, as the same may be increased from time to time in accordance with Section 2.11 of the Credit Agreement and decreased from time to time in accordance with the Credit Agreement.

“Term Loan Commitment” shall mean as to any Lender, the aggregate commitment of such Lender to make a portion of the Term Loan as set forth in Annex T to the Credit Agreement. The Term Loan Commitment of each Lender shall expire upon the funding of the Term Loan on the Restatement Effective Date.

“Term Loan Note” shall have the meaning assigned to it in Section 2.01 of the Credit Agreement.

“Termination Date” shall mean the date on which (a) the Outstanding Principal Amount has been permanently reduced to zero, (b) all other Borrower Obligations under the Credit Agreement and the other Transaction Documents have been indefeasibly repaid in full and completely discharged and (c) the Aggregate Commitment has been irrevocably terminated in accordance with the provisions of Section 2.02(b) of the Credit Agreement.

“Termination Event” shall have the meaning assigned to it in Section 8.01 of the Credit Agreement.

“Title IV Plan” shall mean a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and that any Seller or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Transaction Documents” shall mean each Collection Account Agreement, the Concentration Account Agreements, the Borrower Account Agreement, the Fee Letter, the Receivables Sale Agreement, the Credit Agreement, the Notes, the subordinated notes, Receivable assignments and joinder agreements executed pursuant to the Receivables Sale Agreement, the Seller Support Agreement, the Servicing Agreement and all other agreements, instruments, documents and certificates identified in the Schedule of Documents and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with the Receivables Sale Agreement, the Credit Agreement or the transactions contemplated thereby. Any reference in the Receivables Sale Agreement, the Credit Agreement or any other Transaction Document to a Transaction Document shall include all Appendices thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Transaction Document as the same may be in effect at any and all times such reference becomes operative.

“Transferred Receivable” shall mean any Receivable transferred to the Borrower pursuant to the Receivables Sale Agreement.

“Turnover Days Ratio” shall mean, as of any date of determination, the amount (expressed in days) equal to:

Second Amended and Restated

Credit and Security Agreement

(a) a fraction, (i) the numerator of which is equal to sum of the aggregate Outstanding Balances of Billed Receivables on the first day of the three (3) Settlement Periods immediately preceding such date and (ii) the denominator of which is equal to aggregate Collections received during such three (3) Settlement Periods with respect to all Transferred Receivables, multiplied by

(b) the average number of days per period contained in such three (3) Settlement Periods.

“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Unapproved Receivable” shall mean any Receivable that was originated in accordance with standards established by another Person acquired by a Seller, in any case, solely with respect to any such acquisitions that have not been approved in writing by the Administrative Agent in its commercially reasonable judgment in consultation with the Borrower and the Servicer (after notice of such acquisition is given to the Administrative Agent) and then only for the period prior to any such approval.

“Unbilled Receivable” means a Receivable in respect of which no invoice issued to the related Obligor.

“Unfunded Pension Liability” shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five years following a transaction that might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Seller or any ERISA Affiliate as a result of such transaction.

“Unrelated Amounts” shall have the meaning assigned to it in Section 7.03 of the Receivables Sale Agreement.

“Unused Fee” shall mean, with respect to any Settlement Period, a fee equal to:

(i) the amount by which the Average Daily Aggregate Revolving Commitment during such Settlement Period exceeds the Average Daily Outstanding Principal Amount during such Settlement Period multiplied by

(ii) 0.75% per annum.

“U.S. Dollar Foreign Receivables” means a Transferred Receivable owing from an Obligor domiciled outside of the United States or Canada.

“Weekly Reporting Period” means a period commencing on a Saturday and ending on (and including) the following Friday.

“Welfare Plan” means a Plan described in Section 3(i) of ERISA.

Second Amended and Restated

Credit and Security Agreement